UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NeuroMetrix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED JANUARY 30, 2025

[●], 2025

Dear Stockholder:

We cordially invite you to attend a special meeting (the “Special Meeting”) of stockholders of NeuroMetrix, Inc. (the “Company” or “we”), to be held on [●], 2025 at [●], Eastern Time (unless the Special Meeting is adjourned or postponed), via the Internet.

At the Special Meeting you will be asked to consider and vote upon a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of December 17, 2024 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, electroCore, Inc., a Delaware corporation (“Parent”) and Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a subsidiary of Parent.

You will also be asked to consider and vote upon a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

You also will be asked to consider and vote upon a proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

If the Merger is completed, you will be entitled to receive (i) Per Share Cash Consideration (as defined in the proxy statement) in cash, without interest, for each share of our common stock, par value $0.0001 per share (“Common Stock”) owned by you (unless you have perfected and not withdrawn your appraisal rights with respect to such shares) and (ii) one contingent value right (a “CVR”), which will represent the right to receive contingent payments (as described further in the proxy statement) subject to the terms and conditions set forth in the CVR Agreement (as further described in the section of the proxy statement entitled “Related Agreements - Contingent Value Rights Agreement”).

The Company’s board of directors (the “Board of Directors”) has unanimously (i) determined that the Merger Agreement, the CVR Agreement, the Voting Agreement (as defined and further described in the section of the proxy statement entitled “Related Agreements – Voting and Support Agreement”) and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption; and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.

The Board of Directors unanimously recommends that you VOTE:

●	“FOR” approval of the Merger Proposal;
●	“FOR” approval of the Adjournment Proposal; and
●	“FOR” approval of the Compensation Proposal.

Your vote is very important. Whether or not you plan to attend the Special Meeting, and regardless of the number of shares of Common Stock you own, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote at the Special Meeting, your vote by ballot will revoke any proxy previously submitted.

Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtual attendance or presence at the Special Meeting.

If your shares of our Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to vote, or to instruct your bank, brokerage firm or other nominee to vote, your shares of our Common Stock “FOR” approval of the Merger Proposal will have the same effect as voting against the Merger Proposal.

The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement, the CVR Agreement and the Merger. A copy of the Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement), is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the U.S. Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of our Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Investor Relations

NeuroMetrix, Inc.

4B Gill Street

Woburn, Massachusetts 01801

(781) 890-9989

neurometrix.ir@neurometrix.com

Thank you in advance for your cooperation and continued support.

Sincerely,

Shai N. Gozani, M.D., Ph.D.

Chairman, President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement and a proxy card are first being mailed on or about [●], 2025 to our stockholders as of the close of business on [●], 2025.

NeuroMetrix, Inc.

4B Gill Street

Woburn, Massachusetts 01801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE AND TIME:	[●], 2025 at [●] Eastern Time (subject to adjournment and/or postponement).

PLACE:

The Special Meeting will be conducted exclusively online at https://meetnow.global/MW9ZQ9A. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting https://meetnow.global/MW9ZQ9A.

You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtual attendance or presence at the Special Meeting.

ITEMS OF BUSINESS:

1. To consider and vote on a proposal (the Merger Proposal) to adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2. To consider and vote on a proposal (the Adjournment Proposal) to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

3. To consider and vote on a proposal (the Compensation Proposal), to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

RECORD DATE:	Only stockholders of record at the close of business on [●], 2025 are entitled to notice of, and to vote at, the Special Meeting. All stockholders of record as of that date are cordially invited to attend the Special Meeting.

PROXY VOTING:

Your vote is very important, regardless of the number of shares of Common Stock you own.

The Merger cannot be completed unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

Even if you plan to attend the Special Meeting, we request that you complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of Common Stock will be represented at the Special Meeting if you are unable to attend.

If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, and fail to attend the Special Meeting, your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal.

If you are a stockholder of record, voting at the Special Meeting will revoke any proxy previously submitted. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominee in order to vote.

RECOMMENDATION:

The Board of Directors has unanimously (i) determined that the Merger Agreement, the CVR Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption, and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.

The Board of Directors unanimously recommends that you vote:

	●	“FOR” approval of the Merger Proposal;
	●	“FOR” approval of the Adjournment Proposal; and
	●	“FOR” approval of the Compensation Proposal.

APPRAISAL:	If the Merger is consummated, stockholders who do not vote in favor of the Merger Proposal and who follow the procedures described under “Appraisal Rights” beginning on page 91 will have the right to seek appraisal of the fair value of their shares of Common Stock if they submit a written demand for appraisal before the vote is taken on the Merger Agreement and do not withdraw a demand for (or lose their right to) appraisal and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex B to the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AND REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Shai N. Gozani, M.D., Ph.D.

Chairman, President and Chief Executive Officer

[●], 2025

Woburn, Massachusetts

NEUROMETRIX, INC. PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [_], 2025

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Parties to the Merger

NeuroMetrix, Inc., which we refer to as the “Company,” is a Delaware corporation headquartered in Woburn, Massachusetts. The Company is a commercial stage neurotechnology company whose mission is to improve individual and population health through innovative medical devices and technology solutions for pain syndromes and neurological disorders. The Company has created the market for point-of-care nerve testing and introduced sophisticated wearable technology for chronic pain syndrome. The Company’s two leading commercial products treat chronic pain syndromes through wearable neuromodulation technology (Quell®) and assess peripheral neuropathy with point-of-care diagnostic technology (DPNCheck®). The Company holds extensive, proprietary intellectual property on its products.

The Company’s common stock, par value $0.0001 per share (“Common Stock”), is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NURO.” The principal executive offices of the Company are located at 4B Gill Street, Woburn, Massachusetts 01801, and its telephone number is (781) 890-9989.

electroCore, Inc., which we refer to as Parent, is a Delaware corporation. Parent is a commercial stage bioelectronic medicine and general wellness company dedicated to improving health and quality of life through its proprietary non-invasive vagus nerve stimulation (“nVNS”) technology platform. Parent is focused on delivering non-invasive neuromodulation by using its proprietary nVNS platform technology to deliver better health and treatment of certain medical conditions such as primary headache and to promote general wellness and human performance.

Parent’s common stock, par value $0.001 per share, is listed on Nasdaq under the symbol “ECOR.” The principal executive offices of Parent are located at 200 Forge Way, Suite 205, Rockaway, NJ, and its telephone number is (973) 290-0097.

Nexus Merger Sub Inc., which we refer to as Merger Sub, is a Delaware corporation and wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. As of the date of this proxy statement, Merger Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation in the Merger. The principal executive offices of Merger Sub are located at 200 Forge Way, Suite 205, Rockaway, NJ, and its telephone number is (973) 290-0097.

For more information see “Parties to the Merger.”

The Special Meeting

Time, Place and Purpose of the Special Meeting

The special meeting of stockholders (the “Special Meeting”) will be held on [●], 2025, at [●], Eastern Time (unless adjourned or postponed), online at https://meetnow.global/MW9ZQ9A.

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At the Special Meeting, holders of our Common Stock will be asked to:

1.	consider and vote upon the proposal (the “Merger Proposal”) to adopt the Merger Agreement, as more fully described in this proxy statement and under “Proposal 1: Adoption of the Merger Agreement” beginning on page 86;

2.	consider and vote upon the proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal, as more fully described in this proxy statement and under “Proposal 2: Adjournment of the Special Meeting” beginning on page 87; and

3.	consider and vote upon the proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, as more fully described in this proxy statement and under “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 88.

Record Date and Quorum

You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of Common Stock at the close of business on [●], 2025, which the Company has set as the record date for the Special Meeting (the “Record Date”). You will have one vote for each share of Common Stock that you owned on the Record Date. As of the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, online or represented by proxy, of the holders of record of one-third of the issued and outstanding shares of Common Stock and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. However, the affirmative vote of the majority of outstanding shares of Common Stock as of the Record Date is required to approve and adopt the Merger Proposal. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Special Meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies. Shares of Common Stock voted “FOR” or “AGAINST” with respect to any proposal, or abstaining, will be counted for purposes of determining whether a quorum is present. Non-voted shares of Common Stock with respect to both proposals will not be considered present and entitled to vote and will therefore not count for purposes of a quorum. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.

Vote Required

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. Abstentions will have the same effect as a vote against approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting. The Company is providing stockholders with the opportunity to approve, on a non-binding, advisory basis, such Merger-related compensation for the Company’s named executive officers in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Approval of the Compensation Proposal is not a condition to consummation of the Merger. Abstentions will have the same effect as a vote against approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

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Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote at the Special Meeting. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Common Stock will not be voted on the Merger Proposal, which will have the same effect as a vote against approval of the Merger Proposal, and your shares of Common Stock will not have an effect on the Adjournment Proposal or on the Compensation Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date, before or on the Special Meeting date, through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting at the Special Meeting.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) as a subsidiary of Parent. As a result of the Merger, the Company’s common stock will cease to be publicly traded, will be delisted from Nasdaq and will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of Parent or the Surviving Corporation.

At the effective time of the Merger (the “Effective Time”), the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated as provided in the Merger Agreement. The directors of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors of Merger Sub immediately prior to the Effective Time. The officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the officers of Merger Sub immediately prior to the Effective Time.

Merger Consideration

At the Effective Time, each share of our Common Stock outstanding immediately prior to the Effective Time (excluding any treasury shares or shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company, and shares held by stockholders who are entitled to, and who properly exercise (and do not subsequently withdraw) appraisal rights pursuant to the Delaware General Corporation Law (the “DGCL”)) will be cancelled and cease to exist and will be converted into the right to receive (i) Per Share Cash Consideration (as defined below) in cash, without interest and (ii) one contingent value right (a “CVR”), which will represent the right to receive the Contingent Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”). Any shares of Common Stock held by the Company as treasury stock or owned by Parent, Merger Sub, or any other subsidiary of the Parent or the Company shall be canceled and cease to exist, and no payment shall be made with respect thereto.

In addition, at the Effective Time, each share of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”) outstanding immediately prior to the Effective Time will continue to be outstanding after the Effective Time, except that thereafter, such shares of Preferred Stock will, in accordance with their own terms and the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Company (the “Certificate of Designation”), no longer be convertible into Common Stock, but will instead be convertible into the right to receive the Merger Consideration payable in respect of the shares of Common Stock into which such shares of Preferred Stock would have been convertible.

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At the Effective Time, all outstanding Company RSAs, Company Options and Company RSUs (as such terms are defined below) will be cancelled or converted into the right to receive consideration as further described under “The Merger - Treatment of Equity-Based Awards.”

Effective as of the Effective Time, subject to the Company’s Amended and Restated Management Retention and Incentive Plan (the “MRIP”) and subject to the Company’s receipt of an executed general release of claims, each eligible participant in the MRIP (“Participant”) will have the right to receive from the Surviving Corporation, and Parent will cause the Surviving Corporation to pay to such Participant: (a) an amount in cash equal to (i) such Participant’s applicable percentage interest participation set forth in the MRIP, multiplied by (ii) the aggregate Net Cash (as defined below) of the Company as determined pursuant to the Merger Agreement; and (b) upon the making of any Distributions (as defined in and pursuant to the CVR Agreement), such amounts in cash equal to (i) such Participant’s applicable percentage interest participation set forth in the MRIP, multiplied by (ii) the gross Proceeds (as defined below) payable under the CVR Agreement in connection with such Distribution (the “Pre-MRIP Adjusted Proceeds”) in respect of the applicable Distribution Period (as defined in the CVR Agreement).

The “Per Share Cash Consideration” will be (i) the aggregate balance of Net Cash, minus the proceeds payable under the MRIP (as described above) in connection with the Closing (as defined below), divided by (ii) the total number of shares of Common Stock outstanding immediately prior to the Effective Time assuming the exercise of each Company Option with an exercise price less than or equal to the then current trading price for shares of Common Stock, the settlement in shares of each Company RSU and Company RSA, and the conversion of each issued and outstanding share of Preferred Stock into the shares of Common Stock that such shares of Preferred Stock are convertible into.

“Net Cash” means an amount that is determined by the Company, subject to Parent’s right of review and dispute as set out in the Merger Agreement, as of the date anticipated for Closing, equal to the sum of the Company’s cash and cash equivalents (including proceeds from any disposition of the Company’s DPNCheck platform received prior to or on such anticipated Closing Date (as defined below)), marketable securities, accounts, interest and other receivables (to the extent determined to be fully collectible), and deposits (to the extent fully refundable to the Company), minus a series of deductions, including the following: (i) unpaid expenses in connection with the preparation and dissemination of this proxy statement and the solicitation of votes in connection with the Special Meeting (50% of which expenses will be paid by Parent, but Parent will pay no more than $125,000 on account of such expenses), (ii) accounts payable and accrued expenses, (iii) the cash cost of any unpaid “single-trigger” change of control payments or severance, termination or similar payments that become due solely as a result of the transactions contemplated in the Merger Consideration to any current or former employee, director or independent contractor of the Company, (iv) unpaid fees and expenses (including attorney’s, accountant’s, financial advisor’s or finder’s fees) for which the Company is liable, including those which have been incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, (v) the Company’s other current and long-term liabilities payable in cash (other than any remaining post-Closing liabilities associated with real property leases), (vi) estimated severance costs for employees and independent contractors other than those whose employment or engagement Parent notifies the Company that it intends to maintain after the Closing, and (vii) the cost of obtaining a D&O insurance tail policy for the Company’s directors and officers.

Under the Merger Agreement, the Company is required to deliver to Parent no later than five days prior to the anticipated Closing Date a schedule setting forth its calculation of Net Cash. Parent has the right to object to any items in such calculation within five days of delivery thereof, in which case the parties would negotiate in good faith to resolve any such disputed items and, if unable to do so in three days, the Company and Parent would jointly select an independent accounting firm to make any determinations in no more than 10 days with respect to such disputed items. Closing of the Merger would be delayed until any such dispute is resolved. If Closing is expected to be delayed for more than 10 days from the anticipated Closing Date and Parent reasonably believes that a material change would lead the balance of Net Cash to be less than $8,000,000, Parent may then request for the Company to prepare a new calculation of Net Cash reflecting the passage of time, but such request for a redetermination may only be made one time.

4

Contingent Value Rights Agreement

As a condition to closing of the Merger (the “Closing” and the date of the Closing, the “Closing Date”), at the Effective Time, Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), which governs the terms of the CVRs. Pursuant to the CVR Agreement, the holders of Common Stock, Company RSAs, Company RSUs and, if and when applicable pursuant to the terms of the Merger Agreement, Company Preferred Stock and Company Options may become entitled to receive contingent cash payments (each, a “Contingent Payment”), such payments being contingent upon, and subject to, the receipt by the Company of payments in connection with the sale of products under its Quell product line or proceeds from one or more agreements (including the Fukuda Asset Purchase Agreement (as defined below), the “Disposition Agreements”) providing for disposition of the Company’s DPNCheck product line and upon the achievement of certain milestones related thereto (such payments, the “Proceeds”).

When issued, each CVR will entitle the holder thereof (the “Holder”), over the term of the CVR Agreement, to receive a Contingent Payment in the form of a distribution (a “Distribution”) calculated as a portion of the Proceeds, if any, subject to certain adjustments pursuant to the CVR Agreement. There can be no assurance that any Distribution will be attained.

For more, see the section entitled “Related Agreements - Contingent Value Rights Agreement.”

Amendment to Shareholder Rights Agreement

On December 17, 2024, in connection with entry into the Merger Agreement, the Company entered into Amendment No. 17 (the “Amendment No. 17”) to the Shareholder Rights Agreement, dated as of March 7, 2007 (the “Shareholder Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC). Amendment No. 17 amends the Shareholder Rights Agreement such that, among other things, (i) the signing of the Merger Agreement does not cause Parent or any of its affiliates to be deemed to be an Acquiring Person (pursuant to and as defined in the Shareholder Rights Agreement) or otherwise deem a triggering event to have occurred that would allow holders to exercise their rights under the Shareholder Rights Agreement and (ii) provides that such rights may not be exercised after the Effective Time.

Recommendation of the Board of Directors

The Company’s board of directors (the “Board of Directors”) has unanimously (i) determined that the Merger Agreement, the CVR Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption, and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

The Board of Directors made its determination after consultation with Covington & Burling LLP, its legal advisors (“Covington”) and Great American Group Intellectual Property Advisors, LLC (“GA”), its financial advisor, and consideration of a number of factors. For some of the factors considered, see “The Merger - Reasons for the Merger.”

In considering the recommendation of the Board of Directors with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See under the heading “The Merger - Interests of Directors and Executive Officers in the Merger.”

5

The Board of Directors unanimously recommends that you vote:

●	“FOR” approval of the Merger Proposal;
●	“FOR” approval of the Adjournment Proposal; and
●	“FOR” approval of the Compensation Proposal.

Opinion of Great American Group Intellectual Property Advisors, LLC

In connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction,” the Company retained Great American Group Intellectual Property Advisors, LLC (“GA”) to provide an opinion to the Board of Directors as to the fairness, from a financial point of view, to the holders of shares of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

On December 16, 2024, GA rendered to the Board of Directors its oral opinion (which was subsequently confirmed in writing by delivery of GA’s written opinion dated December 16, 2024), to the effect that, as of December 16, 2024, and based upon and subject to the qualifications, limitations, assumptions and other matters considered by GA in connection with the preparation of the opinion, the Merger Consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view.

GA’s opinion was directed to the Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger, the Merger Agreement or any other agreement or understanding entered into in connection with the Merger or otherwise. The summary of GA’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GA in preparing its opinion. However, neither GA’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to the Board of Directors, the Company, any security holder of the Company or any other person as to how to act or vote on any matter relating to the Merger or otherwise.

Financing of the Merger

The Closing Cash Consideration under the Merger Agreement will be equal to the aggregate amount of Net Cash, as determined pursuant to the Merger Agreement.

A condition to the Closing is the Company having Net Cash equal to or in excess of $8,000,000.

Interests of Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors with respect to the proposed Merger, you should be aware that executive officers and directors of the Company may have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. These interests include the following:

●	(i) the conversion into the right to receive consideration for outstanding awards of restricted stock with respect to shares of Common Stock (“Company RSAs”), (ii) the acceleration of vesting of stock options granted by the Company to purchase Common Stock (“Company Options”) and the conversion into the right to receive consideration for in-the-money Company Options, and (iii) the conversion into the right to receive consideration for outstanding Company restricted stock units (“Company RSUs”), in each case granted under the Company’s Twelfth Amended and Restated 2004 Stock Option and Incentive Plan, the Company’s 2022 Equity Incentive Plan, and the Company’s 2009 Non-Qualified Inducement Stock Plan (together, the “Stock Plans”), held by non-employee members of our Board of Directors (“non-employee directors”);

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●	the acceleration of vesting of Company Options and conversion into the right to receive consideration for Company RSAs, in-the-money Company Options and Company RSUs for all other service providers, including our executive officers under the Stock Plans or standalone inducement equity grants;

●	for our executive officers, certain severance and other benefits that may be payable in connection with the Merger or upon termination of employment following the consummation of the Merger;

●	for certain of our executive officers, the amounts that would become payable to them under the MRIP in connection with the Closing of the Merger and in future dates upon the making of each Distribution under the CVR Agreement;

●	the possibility of continued employment of the Company’s officers with Parent or the Surviving Corporation following the consummation of the Merger; and

●	the entitlement to continued indemnification and insurance coverage under the Merger Agreement.

For further information with respect to the arrangements between the Company and our directors and executive officers, see the information included under the headings “The Merger - Interests of Directors and Executive Officers in the Merger” and “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of shares of Common Stock for cash and CVRs pursuant to the Merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of such gain or loss, will depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. We will report the receipt of the CVRs as part of a closed transaction for U.S. federal income tax purposes. Assuming such treatment is respected by the Internal Revenue Service (“IRS”), U.S. holders that exchange their shares of Common Stock in the Merger are generally expected (except to the extent any portion of such payment is required to be treated as imputed interest as described below under the headings “The Merger - Material U.S. Federal Income Tax Consequences of the Merger - U.S. Holders - Treatment of Ownership of the CVRs”) to recognize capital gain or loss on the exchange in an amount equal to the difference, if any, between (i) the cash received plus the fair market value (determined as of the Effective Time) of any CVRs received pursuant to the Merger, including any applicable withholding taxes, and (ii) their adjusted tax basis in their shares of Common Stock exchanged. Backup withholding may also apply to the cash received pursuant to the Merger unless the applicable U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger - Material U.S. Federal Income Tax Consequences of the Merger” for the definition of “U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

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The Merger Agreement

Treatment of Equity-Based Awards

At the Effective Time:

●	Each outstanding and unvested Company RSA will be converted into the right to receive consideration (notwithstanding any vesting conditions, restrictions or risk of forfeiture), as follows:

○	each Company RSA for which the holder thereof made a timely and valid election (a “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), will be cancelled and converted into the right to receive the Merger Consideration with respect to each share of Common Stock subject to such Company RSA in accordance with the Merger Agreement and the CVR Agreement; and

○	each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election will be cancelled and converted into the right to receive (i) an amount in cash (the “Company RSA Cash Consideration”) equal to (a) the total number of such Company RSAs multiplied by (b) the Per Share Cash Consideration; and (ii) one CVR with respect to each share of Common Stock subject to such Company RSA immediately prior to the Effective Time.

●	Each Company Option that is outstanding and unvested immediately prior to the Effective Time (whether time- or performance-based) will vest in full and become exercisable, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration will be cancelled and converted into the right to receive an amount in cash (the “Company Option Cash Consideration”) equal to: (a) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of such Company Option, multiplied by the number of shares of Common Stock underlying such Company Option and (b) one CVR with respect to each share of Common Stock subject to such Company Option immediately prior to the Effective Time; and (ii) each Company Option that is then outstanding and unexercised and that has an exercise price per share that is equal or greater than the Per Share Cash Consideration will be cancelled with no consideration payable in respect thereof.

●	Each Company RSU that is then outstanding will automatically be cancelled and converted into the right to receive (i) an amount in cash (the “Company RSU Cash Consideration”) equal to the product of (a) the number of shares of Common Stock then underlying such Company RSU multiplied by (b) the Per Share Cash Consideration and (ii) one CVR with respect to each share of Common Stock subject to such Company RSU immediately prior to the Effective Time.

Treatment of Employee Stock Purchase Plan

Following December 17, 2024 (the “Agreement Date”), (i) with respect to any outstanding Offering Period(s) (as defined in the Company’s Employee Stock Purchase Plan, as amended (the “Company ESPP”)) under the Company ESPP as of the Agreement Date, no participant can increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period, and no new participants can participate in such Offering Period; (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date; (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur immediately prior to the Effective Time with respect to such Offering Period, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger; and (iv) immediately prior to, and subject to the occurrence of, the Effective Time, the Company ESPP will terminate.

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No Solicitation or Negotiation of Takeover Proposals

From the Agreement Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

●	initiate, solicit or knowingly encourage or facilitate any inquiry or the making of any proposal or offer that constitutes or would be reasonably expected to lead to an Acquisition Proposal (as defined below) (other than (i) discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or (ii) in response to an unsolicited inquiry from any person relating to an Acquisition Proposal, informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals);

●	engage in, continue or otherwise participate in any discussions (other than informing any person of these restrictions) or negotiations regarding, or provide any non-public information or data to any person or afford access to the business properties, assets, books or records of the Company or any of its subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

●	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, but the Board of Directors may do so if it determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, which amendment or waiver would be solely to the extent necessary to permit a person to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by the Merger Agreement;

●	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

●	otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal;

●	except in the cases where the Merger Agreement permits the Board of Directors to make a Change of Recommendation (as defined below), approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal (other than certain permitted confidentiality agreements) (such contract, an “Alternative Acquisition Agreement”); or

●	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Notwithstanding the restrictions described above, under certain circumstances, prior to the adoption of the Merger Agreement by our stockholders, the Company may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an Acquisition Proposal if the Board of Directors determines in good faith after consultation with its outside legal and financial advisors that such Acquisition Proposal is a Superior Proposal (as defined below) or is reasonably likely to lead to a Superior Proposal and to not do so would be inconsistent with its fiduciary duties. For more information, see “The Merger Agreement - No Solicitation or Negotiation of Takeover Proposals.”

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Conditions to Completion of the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, Net Cash of the Company having been determined to be equal to or greater than $8,000,000, the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2024, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties (subject to certain qualifications), compliance by the parties with their respective obligations under the Merger Agreement and the absence of a Company Material Adverse Effect (as defined below). See “The Merger Agreement - Conditions to Completion of the Merger.”

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the Company’s stockholders, under the following circumstances:

●	by mutual written agreement of Parent and the Company; or

●	by either Parent or the Company if:

○	the Effective Time shall not have occurred on or before June 15, 2025 (the “End Date”), but this right to terminate the Merger Agreement will not be available to any party whose failure to perform or comply with any obligation under the Merger Agreement has been the principal cause of, or has been the principal factor resulting in the failure of the Effective Time to have occurred on or before the End Date (an “End Date Termination”);

○	a meeting of the Company’s stockholders is duly convened and at such meeting the polls have been closed after a vote of the holders of the Common Stock, and the Company’s stockholders shall have failed to adopt the Merger Agreement at such meeting or at any adjournment or postponement of such meeting (a “No Vote Termination”); or

○	a governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order (whether temporary, preliminary or permanent) having the effect of making the Merger illegal or prohibiting, enjoining, preventing or restraining consummation of the Merger, and such law or order shall have become final and nonappealable; or

●	by the Company:

○	if Parent or Merger Sub breaches or fails to perform under any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would cause the applicable conditions to the Merger not to be satisfied, and such breach is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Parent or Merger Sub within the earlier of (i) 30 days of receipt by Parent of written notice of such breach or failure or (ii) three business days prior to the End Date (a “Parent Breach Termination”); or

○	at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, if (i) the Board of Directors authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) the Company pays Parent (or its designee) the termination fee described in the section captioned “The Merger Agreement - Termination Fees and Expenses” below and (iii) the Company substantially concurrently enters into such Alternative Acquisition Agreement (a “Superior Proposal Termination”); or

●	by Parent:

○	if the Company breaches or fails to perform under any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would cause the applicable conditions to the Merger not to be satisfied, and such breach is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (a) 30 days of receipt by the Company of written notice of such breach or failure or (b) three business days prior to the End Date (a “Company Breach Termination”);

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○	if, at any time prior to the adoption of the Merger agreement by the Company’s stockholders, a Change of Recommendation shall have occurred (a “Change of Recommendation Termination”); or

○	if (i) the Company notifies Parent, in response to a reasonable request from Parent, that Net Cash as of the Anticipated Closing Date (as defined in Merger Agreement) is expected to be less than $8,000,000 or (ii) Net Cash is determined pursuant to the Merger Agreement to be less than $8,000,000.

Termination Fees and Expense Reimbursement

The Company must pay Parent a termination fee of $500,000 if any of the following occurs:

●	Either party terminates the Merger Agreement due to an End Date Termination or Parent terminates the Merger Agreement pursuant to a Company Breach Termination, and (i) prior to such termination an offer or proposal for a Competing Acquisition Transaction (as defined below under “The Merger Agreement - No Solicitation or Negotiation of Takeover Proposals - Exceptions”) is publicly announced or shall become publicly known and has not been publicly withdrawn, and (ii) within 12 months following such termination, the Company enters into a definitive Alternative Acquisition Agreement with respect to any Competing Acquisition Transaction that is ultimately consummated or consummates any Competing Acquisition Transaction (in each case, whether or not such Competing Acquisition Transaction is the same as the original Competing Acquisition Transaction that was publicly announced or publicly disclosed).

●	A Superior Proposal Termination.

●	A Change of Recommendation Termination.

The Company also agreed to reimburse Parent for all reasonable out-of-pocket fees and expenses incurred by Parent in connection with the Merger Agreement and the transactions contemplated thereby, if any of the following occurs:

●	A No Vote Termination or Company Breach Termination, in which case such reimbursement of expenses shall be up to a maximum aggregate amount of $500,000 and will only apply if the applicable termination occurs under circumstances in which the Company is not required to pay the termination fee discussed above, and in case such termination fee later becomes payable, any amounts previously paid as expense reimbursement will be credited to and deducted from such termination fee.

●	A Superior Proposal Termination or a Change of Recommendation Termination, in which case such reimbursement of expenses shall be up to a maximum aggregate amount of $250,000 and shall be separate from and in addition to any termination fee that may become payable as discussed above.

Separately, Parent agreed to reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum aggregate amount of $500,000, in the event of a Parent Breach Termination.

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

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Market Price of Common Stock

The closing price of our Common Stock on Nasdaq on December 16, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $3.90 per share of Common Stock. On [●], 2025, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on Nasdaq was $[●] per share of Common Stock, each share of which is entitled to one vote. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.

Appraisal Rights

Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. Your failure to follow exactly the procedures specified in the DGCL may result in the loss of your appraisal rights. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote, either at the Special Meeting or by proxy, in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 91 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock

If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Q. Why am I receiving this proxy statement and proxy card or voting instruction form?

A. You are receiving this proxy statement and proxy card or voting instruction form because the Company is holding a Special Meeting and you own shares of Common Stock as of close of business on the Record Date. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote.

Q. How can I attend the Special Meeting?

A. The Special Meeting will be held on [●], 2025 at [●], Eastern Time (unless adjourned or postponed), online at https://meetnow.global/MW9ZQ9A. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting https://meetnow.global/MW9ZQ9A.

To participate in the Special Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Special Meeting will begin promptly at [●], Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the access instructions as outlined in this proxy statement.

You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

Q. How do I register to attend the Annual/Special Meeting virtually on the Internet?

A. If you are a registered stockholder, you do not need to register to attend the Special Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet.

To register to attend the Special Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company, along with your name and email address, to Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three business days prior to the date of the Special Meeting.

You will receive a confirmation of your registration by email after we receive your legal proxy. Requests for registration should be directed to us by emailing an image of your legal proxy, to shareholdermeetings@computershare.com.

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Q. What am I being asked to vote on at the Special Meeting?

A. You are being asked to consider and vote on the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.

Q. What is the proposed Merger and what effects will it have on the Company?

A. The proposed Merger is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company becoming a subsidiary of Parent. As a result of the Merger, the Company’s Common Stock will no longer be publicly traded, and you will cease to hold Common Stock or have any interest in the Company’s future earnings or growth (other than any potential benefit from the CVRs, as further described in the section entitled “Related Agreements - Contingent Value Rights Agreement”). In addition, following the Merger, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q. What will I receive if the Merger is completed?

A. Upon completion of the Merger, you will be entitled to receive (i) Per Share Cash Consideration, without interest thereon, less any applicable withholding taxes, and (ii) one CVR for each share of Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. Following completion of the Merger, you will not own any shares of the capital stock in Parent or the Surviving Corporation. Please do NOT return your stock certificate(s), if any, with your proxy.

If you hold Preferred Stock immediately prior to the Effective Time, each share of Preferred Stock that you own will continue to be outstanding after the Effective Time, except that thereafter, such shares of Preferred Stock will, in accordance with their own terms and the Certificate of Designation, no longer be convertible into Common Stock, but will instead be convertible into the right to receive the Merger Consideration payable in respect of the shares of Common Stock into which such shares of Preferred Stock would have been convertible.

Q: What is a CVR and how does it work?

A: While no guarantee can be given that any proceeds will be received, each CVR represents a non-tradeable contractual contingent right to receive (i) certain future net proceeds from any agreements entered into prior to the Closing and which provide for the divestiture of any portion of the Company’s DPNCheck platform and (ii) certain royalties, up to an aggregate maximum of $500,000, on net sales of prescription Quell products over the first two years following the Closing, as described in the section entitled “The Merger Agreement - Contingent Value Rights Agreement.”

Q: Is it possible that I will not receive any payment under the CVR?

A: Yes. There can be no assurance that the Company or Parent will receive proceeds from the divestiture of the DPNCheck platform or from sales of prescription Quell products during the time specified in the CVR Agreement.

Q: Can I transfer my CVR?

A: The CVRs are contractual rights only and cannot be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than (a) by will or intestacy upon the death of a holder of the CVR, (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order, (d) by operation of law (including by consolidation or merger of a holder of the CVR) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any holder of the CVR that is a corporation, limited liability company, partnership or other entity, or (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary.

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The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

Q. How does the Board of Directors recommend that I vote?

A. The Board of Directors unanimously recommends that our stockholders vote “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.

Q. When do you expect the Merger to be completed?

A. We are working toward completing the Merger as soon as possible. Assuming timely satisfaction of closing conditions, including approval by our stockholders of the Merger Proposal, we currently expect the Merger to be completed late in the first quarter of 2025. However, we cannot assure completion by any particular date, if at all.

Q. What happens if the Merger is not completed?

A. If the Merger Agreement is not adopted by the stockholders of the Company or if the Merger is not completed for any other reason, you will continue to hold your shares of Common Stock and you will not receive any payment for such shares in connection with the Merger. Instead, the Company will remain an independent public company, and our Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, the Company may be required to pay to Parent a termination fee of $500,000 with respect to the termination of the Merger Agreement and/or reimburse Parent for out-of-pocket fees and expenses (up to a maximum of $250,000 or $500,000, depending on the circumstances upon which such termination occurs) incurred by Parent in connection with the Merger Agreement and the transactions contemplated thereby, in either case as described under “The Merger Agreement - Termination Fees and Expenses.”

Q. What conditions must be satisfied to complete the Merger?

A. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, our having Net Cash of at least $8,000,000, our filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties contained in the Merger Agreement (subject to certain qualifications), compliance by the parties with their respective obligations under the Merger Agreement, the absence of a Company Material Adverse Effect (as defined below), and the CVR Agreement being in full force and effect.

For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Merger, see “The Merger Agreement - Conditions to Completion of the Merger.”

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Q. Is the Merger expected to be taxable to me?

A. The exchange of shares of Common Stock for cash and CVRs pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger - Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of such gain or loss, will depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. We will report the receipt of the CVRs as part of a closed transaction for U.S. federal income tax purposes. Assuming such treatment is respected by the IRS, if you are a U.S. holder and you exchange your shares of Common Stock in the Merger for cash and CVRs, except to the extent any portion of such payment is required to be treated as imputed interest (as described below under the headings “The Merger - Material U.S. Federal Income Tax Consequences of the Merger - U.S. Holders - Treatment of Ownership of the CVRs”), you will generally recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received with respect to such shares plus the fair market value (determined as of the Effective Time) of any CVRs received pursuant to the Merger, including any applicable withholding taxes, and (ii) your adjusted tax basis in such shares of Common Stock exchanged. Backup withholding may also apply to the cash received by a non-corporate U.S. holder pursuant to the Merger unless such U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger - Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

Q: What will holders of Company equity-based awards receive in the Merger?

A: At the Effective Time:

●	Each outstanding and unvested Company RSA will be converted into the right to receive consideration (notwithstanding any vesting conditions, restrictions or risk of forfeiture), as follows:

○	Each Company RSA for which the holder thereof made a timely and valid 83(b) Election will be cancelled and converted into the right to receive the Merger Consideration with respect to each share of Common Stock subject to such Company RSA in accordance with the Merger Agreement and the CVR Agreement; and

○	each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election will be cancelled and converted into the right to receive (i) the Company RSA Cash Consideration and (ii) one CVR with respect to each share of Common Stock subject to such Company RSA immediately prior to the Effective Time.

●	Each Company Option that is outstanding and unvested immediately prior to the Effective Time will vest in full and become exercisable, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration will be cancelled and converted into the right to receive (a) the Company Option Cash Consideration and (b) one CVR with respect to each share of Common Stock subject to such Company Option immediately prior to the Effective Time; and (ii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Per Share Cash Consideration will be cancelled with no consideration payable in respect thereof.

●	Each Company RSU that is then outstanding will automatically be cancelled and converted into the right to receive (i) the Company RSU Cash Consideration and (ii) one CVR with respect to each share of Common Stock subject to such Company RSU immediately prior to the Effective Time.

Q. Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A. SEC rules require us to seek a non-binding, advisory vote with respect to the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

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Q. What will happen if the Company’s stockholders do not approve the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A. Approval of the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is not a condition to completion of the Merger. If the Merger Agreement is adopted by the Company’s stockholders and the Merger is completed, this compensation, which includes amounts that the Company is contractually obligated to pay, will or may be paid or become payable regardless of the outcome of the advisory vote.

For further detail, see “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”

Q. What vote of stockholders is required to approve the Merger Proposal?

A. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. As a result, if you fail to submit a proxy or vote at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote against the Merger Proposal.

As of close of business on the Record Date, there were [●] outstanding shares of Common Stock.

Q. What vote of stockholders is required to approve the Adjournment Proposal?

A. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present.

Abstaining will have the same effect as a vote against the Adjournment Proposal. If you fail to submit a proxy or to vote at the Special Meeting or if your shares of Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares of Common Stock will not be voted, but this will not have an effect on the Adjournment Proposal.

Q. What vote of stockholders is required to approve the Compensation Proposal?

A. Approval of the Compensation Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting.

Abstaining will have the same effect as a vote against the Compensation Proposal, while broker non-votes (as defined below) and shares not in attendance at the Special Meeting will have no effect on the outcome of any vote to approve the Compensation Proposal.

The approval of the Compensation Proposal is advisory and non-binding and is not a condition to completion of the Merger.

Q. Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A. Yes. In considering the recommendation of the Board of Directors, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For more information see “The Merger - Interests of Directors and Executive Officers in the Merger” and “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”

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Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares. In this case, we have sent this proxy statement and your proxy card to you directly. As the stockholder of record, you have the right to vote, grant your voting directly to the Company or to a third party or to vote at the meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. In this case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. You should follow the instructions provided by them to vote your shares. You are invited to attend the Special Meeting; however, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q. If my shares of Common Stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Common Stock for me?

A. Your bank, brokerage firm or other nominee will only be permitted to vote your shares if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares. Under applicable exchange rules, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares will not be voted (“broker non-votes”) and the effect will be the same as a vote against approval of the Merger Proposal.

Q. Who can vote at the Special Meeting?

A. All holders of record of Common Stock as of the close of business on [●], 2025, the Record Date, are entitled to vote at the Special Meeting.

Q. How many votes do I have?

A. On each matter properly brought before the Special Meeting, you are entitled to one vote for each share of Common Stock held of record as of the Record Date. As of close of business on the Record Date, there were [●] outstanding shares of Common Stock.

Q. What is a quorum?

A. The presence at the Special Meeting, online or represented by proxy, of the holders of record of one-third of the issued and outstanding shares of Common Stock and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. However, the affirmative vote of the majority of outstanding shares of Common Stock as of the Record Date is required to approve and adopt the Merger Proposal. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Special Meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies. Shares of Common Stock voted “FOR” or “AGAINST” with respect to any proposal, or abstaining, will be counted for purposes of determining whether a quorum is present. Non-voted shares of Common Stock with respect to both proposals will not be considered present and entitled to vote and will therefore not count for purposes of a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

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Q. How do I vote?

A. Stockholder of Record. If you are a stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:

●	prior to the Special Meeting, by proxy:

●	by telephone or over the Internet prior to the Special Meeting, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

●	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, which must be received prior to the Special Meeting; or

●	at the Special Meeting:

●	you will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting https://meetnow.global/MW9ZQ9A and entering the 16-digit control number included on your proxy card. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee prior to the Special Meeting.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of Common Stock that you beneficially own, you may still vote your shares of Common Stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.

Q: What if I have trouble accessing the Special Meeting virtually?

A: The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.

Q. May I change or revoke my vote if I have voted by proxy?

A. Yes, you can revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

●	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 4B Gill Street, Woburn, MA 01801; or

●	You may attend the Special Meeting virtually and vote your shares at the Special Meeting. Simply attending the Special Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

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Q. What is a proxy?

A. A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.”

Q. If a stockholder gives a proxy, how are the shares of Common Stock voted?

A. Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.

Q. How are votes counted?

A. For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes against the Merger Proposal.

For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted against the Adjournment proposal, but broker non-votes will not have an effect on the proposal.

For the Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted against the Compensation Proposal, but broker non-votes will not have an effect on the proposal.

Q. What do I do if I receive more than one proxy or set of voting instructions?

A. If you hold shares of Common Stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. Please vote each proxy or voting instruction card in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares are voted.

Q. What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A. The Record Date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

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Q. What happens if I sell my shares of Common Stock after the Special Meeting but before the Effective Time?

A. If you transfer your shares of Common Stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

Q. Who will solicit and pay the cost of soliciting proxies?

A. The Company is soliciting proxies for the Special Meeting and will bear the costs and expenses of such solicitation. The Company may also reimburse banks, brokers or their agents for certain expenses in forwarding proxy materials to beneficial owners of Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or at the Special Meeting. They will not be paid any additional amounts for soliciting proxies. In addition, we have engaged Georgeson LLC (“Georgeson”) to advise us on the solicitation of proxies and to manage the production and distribution of this proxy statement. We expect to pay Georgeson approximately $40,000 for their services, plus reimbursement for certain out-of-pocket expenses incurred by such firm.

Q. What do I need to do now?

A. Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold shares of Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. If you decide to attend the Special Meeting and vote there, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q. Should I send in my stock certificates now?

A. No. If the Merger Proposal is approved and your shares of Common Stock are represented by certificates, you will be sent a letter of transmittal after the completion of the Merger describing how you may exchange such certificates for the Merger Consideration. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the Merger Consideration. Please do NOT return your stock certificate(s), if any, with your proxy.

Q. Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my shares of Common Stock?

A. Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions, including that you do not vote (at the Special Meeting or by proxy) in favor of adoption of the Merger Agreement. See “Appraisal Rights” beginning on page 91. For the full text of Section 262 of the DGCL, please see Annex B hereto.

Q. What is householding and how does it affect me?

A. The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q. Who can help answer any other questions I might have?

A. If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact Investor Relations, NeuroMetrix, Inc., by mail at 4B Gill Street, Woburn, MA 01801, by telephone at (781) 890-9989 or by email at neurometrix.ir@neurometrix.com. You may also contact our proxy solicitor, Georgeson at 51 West 52nd Street, 6th Floor, New York, NY 10019, (833) 880-6030.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as oral statements made or to be made by us, contains forward-looking statements, including statements relating directly or indirectly to the timing or likelihood of completing the Merger, plans for future growth, changes in the business and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. All statements included or incorporated by reference in this proxy statement, other than statements that are historical facts, are forward-looking statements. The words “believe,” “expect,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s reasonable judgment based on currently available information and using numerous assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties, including the following:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require us to pay a termination fee to Parent of $500,000 and/or reimburse Parent’s out-of-pocket expenses up to $500,000;

●	the inability to complete the Merger due to the failure to obtain stockholder approval, our failure to have at least $8,000,000 in Net Cash at Closing, or the failure to satisfy other conditions to completion of the Merger;

●	the failure of the Merger to close for any other reason;

●	the fact that receipt of the Per Share Cash Consideration and the CVRs would be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

●	the fact that the Per Share Cash Consideration is determined on the basis of the Company’s balance of Net Cash at Closing, which is subject to several deductions and is expected to decrease over time the longer it takes for the transaction to be consummated;

●	the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Merger Agreement;

●	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in retention of executive management and other key employees as a result of the Merger;

●	diversion of management’s attention from ongoing business concerns;

●	limitations placed on our ability to operate the business by the Merger Agreement;

●	difficulties maintaining business and operational relationships, including relationships with clients, vendors, suppliers, distributors, resellers and other business partners;

●	the effect of the announcement of the Merger on our business relationships, operating results and business generally;

●	developments beyond our control including, but not limited to, changes in domestic or global economic conditions that may affect the timing or success of the Merger;

●	the amount of any costs, fees, expenses, impairments and charges related to the Merger; and

●	the risk that if the Merger is not completed, the market price of our Common Stock could decline, investor confidence could decline, stockholder litigation could be brought against us, relationships with clients, suppliers and other business partners may be adversely impacted, we may be unable to retain key personnel, and profitability may be adversely impacted due to costs incurred in connection with the Merger.

Forward-looking statements in this proxy statement should be evaluated together with the many uncertainties that affect Parent’s business, particularly those identified in the cautionary factors discussion in Parent’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s business, particularly those identified in the cautionary factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as other documents that may be filed by Parent or Company from time to time with the SEC. The forward-looking statements made in this proxy statement relate only to events as of the date on which the statements are made, and the Company does not undertake any obligation to publicly update any such forward-looking statement, whether as a result of new information, future events or otherwise. The Company believes the forward-looking statements contained herein are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this report. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

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PARTIES TO THE MERGER

The Company

NeuroMetrix, Inc.

4B Gill Street

Woburn, Massachusetts 01801

(781) 890-9989

NeuroMetrix, Inc., which we refer to as the Company, is a Delaware corporation headquartered in Woburn, Massachusetts. The Company is a commercial stage neurotechnology company whose mission is to improve individual and population health through innovative medical devices and technology solutions for pain syndromes and neurological disorders. The Company has created the market for point-of-care nerve testing and introduced sophisticated wearable technology for chronic pain syndrome. The Company’s two leading commercial products treat chronic pain syndromes through wearable neuromodulation (Quell) and assess peripheral neuropathy with point-of-care diagnostic technology (DPNCheck). The Company holds extensive, proprietary intellectual property.

For more information about the Company, please visit our website at neurometrix.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. For more information see “Where You Can Find More Information.” The Company’s Common Stock is listed on Nasdaq under the symbol “NURO.”

Parent

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

(973) 290-0097

electroCore, Inc., which we refer to as Parent, is a Delaware corporation. Parent is a commercial stage bioelectronic medicine and general wellness company dedicated to improving health and quality of life through the Parent’s proprietary nVNS technology platform. Parent is focused on delivering non-invasive neuromodulation by using its proprietary nVNS platform technology to deliver better health and treatment of certain medical conditions such as primary headache.

Parent’s common stock is listed on Nasdaq under the symbol “ECOR.”

Merger Sub

Nexus Merger Sub Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

(973) 290-0097

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. As of the date of this proxy statement, Merger Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation in the Merger.

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THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies for use at the Special Meeting to be held on [●] at [●] Eastern Time (unless adjourned or postponed), online at meetnow.global/MW9ZQ9A, or at any postponement or adjournment thereof. At the Special Meeting, holders of Common Stock will be asked to approve the Merger Proposal, to approve the Adjournment Proposal and to approve the Compensation Proposal.

Our stockholders must approve the Merger Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

We have fixed the close of business on [●], 2025 as the Record Date for the Special Meeting, and only holders of record of Common Stock on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote. On all matters properly coming before the Special Meeting, you will have one vote for each share of Common Stock that you owned on the Record Date.

The presence at the Special Meeting, online or represented by proxy, of the holders of record of one-third of the issued and outstanding shares of Common Stock and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. However, the affirmative vote of the majority of outstanding shares of Common Stock as of the Record Date is required to approve and adopt the Merger Proposal. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Special Meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies. Shares of Common Stock voted “FOR” or “AGAINST” with respect to any proposal, or abstaining, will be counted for purposes of determining whether a quorum is present. Non-voted shares of Common Stock with respect to both proposals will not be considered present and entitled to vote and will therefore not count for purposes of a quorum. Shares of Common Stock represented at the Special Meeting but not voted, including shares of Common Stock for which a stockholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum. Broker non-votes will also be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned, postponed or delayed. If we adjourn, postpone or delay the Special Meeting for more than 30 days, or if thereafter a new Record Date is set, a notice of the adjourned, postponed or delayed meeting will be given to each stockholder of record entitled to vote at the Special Meeting in accordance with our bylaws.

Attendance

You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting https://meetnow.global/MW9ZQ9A. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

Vote Required

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions, if any, will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved, but will be counted as a vote against the Merger Proposal. If you fail to submit a proxy or to vote at the Special Meeting, or abstain, it will have the same effect as a vote against the Merger Proposal.

If your shares of Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

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If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under applicable exchange rules, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the Merger Proposal and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum but will have the same effect as a vote against the Merger Proposal.

The Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against approval of the proposal. If you fail to submit a proxy or to attend the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the Adjournment Proposal.

The Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting. For the Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or to attend the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the Compensation Proposal.

If you are a stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:

●	by proxy:

●	by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

●	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

●	at the Special Meeting:

●	you will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting https://meetnow.global/MW9ZQ9A.

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You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee prior to the Special Meeting.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.

If you have any questions or need assistance voting your shares, please contact Investor Relations, NeuroMetrix, Inc., by mail at 4B Gill Street, Woburn, Massachusetts 01801, by telephone at (781) 890-9989 or by email at neurometrix.ir@neurometrix.com. You may also contact our proxy solicitor, Georgeson:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Stockholders, banks and brokers may call toll free: (833) 880-6030. A representative of Georgeson will also act as inspector of elections at the Special Meeting.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

Shares Held by the Company’s Directors and Executive Officers

As of [●], 2025, the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of Common Stock, representing [●] percent of the outstanding shares of Common Stock. We currently expect that all of our directors and executive officers will vote all of their respective shares of Common Stock for the Merger Proposal (as they are required to do pursuant to the Voting Agreement, as discussed in “Related Agreements – Voting and Support Agreement”), for the Adjournment Proposal and for the Compensation Proposal.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote at the Special Meeting. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Common Stock will not be voted on the Merger Proposal, which will have the same effect as a vote against the proposal, and your shares will not have an effect on the Adjournment Proposal or the Compensation Proposal.

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You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting there. Written notice of revocation should be mailed to: NeuroMetrix, Inc., Attention: Secretary, 4B Gill Street, Woburn, Massachusetts 01801.

Adjournments

Although it is not currently expected, if the Adjournment Proposal is approved, the Special Meeting may be adjourned, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or if a quorum is not present at the Special Meeting. Any adjournment of the Special Meeting will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned. If we adjourn the Special Meeting for more than 30 days, or if after adjournment a new Record Date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting in accordance with our bylaws.

Anticipated Date of Completion of the Merger

We are working toward completing the Merger as soon as possible. Assuming timely satisfaction of all closing conditions, including the approval by our stockholders of the Merger Proposal, we expect the Merger to be completed late in the first quarter of 2025. If our stockholders vote to approve the Merger Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to satisfaction of any remaining conditions and the other terms of the Merger Agreement. For more information see “The Merger - Closing and the Effective Time.”

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote (either at the Special Meeting or by proxy) in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 91 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company is soliciting proxies for the Special Meeting and will bear the costs and expenses of such solicitation. The Company may also reimburse banks, brokers or their agents for certain expenses in forwarding proxy materials to beneficial owners of Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or at the Special Meeting. They will not be paid any additional amounts for soliciting proxies. In addition, we have engaged Georgeson to advise us on the solicitation of proxies and to manage the production and distribution of this proxy statement. We expect to pay Georgeson approximately $40,000 for their services, plus reimbursement for certain out-of-pocket expenses incurred by such firm.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, NeuroMetrix, Inc., by mail at 4B Gill Street, Woburn, Massachusetts 01801, by telephone at (781) 890-9989 or by email at neurometrix.ir@neurometrix.com. You may also contact Georgeson:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Stockholders, banks and brokers may call toll free: (833) 880-6030.

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THE MERGER

The descriptions of the Merger in this section and elsewhere in this proxy statement are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Overview

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation in the Merger as a subsidiary of Parent and will continue to exist following the Merger. As a result of the Merger, the Company’s Common Stock will cease to be publicly traded, will be delisted from Nasdaq, and will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. You will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL (or at such later time as we and Parent may agree and specify in such certificate of merger).

In the Merger, each outstanding share of Common Stock outstanding immediately prior to the Effective Time, other than any treasury shares or shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company (“Excluded Shares”) will be converted into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes. After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the announcement of the execution of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board of Directors, members of Company management or the representatives of the Company and other parties.

The Board of Directors, together with members of senior management of the Company, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of the Company, and opportunistically considers a variety of strategic alternatives that may be available to the Company, including pursuing potential commercial, strategic or financing transactions with third parties, in each case with the goal of maximizing stockholder value.

As part of those ongoing and continued efforts, members of senior management of the Company had previously met with members of senior management of Parent to discuss potential commercial partnership opportunities.

In May 2023, the Company reported to its stockholders that the Centers for Medicare and Medicaid Services (“CMS”) had made significant changes in risk-adjustment payments for Medicare Advantage screening, including for peripheral neuropathy. The Company noted that these changes could substantially negatively impact DPNCheck revenue.

At a meeting on June 23, 2023, the Board of Directors discussed a recent CMS Advance Notice, including changes to the risk adjustment model, which would largely eliminate the front-end financial benefits of peripheral neuropathy screening. The Board of Directors instructed Company’s management to implement steps to reduce operating costs, including headcount control and the freezing of product development efforts. While certain encouraging new customer account interest was noted, the Board of Directors focused on its concerns on the long-term health of the business.

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In October 2023, the Company confirmed that it had seen a substantial impact of the risk-adjustment changes on DPNCheck revenues.

At a meeting on November 21, 2023, the Board of Directors, in light of the recent developments affecting its DPNCheck revenue and the Company’s financial position more generally, and as part of its effort to continually evaluate how to best maximize stockholder value, believed it in the best interest of the Company and its stockholders to conduct a preliminary assessment to identify and evaluate potential strategic transactions. In connection with such decision, and upon the recommendation of the Company’s management, the Board of Directors authorized the engagement of a financial advisor to the Company (“Advisor A”) to help conduct a process to assess potential strategic transactions.

Following the Company’s decision to pursue a strategic transaction and its engagement of Advisor A, the Board of Directors evaluated potential counterparties. In parallel, and given the past discussions between the Company and Parent to evaluate potential commercial transactions, Shai N. Gozani, M.D., Ph.D., the Company’s Chairman and Chief Executive Officer, reached out to members of management of Parent to consider potential opportunities. Following initial discussions, on November 30, 2023, the Company and Parent entered into a confidentiality agreement but did not commit to any exclusivity or other standstill provisions.

On December 1, 2023, the Company formally engaged Advisor A to assist and advise with respect to its strategic process. No public announcement was made at that time, and Advisor A assisted the Company in developing a list of potential partners and began its outreach on a “no-names” basis to such potential target companies and other sources. A total of approximately 190 potential counterparties were contacted as part of this initial outreach process. The potential counterparties included a broad selection of private and public companies in the life sciences industry. These companies consisted of private companies that were looking to undergo an initial public offering in the near-term as well as private companies that were not known to be looking to undergo an initial public offering in the near-term, private companies that had failed in earlier attempts at an initial public offering, publicly traded ex-US companies seeking a Nasdaq listing and also public companies in the United States that were believed to have a strategic fit with the Company. Advisor A also reached out to a broad set of life sciences investors and service providers to garner additional interest in a reverse merger transaction with the Company. Out of all those companies or counterparties approached, a total of 45 entered into confidentiality agreements with the Company in order to have further discussions or exchange further information. None of these confidentiality agreements contained standstill provisions.

At a meeting on December 12, 2023, the Board of Directors conducted an early-stage discussion regarding strategic options with respect to DPNCheck. The Board of Directors noted the need to consider, in its evaluation of such strategic options, factors such as customer retention, opportunities in value-based and primary care, and the possibility for strategic partnerships, including with home assessment companies, diabetes management companies, and data integrators.

In evaluating potential strategic partners, the following criteria were considered by Advisor A, in consultation with the Company’s management and Board of Directors: (i) no or limited financing risk at the closing of the strategic transaction; (ii) validated science and clinical development pathway backed by solid science; (iii) significant anticipated value inflection within 18 months of closing of the strategic transaction; (iv) quality existing healthcare institutional investors or new investors willing to support the transaction; (v) clean capital structure (no debt or clear path to restructuring current debt); (vi) audited financial statements or ability to produce audited financial statements for last two fiscal years; and (vii) infrastructure or ability to develop infrastructure to maintain a public listing. In total, 19 companies submitted written proposals to the Company between January 17, 2024, and February 7, 2024.

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On February 12, 2024, management of the Company held a meeting to review the submitted proposals and select five finalists for live presentations via videoconference. The five finalists were invited to present to the Board of Directors, the Company’s management and Advisor A from February 20 through 23, 2024.

On February 13, 2024, the Company publicly announced that it was undergoing a review of strategic options and that it had engaged a financial advisor in connection with such process.

In parallel with seeking a reverse merger partner, the Company conducted outreach to parties potentially interested in separately acquiring the Company’s technology, products and intellectual property. During 2024, the Company’s management reached out to 18 companies to discuss any such potential transaction. The Company entered into confidentiality agreements with five of those companies, including Fukuda (as defined below). None of said confidentiality agreements had exclusivity or standstill provisions. The Company engaged in active discussions with respect to the sale of at least part of the Company’s assets with each of said five parties throughout 2024, which discussions did not result in any definitive agreements other than in connection with the Fukuda Transaction, as defined and discussed in more detail under “DPNCheck Sale to Fukuda.”

Subsequently on February 26, 2024 and February 27, 2024, RS Fund LP and Ephraim Fields, two of the Company’s stockholders, filed Schedules 13D with the SEC, in each such case disclosing an intent to influence the process leading up to a strategic transaction. Specifically in the case of Mr. Fields, the filing also encouraged the Company to independently implement a plan to liquidate the Company and return the proceeds to its stockholders.

On February 27, 2024, the Board of Directors held an informal meeting with the Company’s management team and Advisor A to review the candidates who had made presentations to the Company and selected three to engage in term sheet negotiations with respect to a transaction, with others to remain as potential alternatives. All such three candidates were companies offering to combine with the Company in a reverse merger transaction.

Of those three candidates, one of them, which we refer to as “Party A,” was a privately-held company that initially offered to value the Company at an amount equal to its net cash at closing plus $5 million ascribed to the Company’s public company designation and Nasdaq listing, and Party A would have been valued at $185 million and expected to obtain private financing of up to $40 million. A second party, which we refer to as “Party B,” which was also a privately-held company, initially offered to value the Company at an amount equal to its net cash at closing plus $10 million ascribed to the Company’s public company designation and Nasdaq, and Party B would have been valued at $150 million, with no additional contemplated financing. The third party, which we refer to as “Party C,” was a company listed on the London Stock Exchange and seeking a reverse merger as a way of obtaining a listing on Nasdaq, and initially offered to value the Company at an amount equal to its net cash at closing plus $8 million ascribed to the Company’s public company designation and Nasdaq, and Party C would have been valued at its then-current market capitalization of approximately $70 million, with no additional contemplated financing. None of those three parties ascribed any value to any of the Company’s technology, products or intellectual property, but both Party A and Party B indicated that they were open to negotiating a mechanism through which the Company’s stockholders could share in any future value or proceeds relating to those assets, such as a contingent value right.

Upon internal discussion over the subsequent days, the Company chose not to move forward with Party B due to, among other things, the fact that Party B was a foreign company and concerns over potential complications involved in a strategic transaction with a company without operations in the United States.

At a meeting on February 29, 2024, the Board of Directors discussed next steps in its strategic review process and discussed the various alternatives for the Company going forward, including continuation of business operations, pursuit of a reverse merger, and potential dissolution. The Board of Directors instructed Company management to create financial models comparing such alternatives so as to be able to understand the costs and potential resulting value to stockholders.

During the weeks that followed, the Company’s management continued discussions with each of Party A and Party C, conducted some preliminary due diligence with respect to each of them and exchanged drafts of terms sheets with each of them.

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In that interim, on March 4, 2024, Advisor A approached another privately-held company that had previously been approached by Advisor A as part of a prior strategic process and which was interested in a reverse merger transaction, which we refer to as “Party D,” to inquire whether Party D would like to make a presentation to the Board of Directors with respect to a proposed reverse merger transaction. Party D responded affirmatively, and the Company and Party D entered into a confidentiality agreement, which did not contain any standstill provisions. Party D then made a presentation to the Board of Directors on March 8, 2024. Subsequently, the Company conducted preliminary due diligence with respect to Party D and exchanged drafts of a term sheet with Party D. In such preliminary negotiations, Party D proposed to effect a reverse merger whereby the Company would be valued at an amount equal to its net cash at closing plus $12.5 million ascribed to the Company’s public company designation and Nasdaq listing, and Party D would have been valued at $55 million plus its net cash at closing, including proceeds from a potential private financing in an amount to be determined.

As a result of such continuing discussions, the Company chose not to continue negotiations with Party C or Party D due to, among other things, the Company’s concern over each of Party C’s and Party D’s financial position and ability to raise capital to support commercialization efforts.

At a meeting on March 12, 2024, the Board of Directors discussed dissolution and liquidation as a potential alternative to a strategic transaction and compared the benefits and costs of each alternative. The Board of Directors also discussed updates with respect to outreach to potential counterparties in connection with an asset sale transaction.

On March 14, 2024, Company management had a call with Advisor A to discuss the status of the term sheet negotiations with Party A.

On March 19, 2024, due to a reorganization of Advisor A that resulted in the team that was providing advice to the Company being transferred to a new financial advisory firm (“Advisor B”), the Company terminated its arrangement with Advisor A and subsequently entered into a new financial advisor arrangement with Advisor B, so that it would continue engagement of the same personnel who had been providing financial advisory services to the Company on behalf of Advisor A.

On March 20, 2024, the Company and Party A executed a non-binding term sheet, contemplating that the Company would be valued at an amount equal to its net cash at closing plus $10 million ascribed to the Company’s public company designation and Nasdaq listing, and Party A would have been valued at $175.5 million and expected to obtain private financing of up to $25 million. The Company and Party A also granted each other the right to exclusively negotiate a strategic transaction for a period of 45 days (which exclusivity did not extend to transactions involving the sale or license of the Company’s technology, products or intellectual property). Following execution of the term sheet, the Company and Party A also gave each other and their respective advisors access to virtual data rooms and continued to conduct due diligence with respect to each other. During such time, the parties also continued to engage in high level discussions regarding their respective businesses, the contemplated financing of Party A in connection with the transaction and required approvals in connection with the contemplated transaction.

In March 2024, the Company reduced its workforce by approximately 50% in order to reduce operating costs and preserve cash.

In April 2024, the Company announced steps to enhance stockholder value following feedback and recommendations from one of its largest stockholders, Ephraim Fields of Echo Lake Capital, which included the addition of Joshua Horowitz as a new member of the Board of Directors and termination of the Company’s at-the-market equity facility with Advisor A as sales agent.

On April 18, 2024, Party A’s outside legal counsel sent Covington the Company’s outside legal counsel, an initial draft of a merger agreement providing for the proposed transaction, which Covington started to review along with the Company’s management.

On April 29, 2024, following discussions between the parties and continued due diligence, the Company and Party A agreed to release each other from the exclusivity provisions in their term sheet and to no longer pursue a transaction due to, among other things, the Company’s concern with Party A’s ability to secure the necessary commitments for their planned financing and to secure regulatory approvals in connection with the proposed transaction.

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In light of the termination of discussions with Party A, the Company’s management instructed Advisor B to approach other companies that had previously expressed interest in a transaction with the Company, as well as any other companies that Advisor B believed could be interested in such a transaction. During the month of May 2024, Advisor B reached out to a more narrowly defined set of approximately 25 companies, both in the life sciences sector and outside of the life sciences sector. The company entered into confidentiality agreements with 10 of those companies, of which seven engaged in active discussions with respect to a potential reverse merger. None of those confidentiality agreements contained standstill provisions.

On May 15, 2024, the Board of Directors met to discuss the status of the strategic process. Dr. Gozani, along with Advisor B, provided an overview of ongoing discussions. Dr. Gozani then reviewed with the Board of Directors a liquidation analysis for the Company, including the various costs and the process that would be applicable in the case of both a reverse merger and a dissolution, and the required approvals in each case. Representatives of Covington also outlined the process for stockholder approval of a dissolution and liquidation of the Company and reviewed the Board of Directors’ fiduciary duties in connection with either scenario.

In May 2024, seven of the candidates approached by Advisor B made live presentations via videoconference to the Board of Directors and the Company’s management team.

Three of those candidates submitted draft term sheets contemplating a reverse merger transaction with the Company. The first of them, which we refer to as “Party E,” was a privately-held company that initially offered to value the Company at an amount equal to its net cash at closing plus $10 million ascribed to the Company’s public company designation and Nasdaq listing, and Party E would have been valued at $45 million. A second party, which we refer to as “Party F,” was a privately-held company that initially offered to value the Company at an amount equal to its net cash at closing plus $10 million ascribed to the Company’s public company designation and Nasdaq listing, and Party F would have been valued at $100 million (which they later indicated would be increased to $117 million). The third party, which we refer to as “Party G,” was a privately-held company that initially offered to value the Company at an amount equal to its net cash at closing plus $12 million ascribed to the Company’s public company designation and Nasdaq listing, and Party G would have been valued at $435 million, with a contemplated equity financing in connection with the transaction in an additional amount of $50 million. None of those three parties ascribed any value to any of the Company’s technology, products or intellectual property, but Party E indicated that it was open to negotiating a mechanism through which the Company’s stockholders could share in any future value or proceeds relating to those assets, such as a CVR.

On May 24, 2024, the Board of Directors met to consider the status of discussions with each of the companies that had made presentations to the Company. After discussion with the Company’s management and Advisor B, and consideration of various factors, including the relative valuations of each of Party E, Party F and Party G, the quality of such valuations, the cash needs of each such party, their public company readiness, and their respective businesses, and the expected value that could be generated from a dissolution and liquidation of the Company, the Board of Directors instructed the Company’s management to continue due diligence and discussions with each Party E, Party F and Party G.

On May 30, 2024, the Board of Directors met once again to be updated on the status of discussions for a potential strategic transaction. Advisor B reviewed the potential reverse merger partners and the process that had taken place since the last meeting, and once again reviewed factors involved in the assessment of each of the potential partners, including their management, pipeline quality, capitalization and investor quality, public company readiness, cash burn, relative valuations, and financing needs. The Board of Directors discussed the process and each potential counterparty, the risks attendant to the businesses after completion of a transaction, and additional diligence questions to be answered, including in particular with respect to Party E, including with respect to exclusivity and strength of intellectual property rights, clinical pathways for each party’s programs, and their respective management teams.

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During the days that ensued, the Company’s management negotiated with Party E and conducted some preliminary due diligence with respect to Party E.

On June 5, 2024, the Company executed a non-binding term sheet with Party E, on the terms described above, including the possibility of a CVR with respect to the Company’s assets. The Company and Party E also granted each other the right to exclusively negotiate a strategic transaction for a period of 30 days (which exclusivity did not extend to transactions involving the sale or license of the Company’s technology, products or intellectual property). Following execution of the term sheet, the Company and Party E also gave each other and their respective advisors access to virtual data rooms and continued to conduct mutual due diligence.

In parallel, the Company continued in active discussions with parties interested in acquiring its technology, products and intellectual property.

On June 17, 2024, Party E’s outside counsel sent Covington an initial draft of a merger agreement providing for the proposed transaction with Party E. Over the following weeks, the parties and their outside counsel negotiated a number of legal issues relating to the potential transaction and exchanged further drafts of the merger agreement and other ancillary documentation with respect to the transaction, including stockholder support agreements and lock-up agreements. In parallel, the parties continued to conduct mutual due diligence.

On July 8, 2024, the Board of Directors met to consider the status of negotiations with Party E. At such meeting, Dr. Gozani expressed concerns with respect to the business of Party E, its pipeline, delays in its clinical program, financing needs and proposed valuation in the contemplated transaction. After discussion, the Board of Directors determined that continuing to pursue a transaction with Party E would not be in the best interests of the Company’s stockholders, and instructed the Company’s management to terminate discussions with Party E.

On that same day, the Company’s management notified Party E that it would no longer be pursuing a transaction with Party E, and on July 9, 2024, the Company and Party E mutually agreed to terminate their discussions.

On July 18, 2024, the Board of Directors met to consider strategic alternatives following termination of discussions with Party E, and representatives of Advisor B gave an overview of additional potential reverse merger candidates. During such meeting, and after Advisor B was excused, members of the Board of Directors expressed skepticism that a reverse merger was a viable path, and concern with the duration and costs associated with continuing to pursue such a transaction, taking into account that the Company had in the prior months approached numerous companies, that a large number of smaller-sized life sciences companies had recently faced significant hurdles in advancing their pipeline programs, and that, of the various candidates approached by Advisors A and B, the Company engaged in thorough negotiations with Party A and Party E but was not able to secure a satisfactory transaction. The Board of Directors discussed other options, including a dissolution and liquidation of the Company, continuing operations on a stand-alone basis followed by a reevaluation in 12 months, and the sale of the Company in a stock or cash transaction. The Board of Directors determined that pursuing a sale of the Company would be the most viable path and the one more conducive to maximizing value for the Company’s stockholders, and they discussed Parent as a potential buyer of the Company. In light of such discussions and the fact that Advisor B’s expertise and activities were focused on reverse merger transactions, which no longer seemed like a viable path, and that the Company had been paying monthly fees to Advisor B during such process, the Board of Directors determined that the engagement of Advisor B should be terminated so that the Company could focus on a sale transaction. The Board of Directors also discussed and considered different strategic alternative related to its DPNCheck business and Quell product line.

On July 19, 2024, Dr. Gozani approached Parent about a potential acquisition of the Company by Parent.

On July 26, 2024, following discussions between the Company and Advisor B regarding payment of outstanding fees owing to Advisor B and the terms of a termination of Advisor B’s engagement, the Company terminated its engagement of Advisor B.

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Parent and the Company continued discussions regarding a potential acquisition of the Company by Parent. On August 2, 2024, the parties discussed an informal set of transaction terms prepared by Parent. During the month of August, the Company did not engage in discussions in respect of a sale of the Company with any other potential counterparties.

On September 4, 2024, the Company and Parent executed a non-binding term sheet for a potential transaction whereby Parent would acquire all of the outstanding shares of Common Stock, valuing the Company at an amount equivalent to its expected net cash at closing, subject to a minimum of $8,000,000. The term sheet contemplated that the consideration would be paid in shares of common stock of Parent, but gave Parent the option to determine to pay such consideration in cash. In addition, the term sheet contemplated the issuance of CVRs giving the Company’s stockholders the right to receive net proceeds from the sale of the Company’s DPNCheck business and the collection of payments for shipments of DPNCheck products made prior to closing of the transaction. The term sheet provided for exclusive negotiations between the parties for a minimum of 45 days.

Over the ensuing weeks, Parent initiated its due diligence of the Company, and the parties continued discussions regarding a potential transaction. During such period, the parties also agreed that Parent would pay the contemplated closing consideration in cash, as opposed to shares of Parent common stock, as that would entail a simpler, shorter and less costly process, as well as more liquidity for the Company’s stockholders.

On September 25, 2024, Parent shared with the Company an initial draft of the Merger Agreement that had been prepared by Dentons US LLP, Parent’s outside counsel (“Dentons”). The initial draft of the Merger Agreement included, among other things, (i) a requirement that the Company obtain a fairness opinion from an independent advisor with respect to the consideration to be paid in the Merger, (ii) broad deductions from Net Cash at closing, including in respect of any severance payments, lease liabilities, and SEC filing fees, (iii) no limitation on the right of Parent to request a redetermination of the amount of Net Cash, and (iv) a termination fee of $500,000 payable by the Company in several circumstances, including upon a failure to obtain stockholder approval for the adoption of the Merger Agreement and in the event of any material breach of the Merger Agreement.

Further, on October 8, 2024, Dentons sent Covington an initial draft of the CVR Agreement. The initial draft of the CVR Agreement contemplated the making of contingent payments out of proceeds from one single transaction pertaining to DPNCheck and contemplated the deduction from such proceeds of all costs incurred by Parent in order to maintain any assets related to DPNCheck not otherwise disposed of prior to closing of the Merger. The CVR Agreement also did not include any requirement that Parent maintain books and records or provide any reporting with respect to the collection of proceeds payable under the CVR Agreement, or any requirement that Parent comply with the provisions of any sale agreement pertaining to the disposition of the DPNCheck business.

On October 29, 2024, as negotiations between the Company and Parent continued to progress, the Company and Parent extended their period of exclusive negotiations to November 30, 2024.

Over the following weeks, Parent continued to conduct its due diligence of the Company, and the parties and their respective counsel negotiated the terms of the Merger Agreement, CVR Agreement, Voting Agreement and various other transaction documents, including the points described in the paragraphs above. The parties exchanged various drafts of such documents and conducted various conference calls to negotiate and finalize pending issues. During such period, the parties negotiated the terms of the transaction in detail. In addition, in further versions of the Merger Agreement, Parent included a right to terminate the Merger Agreement if Net Cash would be expected to be less than $8,000,000 at Closing, and an associated termination fee of $500,000 payable by the Company in case Parent terminated the Merger Agreement in such circumstance.

As such negotiations progressed, the parties agreed in the Merger Agreement to, among several other things, (i) eliminate the deduction of lease liabilities from Net Cash, only deduct severance costs of those employees that Parent does not elect to maintain after closing, and requiring Parent to pay 50% of SEC filing fees incurred by the Company (but subject to an aggregate maximum of $125,000 in SEC filing fees, expenses of proxy solicitation and mailing and printer fees to be paid by Parent), (ii) limit Parent’s right to request a redetermination of Net Cash so that such right may be exercised only one time, and (iii) eliminate the termination fee payable upon failure to obtain stockholder approval or in the event of a material breach (in which cases only an expense reimbursement would apply), or in the event of Net Cash being less than $8,000,000 (in exchange for which the Company agreed not to require that the minimum cash consideration payable in the Merger be $8,000,000).

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With respect to the CVR Agreement, among other changes, the parties also agreed to permit that proceeds with respect to DPNCheck be payable as a result of any transaction (and not just a single transaction) for the disposition of DPNCheck, as long as the documentation for such transaction be entered prior to the closing of the Merger, and that Parent be obligated to maintain books and records pertaining to proceeds received and expenses incurred, and to offer certain audit rights to the holders of the CVRs with respect to Parent’s calculations of amounts payable under the CVR Agreement. Parent also agreed to a requirement that it use commercially reasonable efforts to comply with the terms of any contract pertaining to a sale of DPNCheck and to enforce the Company’s rights under such contracts. On the other hand, the parties recognized that it would not be efficient to maintain the DPNCheck assets after closing of the Merger, as a result of which the Company agreed not to require that Parent maintain any such assets or collect any revenues for shipments of DPNCheck products after the Closing, and in exchange for that Parent agreed not to deduct from the CVR payments the costs associated with maintaining the DPNCheck assets not otherwise disposed of.

The Company’s management was also initially concerned with the potential costs associated with obtaining the fairness opinion contemplated in the initial draft of the Merger Agreement, and the result such costs would have in the balance of Net Cash at closing and payable to the holders of Common Stock in the Merger. Over the course of negotiations with Parent, Parent made clear that it was very important that such opinion be obtained, given Parent’s view that such opinions were customary and that receipt by a board of directors of an such an opinion was relevant to stockholders in determining whether to support a transaction. Given the importance ascribed to the issue by Parent and the value added by obtaining such a fairness opinion, the Company agreed to seek and engage an advisor to evaluate the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger.

In parallel, and in order to make the transaction more compelling to stockholders of the Company, the Company proposed that the CVR payments also include a royalty with respect to net sales of Quell products made by the Company (under Parent ownership) after the closing of the Merger, which was negotiated over the course of November 2024. The parties ultimately agreed to a royalty of up to $500,000 in the aggregate payable to the holders of CVRs with respect to sales of Quell products during the first two years after closing.

On November 22, 2024, the Company retained GA to undertake diligence of the Company, review the terms of the Transaction and provide a fairness opinion with respect to the Transaction.

During the first two weeks of December 2024, Dentons and Covington finalized the drafts of the Merger Agreement, the Company Disclosure Schedules to the Merger Agreement, the CVR Agreement, the Voting Agreement, and other ancillary documents.

On December 16, 2024, the Board of Directors held a special meeting attended by representatives of GA and Covington. Representatives of GA reviewed with the Board of Directors GA’s financial analyses of the Merger Consideration, and delivered to the Board of Directors a written opinion dated December 16, 2024 that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For additional information regarding GA’s opinion, please see below under the caption “Opinion of Great American Group Intellectual Property Advisors LLC.” A representative of Covington then reviewed the terms of the Merger Agreement, including the mechanics of the transaction, financing arrangements, the treatment of equity incentive awards, the representations and warranties of the Company and Parent (and the preparation of schedules related thereto), the operating and other covenants including as they related to seeking stockholder approval, the right of the Company to consider a “Superior Proposal” and the termination fees related thereto, the conditions to the Merger and the other transactions contemplated by the Merger Agreement and the termination and remedy rights of the parties. The representative of Covington then reviewed ancillary arrangements, including the Voting Agreement, the CVR Agreement and Amendment No. 17 to the Shareholder Rights Agreement. The Board of Directors also discussed its fiduciary duties with respect to the transactions with Covington. The Board of Directors then further discussed and considered the proposed transaction, including the potential benefits of, and risks related to, the transaction and the Company’s standalone prospects as described in more detail below under “Reasons for the Merger.” Following such discussion and consideration, the Board of Directors determined to proceed with the transaction and unanimously, among other things pertaining to the transaction, (i) determined that the Merger Agreement, the CVR Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption, and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

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On December 17, 2024, the Company, Parent and Merger Sub executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, Parent entered into the Voting Agreement with the stockholders named therein, and the Company and Equiniti Trust Company, LLC entered into Amendment No. 17 to the Shareholder Rights Agreement.

On December 17, 2024, the Company and Parent each issued a press release announcing the execution of the Merger Agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders; (ii) approved, adopted and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption; and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with the Company’s senior management, as well as representatives of GA and outside legal counsel. In the course of (i) making its determination that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and its stockholders and (ii) approving, adopting and declaring advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, the Board of Directors considered numerous factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Board of Directors believed supports its determination and recommendation:

Merger Consideration. The Board of Directors considered the aggregate value and form of the consideration to be received in the Merger by the Company’s stockholders, including:

●	the current and historical market prices of the shares of the Common Stock relative to the estimated Net Cash and projected Per Share Cash Consideration;

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●	that the Per Share Cash Consideration provides the Company’s stockholders with immediate and certain value in respect of their shares of Common Stock and immediate access to the Company’s Net Cash (after deduction of liabilities and payment of MRIP Closing Consideration), especially when viewed against the risks and uncertainties associated with the Company’s standalone strategy;

●	that in addition to the Per Share Cash Consideration, the Company’s stockholders will receive one CVR per share of Common Stock, which provides the Company’s stockholders with an opportunity to realize additional value if proceeds are received from the sale of products under its Quell product line or from the disposition of its DPNCheck product line, as described in the CVR Agreement; and

●	that Parent would be assuming liabilities for aspects of the Company’s business, such as the Quell product line, that would otherwise need to have been retained and reserved against cash if the Company had pursued a dissolution.

Business and Financial Condition. The Board of Directors considered the Company’s historical and projected business, industry, markets, financial performance and condition and the Company’s prospects.

Risks and Uncertainties of Remaining a Standalone Business. The Board of Directors considered, among other factors, that the Company’s business and stockholders would continue to be subject to significant risks and uncertainties if the Company remained an independent public company, including:

●	that the achievement of the Company’s standalone plan has been and would continue to be subject to numerous risks and uncertainties, including those related to the Company’s Quell and DPNCheck product lines and substantial competition from other medical device and/or neurotechnology companies;

●	that in 2023, the Centers for Medicare and Medicaid Services had made significant changes in risk-adjustment payments for Medicare Advantage screening, including for peripheral neuropathy, that have and are expected to continue substantially negatively impacting DPNCheck revenue;

●	the pace and magnitude of ongoing changes in the markets in which the Company operates and competes;

●	that changes in U.S. social, political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment, and any negative sentiments towards the U.S. as a result of such changes, could adversely affect the Company’s business;

●	that developing, introducing and growing new products and services would require long-term, strategic investments, the significant risks that the Company’s operations alone may not be sufficient to fund such investments, that additional capital through investment or debt may not be available to the Company if needed, and that any such new products or services may not be successful or realize favorable returns;

●	that the Company may not continue to sell its products, due to not retaining effective sales and marketing personnel or not entering into new territories or new collaboration arrangements;

●	that the Company is reliant on third-party manufacturers for supply of its key products and subject to increased risk from a breach of any of their obligations owed to the Company;

●	that the Company is dependent on key employees and that it may be unable to retain such employees, or to attract additional employees necessary to pursue its business strategy as a standalone business;

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●	the uncertainty of whether future trading values of the Common Stock would reach the Per Share Cash Consideration as compared to the certainty of receiving the Per Share Cash Consideration for shares of Common Stock in the Merger; and

●	the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

Comprehensive Sale Process. The Board of Directors considered the fact that the terms of the Merger Agreement were the result of a months-long process, including with the advice and assistance of an outside financial advisor during a number of months in that process, and where dozens of parties were approached and a number of parties made offers to the Company, which were evaluated by the Board of Directors throughout the process and further negotiated by the Company, as further described in the section entitled “Background of the Merger”. Further, the Company had previously engaged in exclusive negotiations with two parties and was not able to reach a satisfactory agreement due to a number of risks and uncertainties involved in those other potential transactions.

Arm’s Length Negotiations. The Board of Directors considered the fact that the terms of the Merger Agreement were the result of robust arm’s-length negotiations conducted by the Company, with the knowledge of and at the direction of the Board of Directors. The Board of Directors also considered the improvements to the terms and conditions in the definitive documentation that the Company was able to negotiate from the terms and conditions proposed by Parent, including a limitation on the scope of deductions from Net Cash and the inclusion in the CVR Agreement of an additional royalty associated with sales of Quell products. In addition, following negotiations with certain other potential acquirors as further described in the section entitled “Background of the Merger” and discussed above, and with Parent, and discussions with the Company’s executive officers and advisors, the Board of Directors believed that the Merger Consideration was the maximum consideration at which Parent would conduct the acquisition of the Company and that it was unlikely that any other potential acquiror would be willing and able to acquire the Company at a price in excess of the Merger Consideration.

GA’s Financial Opinion. The Board of Directors considered the opinion of GA rendered to the Board of Directors on December 16, 2024, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by GA in preparing its opinion, the Merger Consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the heading “Opinion of Great American Group Intellectual Property Advisors, LLC.”

Management Projections. The Board of Directors considered the unaudited forecasts for the Company that had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the matters covered thereby, taking into account the relevant information available to the Company’s management at the time. The Board of Directors considered the inherent uncertainty of attaining management’s forecasts, including uncertainties with respect to future revenue from sales of its product lines, accuracy of estimated sales expenses, and optimal commercial models for both the Quell and DPNCheck products, and that due to such uncertainty the Company’s actual financial results in future periods could differ materially from management’s forecasted results. The Board of Directors approved the projections for GA’s use and reliance in connection with the rendering of its fairness opinion to the Board of Directors and performing its related financial analyses.

Likelihood of Completion; Certainty of Payment. The Board of Directors considered its belief that, absent a Superior Proposal, the Merger represented a transaction that would likely be consummated based on, among other factors (and not in any relative order of importance):

●	the absence of any financing condition to the consummation of the Merger and Parent’s delivery of adequate financial commitments;

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●	the fact that no regulatory approvals are required to be obtained in order to consummate the Merger;

●	the financial condition of Parent and the Board of Directors’ belief, based on discussions with, among others, management of Parent, that Parent is willing and able to devote the resources necessary to complete the Merger in an expeditious manner;

●	the fact that certain of the Company’s stockholders, including all of the Company’s directors and officers, have agreed, subject to the terms and conditions of the Voting Agreement, to vote in favor of the adoption of the Merger Agreement;

●	the fact that the CVR Agreement requires Parent to use commercially reasonable efforts to consummate the transactions contemplated by any Disposition Agreement with respect to DPNCheck and to comply with the terms of any such Disposition Agreement;

●	the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk;

●	the fact that the conditions to the Closing are specific and limited in scope; and

●	the availability to the Company of equitable remedies such as the right to an injunction or specific enforcement to prevent or restrain breaches or threatened breaches of the Merger Agreement or to enforce the terms and provisions thereof, including the consummation of the Merger, under certain circumstances described in “The Merger Agreement - Specific Performance.”

Termination of the Voting Agreement. The Board of Directors considered the fact that the Voting Agreement terminates in the event that the Merger Agreement is validly terminated in accordance with its terms.

Time to Close. The anticipated timing of the consummation of the Merger and the structure of the Merger allows for the potential for closing in a relatively short timeframe.

Other Terms of the Merger Agreement. The Board of Directors considered other terms of the Merger Agreement, which are more fully described under the heading “The Merger Agreement.” Certain provisions of the Merger Agreement that the Board of Directors considered significant include:

●	Ability to Respond to Unsolicited Acquisition Proposals. Prior to the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company may provide confidential information and/or engage in discussions or negotiations in connection with a bona fide Acquisition Proposal (as more fully described under the heading “The Merger Agreement - No Change of Recommendation or Alternative Acquisition Agreement”) from an unsolicited bidder if the Board of Directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, subject to certain notice requirements in favor of Parent and the entry into an acceptable confidentiality agreement with the applicable unsolicited bidder;

●	Termination in Response to a Superior Proposal. The ability of the Company to terminate the Merger Agreement in order to accept a Superior Proposal, subject to Parent’s ability to match such Superior Proposal and to the Company paying Parent a termination fee of $500,000 (or, in certain other specified circumstances, reimburse Parent for out-of-pocket fees and expenses up to a maximum of $250,000 or $500,000, depending on the circumstances upon which termination occurs) as well as the other applicable terms and conditions of the Merger Agreement (as more fully described below under the heading “The Merger Agreement - Termination Fee”);

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●	End Date. The fact that the End Date (the date under the Merger Agreement on which either party, subject to certain exceptions, may terminate the Merger Agreement) allows for sufficient time to consummate the Merger, while minimizing the length of time during which the Company would be required to operate subject to the restrictions on interim operations set forth in the Merger Agreement; and

●	Appraisal Rights. The availability of statutory appraisal rights under the DGCL in connection with the Merger.

The Board of Directors also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

●	Opportunity Costs. The Board of Directors considered that if the Merger is consummated, Company stockholders will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or benefit from any potential future appreciation in the value of Company shares, including any value that could be achieved if the Company engages in future strategic or other transactions, other than in connection with the CVR Agreement;

●	Non-Solicitation Covenant. The Board of Directors considered that the Merger Agreement imposes restrictions on the Company’s solicitation of acquisition proposals from third parties. However, based upon the process to review strategic alternatives described under the heading “Background of the Merger,” and the fact that a comprehensive number of transaction counterparties were contacted during such process, the Board of Directors believed it had a strong basis for determining that the Merger was the best transaction reasonably likely to be available to the Company;

●	Expense Reimbursement and Termination Fees. The Board of Directors considered the fact that the Company must pay Parent a termination fee of $500,000 and, in certain circumstances, also reimburse Parent for all reasonable out-of-pocket fees and expenses (up to a maximum of $250,000 or $500,000, depending on the circumstances upon which termination occurs) if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal, as well as that the amount of the termination fee and expense reimbursement is comparable to termination fees and expense reimbursement in transactions of a similar size, is reasonable, would not likely deter competing bids, and that the termination fee would not likely be required to be paid unless the Company entered into a more favorable transaction;

●	Interim Operating Covenants. The Board of Directors considered that the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to the consummation of the Merger, requiring the Company to (i) use commercially reasonable efforts to ensure that the Company and its subsidiaries conduct its business in the ordinary course consistent with past practice; (ii) use commercially reasonable efforts to preserve intact its current business organization and maintain its relations and goodwill with persons having material business relationships with the Company; and (iii) refrain from taking certain actions without the consent of Parent. The Board of Directors considered that such restrictions may potentially impact the Company’s ability to pursue its business strategy prior to the Closing.

●	Risks the Merger May Not Be Completed. The Board of Directors considered the risk that the conditions to the Merger may not be satisfied and that, therefore, the Merger would not be consummated. The Board of Directors also considered the risks and costs to the Company if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business operations, including its relationships with vendors, distributors, customers, partners and others that do business with the Company, and the potential effect on the trading price of shares of Common Stock;

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●	Potential Conflicts of Interest. The Board of Directors considered that the Company’s executive officers and directors have financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that may be different from or in addition to those of other stockholders, as more fully described under the heading “Interests of Directors and Executive Officers in the Merger;”

●	Tax Treatment. The Board of Directors considered that the receipt of the Merger Consideration and the CVRs will generally be taxable to stockholders of the Company; and

●	Impact on Stakeholders. The Board of Directors considered the potential impact of the Merger on employees, customers, partners and communities and the risks of not closing in a timely manner (including, but not limited to, costs, attrition and disruption of the Company’s workforce).

Although not meant to be exhaustive, the foregoing discussion summarizes material factors considered by the Board of Directors in its consideration of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Upon due consideration of these and other factors, the Board of Directors believed that, overall, the potential benefits of the Merger to the Company’s stockholders outweighed the risks and uncertainties of the Merger and adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommends that stockholders vote to adopt the Merger Agreement based upon the totality of the information presented to and considered by the Board of Directors.

Opinion of Great American Group Intellectual Property Advisors, LLC

On December 16, 2024, GA rendered to the Board of Directors its oral opinion (which was subsequently confirmed in writing by delivery of GA’s written opinion dated December 16, 2024), to the effect that, as of December 16, 2024, and based upon and subject to the qualifications, limitations, assumptions and other matters considered by GA in connection with the preparation of the opinion, the Merger Consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view.

GA’s opinion was directed to the Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger, the Merger Agreement or any other agreement or understanding entered into in connection with the Merger or otherwise. The summary of GA’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GA in preparing its opinion. However, neither GA’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to the Board of Directors, the Company, any security holder of the Company or any other person as to how to act or vote on any matter relating to the Merger or otherwise.

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In connection with its opinion, GA made such reviews, analyses and inquiries, as GA deemed necessary and appropriate under the circumstances, in each case without any independent verification of the information provided to GA by the Company or obtained from another public or private source. Among other things, GA performed the following review and analysis:

●	Reviewed a draft of the Merger Agreement received by GA on December 13, 2024;

●	Reviewed a draft of the CVR Agreement received by GA on December 13, 2024;

●	Reviewed a draft of the Fukuda Asset Purchase Agreement (as defined below);

●	Reviewed financial forecasts prepared by Company management regarding (i) the Per Share Cash Consideration (the “Per Share Cash Projections”) as of March 31, 2025, the date on which Company management estimated the Merger to close, (ii) the estimated amount and timing of the payments to be made with respect to the CVR (the “CVR Projections”) and (iii) the Company on a stand-alone basis (without giving effect to the Merger) for the quarters ended December 31, 2024 and March 31, 2025 (the “Company Standalone Projections”);

●	Reviewed estimates dated as of December 13, 2024 prepared by Company management regarding the expected realizable value for the Company’s assets in an orderly liquidation of the Company and the remaining amounts estimated to be available upon completion of such liquidation for distribution to the Company’s stockholders (the “Liquidation Analysis”);

●	Held discussions with Company management regarding the Company and the proposed Merger; and

●	Performed such other analyses, reviewed such other information and considered such other factors as GA deemed appropriate.

For purposes of rendering its opinion, GA, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, or discussed with or reviewed by, GA, without assuming any responsibility for independent verification thereof. Company management advised GA, and GA assumed with the Company’s consent, that (i) the Per Share Cash Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the Per Share Cash Consideration, (ii) the CVR Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the amount and timing of the payments reasonably contemplated to be made with respect to the CVR, (iii) the Company Standalone Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the future financial performance of the Company without giving effect to the Merger, and (iv) the Liquidation Analysis was reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the expected realizable value for the Company’s assets in an orderly liquidation of the Company and the remaining amounts estimated to be available upon completion of such liquidation for distribution to the Company’s stockholders. GA expressed no opinion or view as to the Per Share Cash Projections, the CVR Projections, the Company Standalone Projections, the Liquidation Analysis or the respective assumptions on which they were based. GA also assumed that there had been no changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements and other information, financial or otherwise, made available to GA that would be material to GA’s analyses or its opinion, and that there was no information or any facts or developments that would make any of the information reviewed by GA inaccurate, incomplete or misleading.

GA did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, or any of its subsidiaries. GA did not undertake any independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which the Company was a party or may have been subject and its opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. GA assumed, with the Company’s consent, that (i) all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger and the Fukuda Transaction (as defined below) would be obtained without any delay or effect on the Company, the Merger or the Fukuda Transaction that would be material to its analysis or opinion; (ii) the representations and warranties made by the parties in the Merger Agreement and the Fukuda Asset Purchase Agreement were accurate and complete in all respects material to its analyses and opinion; (iii) each party to the Merger Agreement, the CVR Agreement and the Fukuda Asset Purchase Agreement would perform all of its covenants and obligations thereunder; and (iv) the Merger and the Fukuda Transaction would be consummated on the terms set forth in the respective drafts of the Merger Agreement, the CVR Agreement and the Fukuda Asset Purchase Agreement identified above, without the waiver or modification of any term or condition the effect of which would be material to its analysis or opinion.

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Company management advised GA, and GA assumed with the Company’s consent, that: (i) the Company incurred significant losses since its inception and anticipated that it would continue to incur significant losses for the foreseeable future; (ii) the Company did not expect to achieve profitability prior to the time at which it would exhaust its currently available cash resources; (iii) the Company did not believe that funding would be available to it, would be obtained on terms favorable to it or would provide it with sufficient funds to meet its objectives; (iv) the Company did not plan to raise additional financing; (v) the Company’s failure to conclude the Merger or an alternative strategic transaction would force it to consider other strategic alternatives such as wind-down and dissolution; (vi) the values the Company would receive for its assets in liquidation or dissolution could be significantly lower than the values reflected in the Company’s financial statements; and (vii) any proceeds the holders of Common Stock would receive in a liquidation and dissolution of the Company would reasonably expected to be materially less on a per-share basis than the Merger Consideration.

GA was not requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, or (iii) advise the Board of Directors, the Company or any other party with respect to alternatives to the Merger. GA’s opinion does not address the underlying business decision of the Board of Directors or the Company to engage in the Merger, or the relative merits of the Merger as compared to any other transactions, strategic alternatives or business strategies that may be available to the Company. GA’s opinion did not express any opinion as to any legal, regulatory, tax or accounting matters. GA’s opinion addressed only the fairness from a financial point of view, as of December 16, 2024, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger. GA did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the CVR Agreement or any instrument contemplated thereby or entered into or amended in connection with the Merger, including, without limitation (i) the fairness of any portion or aspect of the Merger to the, creditors or other constituencies of the Company (other than to the holders of Common Stock as provided in its opinion), or to any other party; (ii) whether the Merger Consideration should have been comprised of cash, capital stock, or a combination of both; or (iii) the terms of any financing for the proposed Merger; (iv) the treatment of, or any consideration to be received for, the shares of Preferred Stock, whether relative to the shares of Common Stock or otherwise; or (v) the Fukuda Transaction. In addition, GA expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any other participant in the Merger, or any class of such persons, relative to the Merger Consideration in the Merger or otherwise. GA did not express any view or opinion as to the prices at which the shares of Common Stock may trade at any time or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due.

GA’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to GA as of, the date of its opinion. Subsequent developments may have affected or might affect the conclusion expressed in GA’s opinion and GA assumed no responsibility for advising any person of any change in any matter affecting its opinion or for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring or coming to its attention after the date of its opinion. GA’s advisory services and its opinion were provided for the information and assistance of the Board of Directors in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any member of the Board of Directors or any holder of Common Stock or other interests in the Company should act or vote with respect to the Merger or any other matter.

GA’s opinion was for the information of the Board of Directors (in its capacity as such) in connection with its consideration of the Merger and may not be used for any other purpose or by any other party. GA is not an auditor, accountant, or expert in the preparation of financial statements. Pursuant to its engagement, GA was neither requested by the Board of Directors to assist, and did not assist, the Company or its auditors in the preparation of the Company’s financial statements. Furthermore, GA was not asked by the Company to advise, and did not advise the Board of Directors or the Company, as to whether the Company’s financial statements comply with applicable accounting or legal requirements including, but not limited to, generally accepted accounting principles.

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GA’s opinion was only one of many factors considered by the Board of Directors in evaluating the proposed Merger. Neither GA’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Board of Directors or management with respect to the Merger or the Merger Consideration. The type and amount of Merger Consideration payable in the Merger were determined through negotiation between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board of Directors.

Material Financial Analyses

The following is a summary of the material financial analyses performed by GA in connection with the preparation of its opinion and reviewed with the Board of Directors on December 16, 2024. The summary of these analyses is not a complete description of the analyses underlying GA’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither GA’s opinion nor the underlying analyses are readily susceptible to summary description. GA arrived at its opinion based on the results of all reviews undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor.

In performing its analyses, GA considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. The estimates contained in the Per Share Cash Projections and the CVR Projections and the implied values indicated by GA’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, GA’s analyses are inherently subject to substantial uncertainty.

For purposes of its opinion, GA did not rely upon a discounted cash flow analysis of the Company, a review of selected companies GA deemed relevant or a review of selected transactions GA deemed relevant, because Company management advised GA, and GA assumed with the Company’s consent, that: (i) the Company had incurred significant losses since its inception and anticipated that it would continue to incur significant losses for the foreseeable future; (ii) the Company did not expect to achieve profitability prior to the time at which it would exhaust its currently available cash resources; (iii) the Company did not believe that funding would be available to it, would be obtained on terms favorable to it or would provide it with sufficient funds to meet its objectives; and (iv) the Company did not plan to raise additional financing.

Merger Consideration. GA calculated an implied value of the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to the Merger Agreement based on the Per Share Cash Projections, the Company Standalone Projections and the CVR Projections. The Per Share Cash Projections and the Company Standalone Projections estimated the Company would have, at Closing, Modified Net Cash (as defined under “Management Projections – Per Share Cash Projections” below) of approximately $9.06 million (which includes, among other things, the initial payment and first milestone payment anticipated to be received in the Fukuda Transaction). The CVR Projections estimated distributions to holders of Common Stock of approximately $905,000 as of August 1, 2025, $43,000 as of February 28, 2027, and $31,000 as of February 28, 2028. GA calculated the implied present value of the CVR distributions, by applying (i) with respect to the first distribution, a discount rate equal to 5.3% (based on the Damodaran corporate cost of debt for healthcare product companies in Japan, which was deemed appropriate based on the jurisdiction to which the Fukuda Transaction relates) and (ii) with respect to the second and third distributions, a discount rate equal to 24.7% (based on an estimate of the weighted average cost of capital of the Quell business), which resulted in an implied present value of the first, second and third distributions of approximately $890,000, $30,000 and $15,000, respectively. GA added the total present values of the CVR Projections (approximately $934,000) to the Modified Net Cash of approximately $9.06 million to generate an implied value of aggregate Merger Consideration equal to $9,900,000. GA then divided this number by the total number of projected shares of Common Stock outstanding as of March 31, 2025, as provided by Company management (equal to 2,127,020, based on 2,033,384 shares of Common Stock, 92,991 Company RSUs and Company RSAs that vest upon a change in control and 645 shares of Common Stock issuable under the Company ESPP), which resulted in an implied value of the Merger Consideration of $4.70 per share of Common Stock.

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Review of Liquidation Analysis. GA reviewed and considered the Liquidation Analysis of the Company, which was prepared by Company management. The Liquidation Analysis estimated the expected realizable value for the Company’s assets in an orderly liquidation of the Company and the remaining amounts estimated to be available upon completion of such liquidation for distribution to the Company’s stockholders. GA noted that the Liquidation Analysis estimated the potential realizable value for the Company’s assets in a liquidation of approximately $11.73 million and total expenses, liabilities, costs and reserves of approximately $5.14 million (as set forth in more detail in this proxy statement under the heading “Liquidation Analysis”), which resulted in net cash available for distribution to the holders of Common Stock of approximately $6.59 million. GA then divided this number by the total number of projected shares of Common Stock outstanding as of March 31, 2025, as provided by Company management (equal to 2,034,029, based on 2,033,384 shares of Common Stock and 645 shares of Common Stock issuable under the Company ESPP). The Liquidation Analysis indicated an implied value of $3.24 per share of Common Stock, as compared to the implied value of the Merger Consideration of $4.70 per share of Common Stock projected to be received by the holders of Common Stock in the Merger pursuant to the Merger Agreement.

Other Matters

GA was retained by the Company to provide an opinion to the Board of Directors as to the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration to be received by such holders in the Merger. The Company engaged GA based on GA’s knowledge of the Company and its industry. GA is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. GA became entitled to a fee of $260,000 for such services, all of which was payable upon its retention by the Company and none of which was contingent on the successful completion of the Merger. In addition, the Company has agreed to indemnify and reimburse GA and certain related parties for certain liabilities and expenses that may arise out of its engagement. GA and its affiliates may in the future provide investment banking and other financial services to the Company, Parent and their respective affiliates, for which GA and its affiliates would expect to receive compensation.

DPNCheck Sale to Fukuda

Following the signing of the Merger Agreement, on January 16, 2025, the Company entered into an asset purchase agreement (the “Fukuda Asset Purchase Agreement”) with Fukuda Denshi Co., Ltd., a Japanese corporation (“Fukuda”), pursuant to which the Company has agreed to sell its rights, title and interest in the assets related to its DPNCheck product line for use in the Japanese market, including relevant intellectual property rights (the “Fukuda Transaction”).

In connection with the Company’s entry into the Fukuda Asset Purchase Agreement, the Company and Fukuda also entered into a Patent Assignment Agreement, dated January 16, 2025, whereby the Company assigned to Fukuda certain intellectual property rights in Japan relating to its DPNCheck product line, as well as an Intellectual Property License Agreement, dated January 16, 2025, whereby the Company granted to Fukuda a limited, non-exclusive, royalty-free license in Japan to certain materials and know-how in connection with the use of the intellectual property purchased pursuant to the Fukuda Asset Purchase Agreement.

Pursuant to the Fukuda Asset Purchase Agreement, Fukuda agreed to pay the Company an initial payment of $400,000 in cash and two milestone payments totaling up to $1.5 million after such closing payable upon the achievement of certain milestones. The Company anticipates the completion of the first milestone and milestone payment by March 31, 2025 and the second milestone and milestone payment by April 2025.

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Liquidation Analysis

In connection with the evaluation of the Merger by the Board of Directors, management of the Company prepared the Liquidation Analysis as of December 13, 2024.

Management prepared the Liquidation Analysis, considering, among other factors (i) the estimated costs, net of insurance proceeds, associated with contingency costs and other anticipated liabilities that management expected could reasonably arise during the period following the Company’s estimated date of approval of a liquidation until assets could be liquidated and distributed to the Company’s stockholders, and (ii) costs that could reasonably be incurred during the three-year survival period, including liquidator’s fees and legal, accounting and other professional fees. The Liquidation Analysis was also provided to GA, who used and relied upon the Liquidation Analysis for purposes of its opinion, as discussed under the heading “Opinion of Great American Group Intellectual Property Advisors, LLC.” The Liquidation Analysis estimated potential realizable values for the Company’s assets in an orderly liquidation and remaining amounts available upon completion of such liquidation for distribution to holders of Common Stock based on the internal estimates of management of the amounts that would reasonably be recovered in an orderly liquidation. The Liquidation Analysis includes legal fees and expenses but does not include potential damages associated with securities class actions, which cannot be reasonably estimated or quantified.

The inclusion of the Liquidation Analysis should not be deemed an admission or representation by the Company or any of its officers, directors, affiliates, advisors, or other representatives with respect to the Liquidation Analysis. The Liquidation Analysis is not included to influence your views on the Merger, the Merger Agreement or the Transaction and is summarized in this proxy statement solely to provide the Company’s stockholders access to certain information considered by management and the Board of Directors in connection with their evaluation of the Merger, the Merger Agreement and the Transaction, and the Company’s potential alternatives. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which could have been significantly more or less favorable. In addition, analyses relating to the liquidation value of the Company do not purport to be appraisals or reflect the prices at which shares of Common Stock may actually be valued or trade. The assumptions and estimates used in, and the results derived from, the Liquidation Analysis are hypothetical, and are thus inherently subject to substantial uncertainty.

The Liquidation Analysis was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC regarding projections or forward-looking statements, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles in the U.S. (“GAAP”). The Liquidation Analysis included in this document has been prepared by Company management. Neither the independent registered public accounting firm of the Company nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein.

The Liquidation Analysis includes estimates of cash and of certain expenditures, which for the purpose of the Liquidation Analysis were not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Merger if the disclosure is included in a document such as this proxy statement to comply with requirements under state laws, including case law.

The Liquidation Analysis speaks only as to the date on which it was generated, and the Company undertakes no obligation to update or otherwise revise or reconcile the Liquidation Analysis to reflect circumstances existing after the date the Liquidation Analysis was generated or to reflect the occurrence of future events. The Company does not intend to make publicly available any update or other revisions to the Liquidation Analysis, except as otherwise required by law. In light of the foregoing factors, stockholders are cautioned not to place undue reliance on the Liquidation Analysis.

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The below summary of the Liquidation Analysis is subject to the statements above, and represents management’s reasonable estimates of cash amounts that, in the event of a liquidation or dissolution of the Company, may be distributed to stockholders as permitted under applicable law. The Liquidation Analysis does not account for potential liabilities of the Company that cannot be reasonably estimated or quantified, including potential damages associated with securities class actions, or other potential risks and uncertainties associated with pursing a winding down and liquidation of the Company. Such liabilities could materially affect the cash amounts that, in the event of a liquidation or dissolution of the Company, may be distributed to stockholders as permitted under applicable law.

The Company’s initial projections underlying the Liquidation Analysis included the following key inputs and assumptions:

(A)	An estimated value for total assets as of March 31, 2025 of approximately $11.73 million, assuming cash and cash equivalents were liquid and fully recoverable and estimating the value of accounts receivable and inventory;

(B)	Estimated current liabilities as of March 31, 2025 of approximately $756,000, assuming payment in full of all outstanding accounts payable, and payment of all accrued liabilities, including professional fees, and lease liabilities;

(C)	Estimated costs and expenses associated with the liquidation equal to $762,000, which is comprised of approximately $200,000 related to the solicitation of stockholder approval for the dissolution; costs of approximately $562,000 related to professional and legal fees, financial advisory and accounting fees;

(D)	Estimated (i) severance obligations of approximately $1.8 million, (ii) D&O insurance coverage costs of approximately $805,000; and (iii) a reserve of $250,000 for contingency costs; and

(E)	A further reduction of $550,000 for additional estimated costs and expenses required during a three-year wind-down period (which may be longer or shorter depending on the resolution of known and contingent liabilities and other factors) for the Company’s operations, including liquidator’s fees, ongoing operating expenses and legal, accounting and other professional fees.

After discussions with GA, the Company revised certain of the inputs and assumptions underlying the Liquidation Analysis, as follows:

(A)	An increase in estimated current liabilities from the Company’s prior estimate of approximately $756,000 to approximately $809,000 based on upward adjustments to accounts payable and lease liabilities; and

(B)	An increase from the Company’s prior estimate of approximately $762,000 to approximately $906,000 in estimated costs associated with liquidation, including the retention of a liquidation expert, increase in estimated legal fees, and estimated costs associated with wind-down of the Company’s offices and production facilities.

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Based on the foregoing Liquidation Analysis, net cash available for distribution to the holders of Common Stock was estimated to be approximately $6.6 million, or $3.24 per share of Common Stock based on issued and outstanding shares of Common Stock (inclusive of the dilutive impact of outstanding equity awards) of 2,034,029.

The Liquidation Analysis, including the projected expenses and costs and projected distribution amounts, were provided to GA, who was authorized and directed by the Board of Directors to use and rely on the Liquidation Analysis for purposes of its financial analyses and opinion. For information regarding GA’s financial analysis and opinion to the Board of Directors, see the section of the proxy statement captioned “Opinion of Great American Group Intellectual Property Advisors, LLC.”

Management Projections

The Company does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with the strategic and financial review process as described in this proxy statement, in December 2024, management prepared certain unaudited forecasts, including the Per Share Cash Projections, the CVR Projections, and the Company Standalone Projections (together, the “Management Projections”), which were provided to the Board of Directors. The Management Projections were also provided to GA, and GA was directed by the Board of Directors to use and rely upon the Management Projections in connection with its financial analyses, as described in more detail under the caption “The Merger — Opinion of Great American Group Intellectual Property Advisors LLC.”

The Management Projections set forth below reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future trends or events, as well as matters specific to the Company’s business, such as product sales, cost of goods sold, research and development expenses, sales and marketing expenses, capital expenditures, and other relevant factors, all of which are difficult to predict and some of which are beyond the Company’s control. However, the Company’s management has an established and robust internal process for testing the reasonableness of its forecast assumptions as part of the ongoing development and implementation of its business plan. The Company’s management developed these projections based upon assumptions with respect to its business operations and expenses during the periods presented and conditions that are subject to change, including with respect to regulatory and market conditions. The Company believes it had a reasonable basis to prepare and provide this information based on prior product revenue, operating expenses and other data from previous fiscal quarters as well as its experience in the medical device market. These data provided a basis for the inputs required in prospective financial information, including estimated revenue from the Company’s Quell and DPNCheck product lines and dispositions related to its products pursuant to the CVR Agreement and various operating expenses, among others.

The Management Projections were not prepared with a view toward public disclosure or with a view toward compliance with (1) GAAP or any other jurisdiction, (2) the published guidelines of the SEC regarding projections and forward-looking statements or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined or performed any procedures with respect to the Management Projections or expressed any opinion or given any form of assurance with respect thereto or their achievability. The report of the Company’s independent registered public accounting firm incorporated by reference relates to the Company’s historical audited financial information only and does not extend to the prospective financial information and should not be read to do so.

Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by the Company’s management that management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to the Company’s management at the time. However, this information should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, regulatory conditions, financial market conditions, the Company’s ability to achieve forecasted sales, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws or accounting treatment. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared, and the Company Standalone Projections do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple quarters, and such information by its nature becomes less reliable with each successive quarter.

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Set forth below are summaries of the Management Projections. The Management Projections are forward-looking statements. For information on factors that may cause the Company’s future results to materially vary, see the information under the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” The Management Projections should be evaluated, if at all, in conjunction with the financial statements of the Company, risk factors and other information regarding the Company contained in our public filings with the SEC. See “Where You Can Find More Information.”

Per Share Cash Projections

The Per Share Cash Projections were based on an assumed Closing Date of March 31, 2025 and 2,127,020 shares outstanding as of that date. Cash assets include assumed value of marketable securities, cash accounts, and accounts receivable as of that date and rely on assumptions regarding proceeds from dispositions related to the DPNCheck product line. Cash assets include DPNCheck proceeds of approximately $626,000 that were projected to be received on the assumed Closing Date of March 31, 2025. This amount differs from the $400,000 that was ultimately set forth in the Fukuda Asset Purchase Agreement and which are expected to be received as of the Closing pursuant to the Fukuda Asset Purchase Agreement. For more information, please see “- DPNCheck Sale to Fukuda” above. The liabilities include estimated accounts payable and accrued liabilities, including professional fees. Change of control payments account for deduction of the MRIP Closing Consideration payable to the applicable MRIP participants, whereas under the Merger Agreement, “Net Cash,” as defined, does not provide for a deduction of such MRIP Closing Consideration. Instead, for purposes of the Merger Agreement, the MRIP Closing Consideration would be deducted after determination of Net Cash, but prior to the determination of the Per Share Cash Consideration. Due to this difference in methodology, and other assumptions made, in determining the balance of net cash reflected in the Per Share Cash Projections as referred to herein, we refer to the figure calculated below as “Modified Net Cash.”

Based on the assumptions above, management projected, at Closing, Modified Net Cash of approximately $9.2 million, resulting in projected Per Share Cash Consideration of $4.32.

Cash Assets	$12,893,279
Less Merger-Related Expenses and Transaction Fees	$(250,000)
Less Current Liabilities	$(721,439)
Less Change of Control Payments	$(716,450)
Less Other Liabilities	$(250,000)
Less Employee Severance Costs	$(1,464,023)
Less D&O Insurance	$(305,333)
Modified Net Cash at Closing	$9,186,034 (1)

(1)	The difference between this figure and the estimated $9.06 million of Modified Net Cash as noted in GA’s analysis above is due to minor adjustments for estimated expenses, including in connection with GA’s opinion, which subsequently resulted in a slight difference in the calculation of the MRIP Closing Consideration reflected above under “Change of Control Payments.”

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CVR Projections

The CVR Projections prepared by management were also based on an assumed 2,127,020 shares outstanding as of the assumed Closing Date of March 31, 2025. Management’s CVR Projections estimated distributions to holders of Common Stock of approximately $905,000 as of August 1, 2025, $43,000 as of February 28, 2027, and $31,000 as of February 28, 2028. These projections were based on assumptions regarding anticipated milestone payments of approximately $1,000,000 in connection with the Company’s sale of its DPNCheck product line in Japan then anticipated to be received in connection with the Fukuda Transaction and $131,000 with respect to net sales of the Company’s Quell products, reduced by estimated incentive costs and transaction expenses. These CVR Projections were subsequently discounted to their present value by GA in connection with its analysis, as discussed under the heading “Opinion of Great American Group Intellectual Property Advisors, LLC – Material Financial Analyses.”

On January 16, 2025, the Company entered into the Fukuda Asset Purchase Agreement, pursuant to which the Company sold its rights, title and interest in the assets related to its DPNCheck product line for use in the Japanese market, including relevant intellectual property rights, for an initial payment of $400,000 in cash at the closing and up to $1.5 million, payable upon the achievement of certain milestones. For additional information, see “- DPNCheck Sale to Fukuda” above.

Company Standalone Projections

The Company Standalone Projections do not reflect the Merger and are based upon certain assumptions made by the Company’s management, including the following:

●	Revenue: Data with respect to sales of Quell and DPNCheck products from prior fiscal quarters, were used to estimate revenue from future sales. Available historical and proprietary data with respect to market, competitor, demographic and subscriber information was further leveraged in conjunction with management expertise to determine projected quarterly demand. Management estimated selling price and revenue from Quell and DPNCheck based on current selling prices, adjusted for predicted business, regulatory, market and economic developments, including the potential adverse effect of the recent changes with respect to risk-adjustment payments for Medicare Advantage screening, including for peripheral neuropathy, by the Centers for Medicare and Medicaid Services;

●	Costs of goods sold and gross profit: Management estimated cost of goods sold, excluding depreciation and considering unabsorbed production costs and adjusted for predicted business, market and economic developments;

●	Operating costs: Operating costs were projected to remain relatively unchanged for periods presented, as the Company did not contemplate changes to the configurations of its business or any new investments in commercial operations. Operating expenditures were expected to continue to be comprised primarily of personnel expenses, facility costs, insurance, supplies, outside services, promotional expenses, professional fees, clinical development, taxes, licenses and fees; and various public company costs.

	2024
	Q1 (Actual)	Q2 (Actual)	Q3 (Actual)	Q4	FY
Total Revenue	$1,093,556	$769,148	$587,313	$531,942	$2,981,960
Cost of Goods Sold	$576,539	$277,229	$275,356	$270,217	$1,399,342
Gross Profit	$517,017	$491,919	$311,957	$261,725	$1,582,618
	47.3%	64.0%	53.1%	49.2%	53.1%

Operating Expenses	$3,771,009	$2,320,574	$2,054,005	$2,407,657	$10,553,244
Net Loss	$(3,029,574)	$(1,487,932)	$(1,508,226)	$(2,024,265)	$(8,049,998)
Cash Flow	$(398,041)	$(1,169,154)	$(1,595,356)	$(1,900,487)	$(5,063,039)
Cash/Securities	$17,599,110	$16,429,956	$14,834,600	$12,934,112	$12,934,112

	2025
	Q1	Q2	Q3	Q4	FY
Total Revenue	$659,616	$578,701	$512,515	$518,253	$2,269,085
Cost of Goods Sold	$323,978	$293,826	$270,204	$270,088	$1,158,095
Gross Profit	$335,638	$284,875	$242,311	$248,165	$1,110,989
	50.9%	49.2%	47.3%	47.9%	49.0%

Operating Expenses	$1,975,330	$1,497,658	$1,364,815	$1,313,583	$6,151,385
Net Loss	$(1,539,796)	$(1,120,178)	$(1,037,191)	$(987,397)	$(4,684,562)
Cash Flow	$(1,486,738)	$(1,076,212)	$(1,165,226)	$(873,812)	$(4,601,989)
Cash/Securities	$11,447,374	$10,371,162	$9,205,936	$8,332,124	$8,332,124

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As noted above, the Management Projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control.

The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Board of Directors, the Company, or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The information and tables set forth above are included solely to give the Company’s stockholders access to certain of the financial and operating financial information that were made available, as applicable, to the Board of Directors, GA and/or Parent, and are not included in this proxy statement in order to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the Special Meeting or for any other purpose. We do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate, except as otherwise required by law. In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

None of the Company, GA, Parent or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Management Projections or that the Management Projections will be achieved. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Projections.

Closing and the Effective Time

The Merger Agreement provides that the Closing will take place three business days after the satisfaction or waiver of the conditions to the Closing (described below under the caption “The Merger Agreement - Conditions to Completion of the Merger”) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or such other date and time agreed to in writing by Parent and us.

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly following the Effective Time, Parent will deposit with and make available to (or will cause to be deposited with and made available to) an agent appointed by Parent and reasonably acceptable to the Company (the “Paying Agent”) cash sufficient to pay the full Closing Cash Consideration in respect of shares of Common Stock and Preferred Stock, but not any Closing Cash Consideration in respect of any Excluded Shares and Dissenting Shares (as defined in the Merger Agreement) as of the Effective Time or the Company RSA Cash Consideration, the Company Option Cash Consideration, and the Company RSU Cash Consideration. Promptly after the Effective Time (but in no event later than two business days after the Effective Time), Parent will cause the Paying Agent to send to each holder of record of a certificate (the “Certificate”) which immediately prior to the Effective Time represented shares of Common Stock at the Effective Time (other than Excluded Shares), (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal, in form and substance reasonably acceptable to the Company, and instructions for use in such exchange (which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon transfer of the shares of Company Common Stock to the Paying Agent) and (iii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration.

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With respect to shares of Common Stock held in book-entry form (“Book-Entry Shares”), the Company and Parent will cooperate to, and Parent will cause the Paying Agent to, (i) deliver to DTC or its nominees, or to holders of Book-Entry Shares, in each case to the extent applicable or required, any notice with respect to the effectiveness of the Merger and any instructions for surrendering Book-Entry Shares and (ii) establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon the surrender of shares of Company Common Stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share.

Upon surrender of a Certificate for cancellation (together with the applicable letter of transmittal, duly executed and properly completed) to, or upon receipt of an “agent’s message” in customary form (or such other evidence of transfer, if any, as the Paying Agent may reasonably request) in respect of a Book-Entry Share by, as the case may be, the Paying Agent or such other agent or agents as may be appointed by Parent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered will be cancelled.

You should NOT return your Certificates, if any, with the enclosed proxy card, and you should NOT forward your Certificates to the Paying Agent without a letter of transmittal.

If you are a holder of record of shares of Common Stock, you will not be entitled to receive the Merger Consideration until (i) any Certificate representing such shares of Common Stock is surrendered to the Paying Agent, together with a properly completed letter of transmittal or (ii) an “agent’s message” is received by the Paying Agent in respect of any such shares that are uncertificated and held in book-entry form.

The letter of transmittal will include instructions if you have lost a Certificate or if such Certificate has been stolen or destroyed. If any Certificate has been lost, stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit of that fact claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or by the Paying Agent, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate.

Interests of Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that executive officers and directors of the Company may have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company.

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the Closing certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with the Surviving Corporation or one or more of its affiliates.

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Indemnification and Insurance of Directors and Executive Officers

The Surviving Corporation and its subsidiaries will honor and fulfill in all respects the obligations of the Company and its subsidiaries under any indemnification agreements existing as of the Agreement Date between the Company or any of its subsidiaries and any of their respective current or former directors and officers for a period of six years following the Effective Time.

The Surviving Corporation will indemnify, defend and hold harmless current or former directors and officers of the Company and its subsidiaries with respect to all acts or omissions by them in their capacities as such prior to the Effective Time or any transactions contemplated by the Merger Agreement. For a period of six years following the Effective Time, Parent will also cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and advancement of expenses for acts, errors, omissions and service prior to the Effective Time that are at least as favorable to the current or former directors and officers of the Company and its subsidiaries as those set forth in the Company’s and its subsidiaries’ organizational documents as of the date of the Merger Agreement and will not amend, repeal or otherwise modify these provisions in the organizational documents in any manner except as required by law.

The Merger Agreement also provides that, prior to the Effective Time, the Company will purchase a six-year “tail” policy and the Surviving Corporation will maintain such “tail” policy in full force and effect and continue to honor the obligations under the “tail” policy. For more information see “The Merger Agreement - Indemnification and Insurance.”

Treatment of Equity-Based Awards

At the Effective Time:

●	Each outstanding and unvested Company RSA will be converted into the right to receive consideration (notwithstanding any vesting conditions, restrictions or risk of forfeiture), as follows:

○	each Company RSA for which the holder thereof made a timely and valid 83(b) Election will be cancelled and cease to exist and will be converted into the right to receive the Merger Consideration with respect to each share of Common Stock subject to such Company RSA in accordance with the Merger Agreement and the CVR Agreement; and

○	each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election will be cancelled and converted into the right to receive (i) the Company RSA Cash Consideration, and (ii) one CVR with respect to each share of Common Stock subject to such Company RSA immediately prior to the Effective Time.

●	Each Company Option that is outstanding and unvested immediately prior to the Effective Time will vest in full and become exercisable, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration will be cancelled and converted into the right to receive (a) the Company Option Cash Consideration and (b) one CVR with respect to each share of Common Stock subject to such Company Option immediately prior to the Effective Time; and (ii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Per Share Cash Consideration will be cancelled with no consideration payable in respect thereof.

●	Each Company RSU that is then outstanding will automatically be cancelled and converted into the right to receive (i) the Company RSU Cash Consideration and (ii) one CVR with respect to each share of Common Stock subject to such Company RSU immediately prior to the Effective Time.

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Under the Merger Agreement, following December 17, 2024, the Company may not sell, issue, grant, or authorize the sale, issuance or grant of any share, capital stock, partnership, limited liability company, membership, member or similar interest in any person, or any option, warrant, right or other security (including debt securities) or interest convertible, exchangeable or exercisable thereto or therefor, except that (x) the Company may issue shares of Common Stock pursuant to the exercise, vesting or settlement of already outstanding equity awards; (y) the Company may issue shares of Common Stock pursuant to the conversion of shares of Preferred Stock; and (z) the Company may grant equity awards (1) to any newly hired employees in accordance with the Company’s customary grant practices or (2) to employees in the ordinary course of business (consistent with the Company’s customary grant practices) in connection with the Company’s review and promotion processes or otherwise to recognize performance.

Amended and Restated Management Retention and Incentive Plan

Effective as of the Effective Time, subject to the MRIP and subject to the Company’s receipt of an executed general release of claims, each eligible Participant in the MRIP will have the right to receive from the Surviving Corporation, and Parent will cause the Surviving Corporation to pay to such Participant: (i) an amount in cash equal to (a) such Participant’s applicable percentage interest participation set forth in the MRIP, multiplied by (b) the aggregate Net Cash; and (ii) upon the making of any Distributions pursuant to the CVR Agreement, such amounts in cash equal to (a) such Participant’s applicable percentage interest participation set forth in the MRIP, multiplied by (b) the Pre-MRIP Adjusted Proceeds in respect of the applicable Distribution Period. Dr. Gozani and Mr. Higgins are Participants in the MRIP. Any such consideration payable pursuant to the MRIP will reduce the amounts payable to holders of shares of Common Stock on account of Per Share Cash Consideration and Distributions under the CVR Agreement, as the case may be.

Treatment of Employee Stock Purchase Plan

Following December 17, 2024, (i) with respect to any outstanding Offering Period(s) (as defined in the Company ESPP) under the Company ESPP as of the Agreement Date, no participant can increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period and no new participants can participate in such Offering Period; (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date; (iii) any Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur immediately prior to the Effective Time, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger; and (iv) immediately prior to the Effective Time, the Company ESPP will terminate. Their shares purchased under the Company ESPP will be entitled to the treatment described above.

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Equity Interests of the Company’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of Common Stock (including Company RSAs), Company Options, Company RSUs and CVRs that (subject to any required tax withholdings or deductions and net of any exercise price of stock options) would convert into the right to receive Merger Consideration by such individuals, in each case based on equity interests held as of December 17, 2024, the date of the Merger Agreement. The table below does not take into account any attempt to forecast any grants, additional issuances, purchases, sales or forfeitures of equity interests following December 17, 2024. For information regarding the potential total dollar value of the compensation that would be paid in respect of equity awards held by our named executive officers as of January 20, 2025, see below under “Golden Parachute Compensation.” The following table assumes that the Closing occurs on January 20, 2025, which is the assumed Closing Date only for purposes of this compensation-related disclosure.

Name	Shares (1)	In the Money Options (2)	RSUs (3)	CVRs
Shai N. Gozani, M.D., Ph.D.	14,362	0	5,645	20,007
Thomas T. Higgins	11,031	0	4,275	15,306
Joshua Horowitz	80,106	0	4,201	84,307
David E. Goodman, M.D.	7,602	0	13,730	21,332
Nancy E. Katz	7,602	0	13,730	21,332
David Van Avermaete	7,601	0	13,730	21,331

(1)	Consists of shares of Common Stock directly held and shares of Common Stock beneficially owned as defined in Rule 16a-1(a)(2) under the Exchange Act. None of the directors or executive officers of the Company held any Company RSAs as of December 17, 2024. The number of shares shown does not include shares of Common Stock that the executive officer may purchase after the date of the Merger Agreement under the Company ESPP. For additional information regarding the treatment of our ESPP in the merger, see “The Merger — Interests of Directors and Executive Officers in the Merger — Treatment of Employee Stock Purchase Plan.” The executive officers do not currently participate in the ESPP.

(2)	Represents number of vested Company Options which have a per share exercise price that is less than the assumed Per Share Cash Consideration of $4.27, which is based on an assumed approximate $9.9 million of Net Cash and 2,112,857 shares of Common Stock outstanding as of the Closing, held by each of the persons listed in the table after giving effect to accelerated vesting provided under the Merger Agreement. Under the Merger Agreement, 100% of all outstanding unvested Company Options, including those options held by our executive officers will accelerate and vest at the Effective Time.

(3)	Represents number of outstanding Company RSUs that will be cancelled and converted into the right to receive consideration in connection with the Merger.

Payments Upon Termination Following Change in Control

We have entered into employment agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of Shai Gozani, M.D., Ph.D. and Thomas Higgins, our executive officers, that provide for the payment of severance benefits if employment is terminated by us in connection with a change in control. The following descriptions of the terms of the Employment Agreements with our executive officers are intended as a summary only and are qualified in their entirety by reference to the employment agreements filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 1, 2024. For information regarding the potential total dollar value of the compensation that would be paid under the Employment Agreements with our executive officers as of January 20, 2025, see below under “Golden Parachute Compensation.”

The Employment Agreements provide for severance payments (including premiums for certain continuing health, retirement and insurance benefits) where the executive’s employment is terminated by the Company within six months prior to, or 12 months following, a change in control, which includes the Merger (a “Qualifying Termination”).

Pursuant to the Employment Agreements, in the event of a Qualifying Termination, we will pay each of Dr. Gozani and Mr. Higgins monthly payments based on his base salary for a period of 12 months (the “Severance Period”) from the date of termination, subject to applicable federal and state withholdings. During the Severance Period (but not for a period longer than the executive’s entitlement to COBRA continuation coverage), the Company will continue to contribute to the executive’s medical insurance coverage, which, subject to the executive’s eligibility, will be extended to the executive under COBRA at the same rate as if the executive continued to be employed by the Company.

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Any such payments described above payable pursuant to the Employment Agreements would reduce the amounts payable to holders of shares of Common Stock on account of Per Share Cash Consideration, except to the extent that Parent notifies the Company prior to the Closing that it intends to maintain the employment of the applicable executive officer after the Closing.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Company’s named executive officers (the “NEOs”), as determined in accordance with applicable SEC rules, that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The “golden parachute” compensation payable to these individuals is subject to a non-binding, advisory vote of the Company’s stockholders, as described elsewhere in this proxy statement/prospectus. The plans or arrangements pursuant to which such “golden parachute” compensation would be payable (other than the Merger Agreement), consist of the Employment Agreements and the respective equity awards specifying the terms and conditions of each such award.

The amount of payments and benefits that each NEO would receive (on a pre-tax basis), as set forth in the table below, is based on the following assumptions:

●	the Closing Date is January 20, 2025, which is the latest practicable date prior to this filing and used solely for purposes of this golden parachute compensation disclosure;

●	the Per Share Cash Consideration is $4.27, based on $9.9 million of Net Cash (or $9.0 million of net cash after payment of MRIP Closing Consideration) and 2,112,857 shares of Common Stock outstanding as of January 20, 2025;

●	the payment in respect of CVRs is $0.43 per CVR, based on an assumed $1,000,000 Pre-MRIP Adjusted Proceeds (or $911,000 of net proceeds under the CVR Agreement after payment of MRIP Contingent Consideration) received under the CVR Agreement;

●	each NEO experiences a Qualifying Termination on January 20, 2025 that results in change in control severance benefits becoming payable to him under such NEO’s Employment Agreement with the Company without taking into account any possible reasonable compensation reduction that may be available to reduce the excise tax in connection with Section 280G under Section 4999 of the Code; and

●	the NEOs’ base salary rate, target annual bonus, and outstanding equity awards remain unchanged from those in effect as of the date of this proxy statement.

The calculations in the tables below do not include amounts that NEOs were already entitled to receive or vested in as of January 20, 2025. The calculations in the tables also do not reflect compensation actions that may occur after January 20, 2025 but before the Effective Time (including any additional equity award grants, issuances, vesting or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, after the date of this proxy statement but before the Effective Time). Under the Merger Agreement, following the Agreement Date, the Company may not sell, issue, grant, or authorize the sale, issuance or grant of any share, capital stock, partnership, limited liability company, membership, member or similar interest in any person, or any option, warrant, right or other security (including debt securities) or interest convertible, exchangeable or exercisable thereto or therefor, except that (x) the Company may issue shares of Common Stock pursuant to the exercise, vesting or settlement of already outstanding equity awards; (y) the Company may issue shares of Common Stock pursuant to the conversion of shares of Preferred Stock; and (z) the Company may grant equity awards (1) to any newly hired employees in accordance with the Company’s customary grant practices or (2) to employees in the ordinary course of business (consistent with the Company’s customary grant practices) in connection with the Company’s review and promotion processes or otherwise to recognize performance.

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Our NEOs will not receive any enhanced pension or non-qualified deferred compensation in connection with the Merger and therefore such column is omitted from the tables below.

The amounts set forth in the tables related to equity awards are estimates based on the Per Share Cash Consideration ($4.27 per share) and an assumed payment in respect of CVRs of $0.43 per CVR. Some of the amounts set forth in the tables would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by an NEO in connection with the Merger will differ, and may differ substantially, from the amounts set forth below.

Name	Total Cash ($)(1)(2)(3)	Total Equity (Accelerated Vesting)($)(4)	Perquisites ($)(1)(5)	Total ($)
Shai N. Gozani, M.D., Ph.D.	$1,069,144	$26,536	$26,204	$1,121,854
Thomas T. Higgins	$609,882	$20,096	$19,845	$649,823

(1)	These amounts represent (i) the “double trigger” severance payments to which each NEO may become entitled under his Employment Agreement if, during the period beginning six months before a change in control and ending 12 months following that change in control, the NEO’s employment is terminated by the Company or any of its subsidiaries for a reason other than cause, death or disability or by the NEO for good reason and the NEO timely signs and does not revoke a release of claims in our favor, as well as (ii) consideration payable to each NEO as a Participant under the MRIP. For more information as described in the section of this proxy captioned “-Payments Upon Termination Following Change in Control.”

(2)	Pursuant to the Employment Agreements described in “Payments Upon Termination Following Change-in-Control” above, in the event of a Qualifying Termination, the Company will pay each of Dr. Gozani and Mr. Higgins his base salary for a period of twelve months from the date of such termination. The amounts so payable would be $458,575 for Dr. Gozani and $359,125 for Mr. Higgins.

(3)	Pursuant to the MRIP, upon the Closing of the Merger, each of Dr. Gozani and Mr. Higgins is entitled to (a) an amount in cash equal to (i) his applicable percentage interest participation set forth in the MRIP, multiplied by (ii) the aggregate Net Cash; and (b) upon the making of any Distributions pursuant to the CVR Agreement, such amounts in cash equal to (i) his applicable percentage interest participation set forth in the MRIP, multiplied by (ii) the gross Proceeds payable under the CVR Agreement in connection with such Distribution. Dr. Gozani’s percentage interest participation pursuant to the MRIP is 5.6%, and Mr. Higgins’ percentage interest participation pursuant to the MRIP is 2.3%. Assuming Net Cash of approximately $9.9 million and Pre-MRIP Adjusted Proceeds under the CVR Agreement of $1,000,000, the consideration payable under the MRIP would be $610,539 to Dr. Gozani and $250,757 to Mr. Higgins.

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(4)	These amounts represent the aggregate value of the outstanding Company RSAs, in-the-money Company Options, and Company RSUs that would vest and/or convert into the right to receive consideration as a direct result of the Merger, assuming the Merger occurs on January 20, 2025 (determined as the product of (i) the total number of shares of Common Stock underlying the Company equity award, multiplied by (ii) the excess of the price per share over the per share exercise price of the Company equity award, if any), with all performance metrics deemed achieved at 100%). These amounts do not include payments in respect of outstanding Company RSAs, Company Options, and Company RSUs that are already vested because the NEO would already be entitled to the economic benefit of such equity. For information regarding all equity awards held by the named executive officers, see the table in the section entitled “Equity Interests of the Company’s Executive Officers and Non-Employee Directors.” These amounts are “single-trigger” benefits and will paid if the Merger is consummated and, with respect to the CVRs, assuming that proceeds of $1,000,000 are received in connection with sales of Quell products and the Fukuda Transaction over the term of the CVR Agreement. The numbers of underlying shares and corresponding values for such equity awards are as follows:

	Company RSAs		Company RSUs		In the Money Company Options		Potential CVR Payment
Name	Underlying Shares (#)	Value ($)	Underlying Shares (#)	Value ($)	Underlying Shares (#)	Value ($)	CVRs (#)	Value ($)
Shai N. Gozani, M.D., Ph.D.	0	$0	5,645	$24,102	0	$0	5,645	$2,434
Thomas T. Higgins	0	$0	4,275	$18,253	0	$0	4,275	$1,843

(5)	Reflects the full value of the medical premiums the executives would be entitled to for a period of 12 months following their separation from employment. Amounts are based upon the types of insurance coverage the Company carried for such executive as of January 20, 2025 and the premiums in effect on such date in accordance with assumptions used for financial reporting purposes under generally accepted accounting principles. These amounts are “double-trigger” benefits and will only be paid if the named executive officer is terminated without cause or resigns for good reason.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (each as defined below) whose shares of Common Stock are converted into the right to receive cash and CVRs in the Merger. This summary is for general information only and is not tax advice, and it does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion is based on the Code, applicable U.S. Treasury regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the IRS, each as in effect as of the date hereof. These laws and authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

The summary applies only to beneficial owners who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and is not intended for holders of Common Stock subject to special treatment under U.S. federal income tax law, including, without limitation, the following:

●	partnerships, other pass-through entities or arrangements treated as partnerships for U.S. federal income tax purposes, and partners or investors who hold their Common Stock through such entities or arrangements;

●	banks and other financial institutions;

●	tax- exempt organizations (including private foundations) and pension funds;

●	individual retirement accounts;

●	insurance companies;

●	dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes;

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●	persons who acquired their shares of Common Stock through the exercise of options or similar derivative securities or otherwise as compensation;

●	persons whose shares of Common Stock are qualified small business stock for purposes of Section 1202 of the Code;

●	persons whose shares of Common Stock are “Section 1244 stock” for purposes of Section 1244 of the Code;

●	U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	persons who hold their shares of Common Stock as part of a hedge, appreciated financial position, straddle or conversion transaction or that are required to recognize income or gain with respect to the Merger no later than such income or gain is required to be reported on an applicable financial statement;

●	persons that that hold or have held, directly, indirectly or constructively by attribution, more than 5% of our Common Stock;

●	persons who have entered into constructive sales of their Common Stock under the Code; or

●	U.S. expatriates or former long-term residents of the United States.

This summary does not address any aspect of state, local or non-U.S. tax laws, any estate or gift tax considerations, the application of the alternative minimum tax, the additional 3.8% tax on certain net investment income that may be imposed under the Code, or any other form of federal non-income taxation that may be applicable to a stockholder. Furthermore, it generally does not address the tax consequences of transactions effectuated before, after, or at the same time as the Merger, whether or not they are in connection with the Merger.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner of such partnership generally will depend on the status of such partner and the activities of such partnership. A partnership holding Common Stock, and the partners in such partnership, should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger and of owning the CVRs.

Holders are urged to consult their tax advisors to determine the tax consequences to them of exchanging Common Stock for cash and CVRs pursuant to the Merger, and ownership of the CVRs, in light of their particular circumstances.

U.S. Holders

For purposes of this summary, a “U.S. holder” is any beneficial owner of shares of Common Stock that is or is treated as, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a domestic corporation;

●	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

●	an estate that is subject to U.S. federal income tax on its income regardless of its source.

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The exchange of shares of Common Stock for cash and CVRs in the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is some uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of Common Stock pursuant to the Merger because the Common Stock is traded on an established securities market.

There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs or payments received thereunder in connection with the Merger. The receipt of the CVRs as part of the Merger consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes.

Pursuant to U.S. Treasury regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. holder may treat the transaction as an “open transaction” for purposes of determining gain or loss. These U.S. Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. The CVRs also may be treated as contract rights, debt instruments, or deferred payment contract rights for U.S. federal income tax purposes, which would affect the amount, timing, and character of any gain, income, or loss with respect to the CVRs. U.S. holders are urged to consult with their own tax advisors with respect to the proper characterization of the receipt of, and payments made with respect to, a CVR and how to accurately report their income under the closed transaction method or open transaction method, as applicable in their respective case.

As a result, we cannot express a definitive conclusion as to the U.S. federal income tax treatment of receipt of the CVRs or receipt of any payment pursuant to the CVRs. Based on the specific characteristics of the CVRs, we intend to treat the receipt of the CVRs as a closed transaction and payments received pursuant to the CVRs (except to the extent of any imputed interest, as described below) as amounts realized on the disposition (or partial disposition) of the CVRs. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or payments with respect to the CVRs could differ materially from those summarized below (including, potentially, a portion or all of payments made with respect to the CVRs giving rise to ordinary income, rather than capital gain). No opinion of counsel or ruling has been or will be sought from the IRS regarding the tax treatment of the CVRs.

Treatment as Closed Transaction. As discussed above, we will report the receipt of the CVRs as part of a closed transaction for U.S. federal income tax purposes. Assuming such treatment is respected by the IRS, a U.S. holder whose shares of Common Stock are exchanged for cash and CVRs in the Merger will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received with respect to such shares plus the fair market value (determined as of the Effective Time) of any CVRs received (determined before the deduction of any applicable withholding taxes, as described below under “- Backup Withholding, Information Reporting and FATCA”) and (ii) the U.S. holder’s adjusted tax basis in such shares. No express guidance under current U.S. federal income tax law is available regarding the proper method for determining the fair market value of the CVRs, but it is possible that the trading price of a share of Common Stock would be considered along with other factors in making that determination. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for such shares of Common Stock is more than 12 months at the Effective Time. There are limitations on the deductibility of capital losses. The initial basis of each CVR will equal its fair market value (determined as of the Effective Time).

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Treatment of Receipt of Payments on the CVRs. There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on CVRs received in a closed transaction and, therefore, the amount, timing, and character of any gain, income, or loss with respect to the CVRs is uncertain. For example, it is possible that the payments, if any, received with respect to a CVR, up to the amount of U.S. holder’s adjusted tax basis in the CVR, may be treated as a non-taxable return of such holder’s adjusted tax basis in the CVR, with any amount received in excess of such basis treated as gain from the disposition of the CVR, or another method of basis recovery may possibly apply. Further, it is not clear whether the payment, if any, made with respect to a CVR may be treated as a payment with respect to a sale or exchange of a capital asset or as giving rise to ordinary income, including in part as imputed interest, as described more fully below.

Based on specific characteristics of the CVRs, we intend to treat any payment received by a U.S. holder in respect of such CVRs (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) as amounts realized on the disposition (or partial disposition) of the CVRs by the U.S. holder. Assuming that this method of reporting is respected by the IRS, a U.S. holder is expected to recognize gain or loss equal to the difference between such payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. holder’s adjusted tax basis in the CVR (or portion thereof). The gain or loss would be long-term capital gain or loss if the U.S. holder has held the CVR for more than one year at the time of such payment. Although not entirely free from doubt, it is anticipated that a U.S. holder would recognize loss to the extent of any remaining basis in the CVRs after the expiration of any right to payments under such U.S. holder’s CVRs. The deductibility of capital losses is subject to limitations. Each U.S. holder should consult its own tax advisor regarding the treatment in its particular circumstances of the expiration of a CVR.

Treatment as Open Transaction. If the receipt of a CVR is treated under the open transaction method of accounting for U.S. federal income tax purposes, the fair market value of the CVR will not be treated as additional consideration for the Common Stock at the time the CVR is received, and the U.S. holder will not have any tax basis in the CVR.

Treatment of Receipt of Payments on the CVRs. If the open transaction method of accounting applies to the CVRs, then a U.S. holder will take payments under a CVR into account when made or deemed made in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Generally, a portion of such payments will be treated as imputed interest, as described in more detail below, and the balance as additional consideration recognized in exchange for the Common Stock. The Per Share Cash Consideration and the portion of payment on any CVR that is not treated as imputed interest will generally be applied first against a U.S. holder’s adjusted tax basis in the Common Stock and any excess thereafter treated as capital gain. A U.S. holder will recognize capital loss with respect to the Common Stock to the extent that the U.S. holder’s adjusted tax basis in such share of Common Stock exceeds the Per Share Cash Consideration plus the payment (other than imputed interest), if any, in respect of the CVR, and a U.S. holder may not be able to recognize such loss until the resolution of all contingencies under the CVR. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holders’ holding period in such Common Stock exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of the Common Stock (that is, the Common Stock acquired at the same cost in a single transaction) tendered.

Imputed Interest. If payment with respect to a CVR is made more than six months after the Effective Time, a portion of the payments made with respect to a CVR may be treated as imputed interest, which would be ordinary income to the U.S. holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (i) the amount of the payment in respect of the CVRs over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. holder must include in its taxable income imputed interest (if any) using such holder’s regular method of accounting for U.S. federal income tax purposes.

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Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Common Stock that is not a U.S. holder or a partnership or disregarded entity (or any other entity or arrangement that is treated as a partnership or disregarded entity for U.S. federal income tax purposes). In such case, a non-U.S. holder whose shares of Common Stock are exchanged for cash and CVRs in the Merger generally is not subject to U.S. federal income tax on any gain realized on such sale or exchange unless:

●	the gain, if any, on such shares is effectively connected with the non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for cash and CVRs pursuant to the Merger and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder (as described above under “- U.S. Holders”), subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point immediately above will generally be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on any gain realized, which may be offset by U.S.-source capital losses, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, if payments are made to a non-U.S. holder with respect to a CVR, such non-U.S. holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on the portion of any such payments treated as imputed interest (as discussed above under “- U.S. Holders - Imputed Interest”), or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the CVRs, unless such non-U.S. holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents.

Amounts treated as imputed interest that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are generally taxed in the manner applicable to U.S. holders, as described above. In such cases, the non-U.S. holder will not be subject to withholding so long as such non-U.S. holder complies with applicable certification and disclosure requirements. In addition, interest received by a non-U.S. corporation that is effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.

Backup Withholding, Information Reporting and FATCA

Information reporting generally will apply to payments to a holder pursuant to the Merger (including payments with respect to a CVR), unless such holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for such exemption. Backup withholding of tax may apply to cash payments (including payments with respect to a CVR) to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless such U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Each of our U.S. holders that is a stockholder of record should complete and sign, under penalty of perjury, an IRS Form W-9 and return it to the Exchange Agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the Exchange Agent. A non-U.S. holder that that is a stockholder of record that provides the Exchange Agent with the applicable IRS Form W-8 (together with appropriate attachments) providing certification of non-U.S. status (such as an IRS Form W-8BEN, W-8BEN-E, or another appropriate version of Form W-8) will generally establish an exemption from backup withholding.

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Tax information provided to a U.S. Holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect only the Per Share Cash Considerations paid to the U.S. holder in the Merger, and not the fair market value of the CVRs. Accordingly, a U.S. holder that treats the Merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount that is less than the amount such U.S. holder will realize in the year of the Merger. In addition, any IRS Form 1099-B that a U.S. holder receives with respect to payments on the CVRs may reflect the entire amount of the CVR payments made to the U.S. holder (other than imputed interest), and therefore may not take into account the fact that the U.S. holder already included the value of such payments in such U.S. holder’s amount realized in the year of the Merger. As a result, U.S. holders reporting under the “closed transaction” method should not necessarily rely on the amounts reported to them on IRS Forms 1099-B with respect to the Merger. U.S. holders are urged to consult their tax advisors regarding how to accurately report their income under the “closed transaction” method. On the other hand, tax information provided to a U.S. holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect both the Per Share Cash Consideration paid to the U.S. holder in the Merger and the fair market value of the CVRs. U.S. holders are urged to consult their own tax advisors regarding how to accurately report their income with respect to the Merger (including the receipt of the CVRs).

Backup withholding is not an additional tax. Any amounts withheld from cash payments (including payments with respect to a CVR) to a stockholder pursuant to the Merger under the backup withholding rules will generally be allowable as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance, and related intergovernmental agreements (“FATCA”), Parent or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments to certain foreign financial institutions and non-financial foreign entities on the CVRs reported as imputed interest, or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the CVRs, if a non-U.S. holder fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on an appropriate and valid IRS Form W-8 (together with appropriate attachments). A non-U.S. holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Under currently proposed U.S. Treasury regulations, FATCA withholding would not apply to payments that are treated as gross proceeds from the sale or other disposition of property of a type that can generate U.S. source interest or dividends, including the shares of Common Stock. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the CVRs.

The U.S. federal income tax consequences described above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the Merger and ownership of CVRs. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder, the particular tax effects to the stockholder of the Merger and ownership of CVRs in light of such stockholder’s particular circumstances and the application of state, local and foreign tax laws, if applicable.

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THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The descriptions of the Merger Agreement in this section and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger, including approval of the Merger Proposal, as it is the legal document governing the Merger. This section is not intended to provide you with any factual information about the Company, Parent or Merger Sub. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described under the heading “Where You Can Find More Information” beginning on page 95 of this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The rights and obligations of the parties under the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Merger Agreement prepared and delivered by the Company to Parent in connection with the Merger Agreement (the “Company Disclosure Schedules”) or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

The Merger

Effects of the Merger; Certificate of Incorporation; Bylaws; Officers and Directors

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company in accordance with the DGCL. The Company will be the Surviving Corporation in the Merger, will become a subsidiary of Parent and will continue to exist following the Merger. Parent will own all shares of Common Stock of the Surviving Corporation following the Merger, but its shares of Preferred Stock will continue to be issued and outstanding as described below. As a result of the Merger, the Company will cease to be a publicly traded company. In addition, our shares of Common Stock will subsequently be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

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At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated as provided in the Merger Agreement, and each of these documents will continue in force and effect until thereafter amended in accordance with the DGCL and such certificate of incorporation, certificate of designation or bylaws, as applicable. The directors of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors of the Merger Sub immediately prior to the Effective Time. The officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the officers of Merger Sub immediately prior to the Effective Time.

Closing and Effective Time

The Closing will take place three business days after the satisfaction or waiver of the conditions to Closing (described below under the caption “The Merger Agreement - Conditions to Completion of the Merger”) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or such other date and time agreed to in writing by Parent and us. At the Closing, the Company will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger or at such later time as is agreed by the parties to the Merger Agreement and specified in the certificate of merger.

Treatment of Common Stock

At the Effective Time, each share of our Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares and shares held by stockholders who are entitled to, and who properly exercise (and do not subsequently withdraw) appraisal rights pursuant to the DGCL), will be cancelled and cease to exist and will be converted into the right to receive (i) Per Share Cash Consideration, without interest at the Closing, subject to the terms and conditions of the Merger Agreement, and (ii) one CVR, which will represent the right to receive Contingent Payments subject to the terms and conditions set forth in the CVR Agreement.

Treatment of Preferred Stock

At the Effective Time, each share of Preferred Stock outstanding immediately prior to the Effective Time will continue to be outstanding after the Effective Time, except that thereafter, such shares of Preferred Stock will, in accordance with their own terms and the Certificate of Designation, no longer be convertible into Common Stock, but will instead be convertible into the right to receive the Merger Consideration payable in respect of the shares of Common Stock into which such shares of Preferred Stock would have been convertible.

Treatment of Company RSAs, Company Options, and Company RSUs

At the Effective Time, each outstanding and unvested Company RSA will be converted into the right to receive consideration (notwithstanding any vesting conditions, restrictions or risk of forfeiture), as follows:

●	each Company RSA for which the holder thereof made a timely and valid 83(b) Election will be cancelled and cease to exist and will be converted into the right to receive the Merger Consideration with respect to each share of Common Stock subject to such Company RSA in accordance with the Merger Agreement and the CVR Agreement; and

●	each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election will be cancelled and converted into the right to receive (i) the Company RSA Cash Consideration and (ii) one CVR with respect to each share of Common Stock subject to such Company RSAs immediately prior to the Effective Time.

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At the Effective Time, each Company Option that is outstanding and unvested immediately prior to the Effective Time (whether time- or performance-based) will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration will be cancelled and converted into the right to receive (a) the Company Option Cash Consideration and (b) one CVR with respect to each share of Common Stock subject to such Company Option immediately prior to the Effective Time, and (ii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Per Share Cash Consideration will be cancelled with no consideration payable in respect thereof.

At the Effective Time, each Company RSU that is then outstanding will automatically be cancelled and converted into the right to receive (i) the Company RSU Cash Consideration, and (ii) one CVR with respect to each share of Common Stock subject to such Company RSUs immediately prior to the Effective Time.

Amended and Restated Management Retention and Incentive Plan

Effective as of the Effective Time, subject to the MRIP and subject to the Company’s receipt of an executed general release of claims, each eligible Participant in the MRIP will have the right to receive from the Surviving Corporation, and Parent will cause the Surviving Corporation to pay to such Participant: (a) an amount in cash equal to (i) such Participant’s applicable percentage interest participation set forth in the MRIP, multiplied by (ii) the aggregate Net Cash; and (b) upon the making of any Distributions pursuant to the CVR Agreement, such amounts in cash equal to (i) such Participant’s applicable percentage interest participation set forth in the MRIP, multiplied by (ii) the Pre-MRIP Adjusted Proceeds in respect of the applicable Distribution Period.

Treatment of Employee Stock Purchase Plan

Following December 17, 2024, (i) with respect to any outstanding Offering Period(s) (as defined in the Company ESPP) under the Company ESPP as of the Agreement Date, no participant can increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period and no new participants can participate in such Offering Period; (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date; (iii) any Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur immediately prior to the Effective Time, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger; and (iv) immediately prior to the Effective Time, the Company ESPP will terminate.

Payment of Per Share Merger Consideration and Surrender of Stock Certificates

Prior to the Effective Time, Parent will appoint a Paying Agent reasonably acceptable to the Company for the purpose of paying the Merger Consideration. Promptly following the Effective Time, Parent will deposit with and make available to (or will cause to be deposited with and made available to) the Paying Agent cash sufficient to pay the full Closing Cash Consideration in respect of shares of our Common Stock, but not any Closing Cash Consideration in respect of any Excluded Shares or Dissenting Shares as of the Effective Time or, for the avoidance of doubt, the Company RSA Cash Consideration, the Company Option Cash Consideration, or the Company RSU Cash Consideration.

Promptly after the Effective Time (but in no event later than two business days after the Effective Time), Parent will cause the Paying Agent to send to each holder of record of a Certificate, which immediately prior to the Effective Time represented shares of Common Stock at the Effective Time (other than Excluded Shares), (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal, in form and substance reasonably acceptable to the Company, and instructions for use in such exchange (which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon transfer of the shares of Company Common Stock to the Paying Agent) and (iii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration.

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With respect to Book-Entry Shares, the Company and Parent will cooperate to, and Parent will cause the Paying Agent to, (i) deliver to DTC or its nominees, or to holders of Book-Entry Shares, in each case to the extent applicable or required, any notice with respect to the effectiveness of the Merger and any instructions for surrendering Book-Entry Shares and (ii) establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon the surrender of shares of Company Common Stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share.

Upon surrender of a Certificate for cancellation (together with the applicable letter of transmittal, duly executed and properly completed) to, or upon receipt of an “agent’s message” in customary form (or such other evidence of transfer, if any, as the Paying Agent may reasonably request) in respect of a Book-Entry Share by, as the case may be, the Paying Agent or such other agent or agents as may be appointed by Parent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered will be cancelled.

No portion of the Merger Consideration relating to the CVRs will be paid unless and until it is required to be paid pursuant to the CVR Agreement. Each of the Company, Paying Agent, Rights Agent, Surviving Corporation, Parent and their respective affiliates will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the Merger Agreement or the CVR Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable law.

Any portion of the Closing Cash Consideration made available to the Exchange Agent that remains unclaimed by the holders of shares of our Common Stock 12 months after the Effective Time and any portion of any amounts payable in respect of the CVRs and made available to the Rights Agent that remains unclaimed by the holders of shares of our Common Stock 12 months after deposit with the Rights Agent, in each case will be returned to Parent, and any such holder who has not exchanged shares of our Common Stock for the Merger Consideration prior to that time will thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon.

Appraisal Rights

Shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration.

At the Effective Time, all Dissenting Shares will no longer be outstanding and will be cancelled and cease to exist, and each holder of Dissenting Shares will cease to have any rights with respect thereto except such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Shares, but if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to the DGCL, such shares of Common Stock will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon.

The Company will provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Common Stock, any waiver or withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent will have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands under the DGCL, in all cases consistent with the obligations of the Company thereunder to the extent not inconsistent with applicable law, including the DGCL. Except with the prior written consent of Parent, the Company will not make any payment with respect to, or offer to settle or settle, any such demands. From and after the Effective Time, a holder of Dissenting Shares will not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

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For more information regarding the exercise of appraisal rights, see “Appraisal Rights” beginning on page 91 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement.

Determination of Net Cash

Under the Merger Agreement, the Company is required to deliver to Parent no later than five days prior to the anticipated Closing Date a schedule setting forth its calculation of Net Cash. Parent has the right to object to any items in such calculation within five days of delivery thereof, in which case the parties would negotiate in good faith to resolve any such disputed items and, if unable to do so in three days, the Company and Parent would jointly select an independent accounting firm to make any determinations in no more than 10 days with respect to such disputed items. Closing of the Merger would be delayed until any such dispute is resolved. If Closing is expected to be delayed for more than 10 days from the anticipated Closing Date and Parent reasonably believes that a material change would lead the balance of Net Cash to be less than $8,000,000, Parent may then request for the Company to prepare a new calculation of Net Cash reflecting the passage of time, but such request for a redetermination may only be made one time.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, effect, occurrence, fact, circumstance, development, condition or change that, individually or in the aggregate, has or would be reasonably likely to (a) have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (b) prevent or materially impair or materially delay the Company’s ability to timely perform in all material respects its obligations under the Merger Agreement or consummate the transactions contemplated thereby on a timely basis. For purposes of clause (a) above, none of the following will be deemed in and of themselves, either alone or in combination, to constitute, and except as provided below, none of the following will be taken into account in determining whether there is, or would reasonably be likely to be, a Company Material Adverse Effect:

●	general economic or political conditions (or changes or disruptions in such conditions);

●	conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company and its subsidiaries operate;

●	conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world;

●	regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared), armed or unarmed hostilities or attacks (including cyber-attacks), acts of terrorism, sabotage, or the escalation or worsening thereof in the United States or any other country or region in the world;

●	actions taken as required to be taken under the Merger Agreement;

●	any changes in applicable law, accounting rules (including GAAP) or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof;

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●	the announcement of the Merger Agreement or pendency of the transactions contemplated thereby;

●	any natural or man-made disaster, hurricane, earthquake, flood, disaster, acts of God, public health emergency, pandemic or other force majeure events; or

●	any change, in and of itself, in the market price or trading volume of the Company’s securities or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (but the underlying causes of any such changes and failures will not be excluded);

Each of the events referred to in the first, second, third, fourth, sixth and eighth items described in the above bullet points will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses.

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Company Disclosure Schedules. These representations and warranties relate to, among other things:

●	due organization, valid existence, good standing, and authority to conduct business with respect to the Company and its subsidiaries;

●	the capital structure of the Company, the ownership and capital structure of the Company’s subsidiaries and the ownership of equity interests;

●	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

●	the necessary vote of stockholders in connection with the Merger Agreement;

●	the necessary approval of the Board of Directors in connection with the transactions contemplated by the Merger Agreement;

●	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

●	the absence of conflicts with, or violations of, organizational documents, laws, orders, or material contracts, in each case as a result of the Company’s execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement;

●	the Company’s SEC filings and financial statements;

●	the absence of undisclosed liabilities;

●	the Company’s internal controls over financial reporting and disclosure controls and procedures;

●	the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since January 1, 2024;

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●	the absence of certain legal proceedings and government orders;

●	the absence of broker’s or finder’s fees payable in connection with the transactions contemplated by the Merger Agreement;

●	employee benefit plans;

●	tax matters;

●	the Company’s products;

●	the Company’s compliance with laws and possession of governmental permits;

●	certain regulatory matters;

●	patents, trademarks and other intellectual property matters;

●	data protection and information technology matters;

●	labor and employment matters;

●	insurance matters;

●	certain material contracts to which the Company is a party or bound by;

●	real property leased by the Company and its subsidiaries;

●	environmental matters;

●	the inapplicability of anti-takeover statutes to the Merger;

●	the information included or incorporated by reference in this proxy statement;

●	the absence of certain related party transactions; and

●	the Board of Directors’ receipt of the opinion of GA.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

●	due organization, valid existence, good standing and authority to conduct business with respect to Parent and Merger Sub;

●	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement and the CVR Agreement, and the enforceability of the Merger Agreement and CVR Agreement;

●	required consents, approvals and regulatory filings in connection with the Merger Agreement and CVR Agreement, and performance thereof;

●	the absence of conflicts with, or violations of, organizational documents, laws, orders, or material contracts, in each case as a result of Parent’s and Merger Sub’s execution, delivery and performance of the Merger Agreement and CVR Agreement, and the consummation of the transactions contemplated by the Merger Agreement and CVR Agreement;

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●	the absence of certain legal proceedings affecting Parent’s ability to consummate the Merger;

●	Parent or Merger Sub not owning any shares of our Common Stock;

●	the absence of broker’s or finder’s fees payable in connection with the transactions contemplated by the Merger Agreement;

●	the absence of activities of Merger Sub other than those contemplated by the Merger Agreement;

●	the accuracy of certain information supplied by Parent and Merger Sub for use herein;

●	the sufficiency of the cash and cash equivalents of Parent to consummate the Merger and the transactions contemplated by the Merger Agreement and CVR Agreement; and

●	the absence of any required vote by the stockholders of Parent in connection with the Merger Agreement, and the ability of Parent to approve the Merger and the transactions contemplated thereby as the sole stockholder of Merger Sub.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Prior to Effective Time

The Merger Agreement provides that, except (1) as expressly contemplated or required by the Merger Agreement; (2) as required by applicable law; (3) for certain actions previously disclosed by the Company in the Company Disclosure Schedules; or (4) as consented to by Parent in writing, during the period of time between the Agreement Date and the earlier of the Effective Time and the termination of the Merger Agreement, the Company will:

●	use commercially reasonable efforts to ensure that it conducts its business in the ordinary course consistent with past practice; and

●	use commercially reasonable efforts to preserve intact its current business organization and maintain its relations and goodwill with the persons having material business relationships with the Company.

In addition, the Company has also agreed that, subject to the same exceptions described in the paragraph above and certain other specific exceptions set forth in the Merger Agreement, the Company will not, among other things:

●	declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other securities;

●	adjust, split, subdivide, combine or reclassify any capital stock or otherwise amend the terms of any securities;

●	acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than (1) the withholding or retirement of shares of our Common Stock to satisfy tax obligations with respect to Company equity awards outstanding on the Agreement Date, and (2) the acquisition by the Company of shares of our Common Stock in connection with the surrender of shares of our Common Stock by holders of Company Options outstanding on the Agreement Date in order to pay the exercise price thereof and/or any related withholding taxes;

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●	sell, issue, grant, or authorize the sale, issuance or grant of any equity interests, except that (x) the Company may issue shares of Common Stock pursuant to the exercise, vesting or settlement of already outstanding equity awards; (y) the Company may issue shares of Common Stock pursuant to the conversion of shares of Preferred Stock; and (z) the Company may grant equity awards (1) to any newly hired employees in accordance with the Company’s customary grant practices or (2) to employees in the ordinary course of business (consistent with the Company’s customary grant practices) in connection with the Company’s review and promotion processes or otherwise to recognize performance;

●	amend or modify any of the terms of any outstanding Company equity awards;

●	amend or permit the adoption of any amendment to the Company certificate of incorporation or bylaws or the equivalent documents of any subsidiary of the Company;

●	other than in connection with any transaction in connection with the divestiture of its DPNCheck business (an “Asset Disposition”), acquire any equity interest, business, or assets of any other person, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

●	enter into any contract that would explicitly impose any material restriction (other than with respect to the DPNCheck business) on the right or ability of the Company: (A) to compete with any other person; (B) to acquire any product or other asset or any services from any other person; (C) to perform services for or sell products to any other person; (D) to transact business with any other person; or (E) to operate at any location in the world;

●	other than in the ordinary course of business consistent with past practice or in connection with any Asset Dispositions, enter into, amend, modify in any material respect, or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under, certain material contracts, real property leases or any contract that, if in effect as of the Agreement Date, would constitute a material contract as defined under the Merger Agreement;

●	make any capital expenditures in excess of $50,000;

●	make any material FDA or other applicable regulatory filings, other than in the ordinary course of business consistent with past practice or in response to any request or demand from a government body;

●	other than in connection with any Asset Disposition, transfer, sell or otherwise dispose of, or lease or license, or pledge, encumber, mortgage, or otherwise subject to any lien (other than certain permitted liens), any material right, asset or property, except inventory and transactions in the ordinary course of business;

●	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, consolidation, or other reorganization;

●	repurchase, prepay, assume, issue, or lend money to any person (other than (i) advances to customers or employees in the ordinary course of business or (ii) loans between or among the Company and any of its subsidiaries), make any capital contributions (other than capital contributions to a direct or indirect wholly owned subsidiary), guarantee any indebtedness other than with respect to the Company or any of its subsidiaries, or incur any indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business consistent with past practice), in each of the foregoing cases in an amount exceeding $50,000 in the aggregate;

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●	except as required pursuant to the terms of employee benefit plans in effect as of the Agreement Date, (A) provide for any increase in compensation or benefits payable to any current or former director, officer or employee; (B) establish, adopt, enter into or amend in any respect any benefit plan, or amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any benefit plan or amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any benefit plan or reduce any exercise or purchase price of Company Options or grant any employee or director any increase in compensation, bonuses or other benefits, other than entry into offer letters or other employment contracts with new hires permitted pursuant to clause (C) below or to the extent required in connection with the termination or resignation of any officer, employee or contractor; (C) hire any employee that would be entitled to receive annual base cash compensation of $100,000 or more; (D) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee; or (E) enter into any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees;

●	institute, settle, or compromise legal proceedings involving the payment of monetary damages of any amount exceeding $20,000 individually or $100,000 in the aggregate, other than (i) any legal proceeding brought against Parent or Merger Sub arising out of a breach or alleged breach of the Merger Agreement by Parent or Merger Sub, and (ii) the settlement of claims reserved against on the Company’s balance sheet, and in any case the Company will not settle any legal proceeding which settlement would involve a conduct remedy or injunctive or similar relief or that would have a restrictive impact on the Company’s business, other than a de minimis adverse effect;

●	other than as required by changes in GAAP or SEC rules and regulations, change any of its methods of financial accounting or financial accounting practices in any material respect;

●	(A) settle or compromise any tax claim or assessment with respect to a proposed tax liability in excess of $50,000 individually or $100,000 in the aggregate with any taxing authority (or extend or waive any statute of limitations with respect thereto), or (B) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to a tax liability in excess of $50,000 individually or $100,000 in the aggregate;

●	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

●	abandon, allow to lapse, sell, assign, transfer, grant any security interest in, otherwise encumber or dispose of any material intellectual property, or grant any right or license to any material intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice, in each case except (A) in connection with any Asset Disposition, (B) for the abandonment or lapsing of intellectual property which the Company has decided in its good faith business judgment to be no longer economically justifiable or needed for the conduct of the business or (C) pursuant to the material contracts disclosed to Parent;

●	terminate or modify in any material respect, or fail to extend, replace or exercise renewal rights with respect to, any material insurance policy, other than such policies that expire or are terminated by their terms (in which event the Company or the applicable subsidiary will use reasonable best efforts to renew, replace or extend such policies);

●	conduct any clinical trials that are not being conducted or proposed to be conducted prior to the Agreement Date;

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●	engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

●	adopt or implement any stockholder rights plan or similar arrangement; or

●	authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

No Solicitation or Negotiation of Takeover Proposals

From the Agreement Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

●	initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (other than (i) discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or (ii) in response to an unsolicited inquiry from any person relating to an Acquisition Proposal, informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals);

●	engage in, continue or otherwise participate in any discussions (other than informing any person of these restrictions) or negotiations regarding, or provide any non-public information or data regarding the Company or afford access to the business properties, assets, books records of the Company or any of its subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

●	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, but the Board of Directors may do if it determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, which amendment or waiver would be solely to the extent necessary to permit a person to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by the Merger Agreement;

●	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

●	otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal;

●	except in the cases where the Merger Agreement permits the Board of Directors to make a Change of Recommendation, approve, endorse, recommend, or execute or enter into any Alternative Acquisition Agreement; or

●	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Any breach of the foregoing by the directors, officers and attorneys of the Company or any of its subsidiaries, or any other representative of the Company (at the Company’s direction) will be deemed a breach of the foregoing by the Company for all purposes under the Merger Agreement.

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Exceptions

Notwithstanding the restrictions described above, at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Company and its representatives may in response to a bona fide Acquisition Proposal received after the Agreement Date that did not arise from a material breach of the obligations described above, (i) provide information in response to a request from a person who has executed a confidentiality agreement that is not materially less restrictive to such person than the confidentiality agreement executed by the Company and Parent (which confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal), and in that case such information provided to such person must be made available to Parent no later than 24 hours of the time it is made available to such person; (ii) engage or participate in any discussions or negotiations with any person who has made such an Acquisition Proposal, subject to such person having executed a confidentiality agreement on the terms described in the foregoing clause (i); or (iii) subject to the terms of the Merger Agreement, authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii), or (iii) above, the Board of Directors determines in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, and (B) in each such case referred to in clause (i), (ii), or (iii) above, the Board of Directors determines in good faith (after consultation with its outside legal counsel) based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and the Company has complied with its obligations under the Merger Agreement with respect to such Acquisition Proposal prior to taking such action.

For purposes of this proxy statement and the Merger Agreement:

●	“Acquisition Proposal” means any written offer, proposal or similar indication of interest contemplating or otherwise relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest (a) by Parent, Merger Sub or one of Parent’s other subsidiaries or (b) to the extent relating to any Asset Disposition).

●	“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger and the other transactions contemplated by the Merger Agreement, or any Asset Disposition) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such person beneficially owning more than 20% of any class of outstanding voting or equity securities of the Company; (b) any direct or indirect acquisition of 20% or more of the voting equity interests of any subsidiaries of the Company whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole; (c) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, or any of its subsidiaries, pursuant to which such person would own 20% or more of the consolidated net revenues, net income, or assets of the Company, and its subsidiaries, taken as a whole; (d) any direct or indirect sale, lease, exchange, transfer or other disposition of assets of the Company or its subsidiaries equal to 20% or more of the consolidated assets, revenue or net income of the Company and its subsidiaries (with assets being measured by the fair market value thereof) or (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole.

●	“Competing Acquisition Transaction” has the same meaning as “Acquisition Transaction” except that all references therein to “20%” are references to “50%.”

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●	“Superior Proposal” means a bona fide Acquisition Proposal that did not result from a material breach of the provisions in the Merger Agreement regarding no solicitation of Acquisition Proposals and that if consummated would result in a person owning, directly or indirectly, (a) more than 50% of the outstanding shares of our Common Stock or (b) more than 50% of the assets of the Company and its subsidiaries, taken as a whole, in either case, which the Board of Directors reasonably determines in good faith (after consultation with its outside legal counsel) based on such matters that the Board of Directors reasonably deems relevant (including the likelihood of consummation thereof), and taking into account any revisions to the terms of the Merger Agreement and the transactions contemplated thereby during the applicable notice period set forth in the Merger Agreement, if any, would result in a transaction more favorable to the holders of shares of our Common Stock from a financial point of view than the Merger.

No Change in Recommendation or Alternative Acquisition Agreement

As described above, and subject to the provisions described below, the Board of Directors has unanimously made the recommendation that the holders of shares of our Common Stock vote “FOR” the Merger Proposal.

Prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board of Directors may not (with any action described in the first four bullets below being referred to as a “Change of Recommendation”):

●	withhold, withdraw, qualify, change, amend or modify (or publicly propose to withhold, withdraw, qualify, change, amend or modify), in a manner adverse to Parent or Merger Sub, the Board of Directors’ recommendation with respect to the Merger;

●	approve, adopt, declare advisable (publicly or otherwise), or recommend (publicly or otherwise) an Acquisition Proposal;

●	fail to include the Board of Directors’ recommendation in any version of this proxy statement;

●	fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (other than any tender offer or exchange offer by Parent or Merger Sub) within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (in which case the taking of no position or a neutral position by the Board of Directors in respect of the acceptance of any such tender offer or exchange offer as of the end of such period will constitute a failure to recommend against acceptance of any such offer, and the Board of Directors will not be required to make any such recommendation against an Acquisition Proposal in the case of such a tender offer or exchange offer more than one time with respect to any Acquisition Proposal unless there will have been a publicly disclosed change regarding such Acquisition Proposal); or

●	cause or permit the Company to enter into an Alternative Acquisition Agreement.

Fiduciary Exceptions

Notwithstanding the foregoing, (i) prior to the adoption of the Merger Agreement by the stockholders of the Company, the Board of Directors may make a Change of Recommendation (A) in connection with a Superior Proposal that is made and not withdrawn (and that continues to be a Superior Proposal) or (B) other than in connection with an Acquisition Proposal, in response to a material change, effect, event, circumstance, occurrence, or other matter that was not known by the Board of Directors prior to the Agreement Date (or if known, the extent of the consequences of which were not known as of the Agreement Date) (an “Intervening Event”), in either case of (A) or (B), only if the Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) if the Board of Directors is permitted to make a Change of Recommendation in connection with (i)(A) of this paragraph, the Company may also terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal.

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However, neither the Board of Directors nor the Company are permitted to take any of the actions described in the paragraph above unless:

●	the Company complies in all material respects with the restrictions on soliciting Acquisition Proposals described above;

●	the Company provides notice (a “Determination Notice”) to Parent at least four business days in advance (the “Notice Period”) to the effect that the Board of Directors intends to take such action and specifying in reasonable detail the circumstances giving rise to such proposed action, including, in the case such action is proposed to be taken in connection with an Acquisition Proposal, a written summary of the material terms and conditions of the relevant Acquisition Proposal (and including a copy of the latest draft of the proposed Alternative Acquisition Agreement and all other material documents relating to such Superior Proposal, including financing documents);

●	where requested to do so by Parent, the Company has negotiated and has caused its representatives to negotiate with Parent and its representatives during the Notice Period in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement such that such Superior Proposal would cease to constitute a Superior Proposal or such Intervening Event would cease to warrant a Change of Recommendation, in each case, such that the Board of Directors’ failure to make a Change of Recommendation or enter into an Alternative Acquisition Agreement would no longer be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable law;

●	at or following the end of such Notice Period, the Board of Directors determines in good faith (after consultation with its outside legal counsel) based on the information then available and taking into account Parent’s offers pursuant to the above that either, as the case may be, such Acquisition Proposal continues to constitute a Superior Proposal or such Intervening Event continues to warrant a Change of Recommendation, and in each such case that the failure to take such action would still reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law; and

●	in the event of a termination of the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company must validly terminate the Merger Agreement in accordance with its terms, and prior to or concurrently with such termination, the Company must pay Parent a termination fee of $500,000 and also reimburse Parent’s expenses up to an aggregate amount $250,000 (as more fully described below).

In the event of any material revision to the terms or conditions of the applicable Superior Proposal or any material change in the applicable Intervening Event, the Company is required to deliver a new Determination Notice to Parent and to comply with the provisions discussed in the bullets above with respect to such new Determination Notice (except that the Notice Period in respect of such new Determination Notice will be two business days) and Parent would again have the right to submit a new or revised offer with respect such applicable event.

Certain Permitted Disclosure

Nothing in the Merger Agreement will prevent the Company from complying with its disclosure obligations under U.S. federal securities laws with regard to an Acquisition Proposal, but the Company must not make or not resolve to make a Change of Recommendation, except as expressly permitted by the Merger Agreement.

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Existing Discussions

The Company was required under the terms of the Merger Agreement to cease, and to direct its representatives to (i) cease and cause to be promptly terminated any activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) cease providing any information to any such person or its representatives, and (iii) terminate all access granted to any such person and its representatives to any physical or electronic data room and request the return or destruction of all confidential information furnished prior to the execution of the Merger Agreement to or for the benefit of such person by or on behalf of the Company or any of its subsidiaries.

Company Stockholders Meeting

The Company must use its reasonable best efforts to take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a stockholders’ meeting to consider and vote upon the adoption of the Merger Agreement (which includes the Special Meeting) as promptly as reasonably practicable after the execution of the Merger Agreement (but in no event later than 30 business days after (a) the tenth day after the preliminary version of this proxy statement has been filed with the SEC (or if such date is not a business day, the next succeeding business day) if by such date the SEC has not informed the Company that it intends to review this proxy statement or (b) if by such tenth day the SEC has informed the Company that it intends to review this proxy statement, the date on which the SEC confirms that it has no further comments on this proxy statement.

Following the distribution of the proxy statement to our stockholders, the date of such stockholders’ meeting may not be changed, and such meeting may not otherwise be adjourned or postponed, without the consent of Parent, except (i) if an adjournment or postponement is required by law, (ii) if the Company believes in good faith that there will be an insufficient number of votes of Common Stock represented (either in person or by proxy) to obtain approval for the Merger Proposal, whether or not a quorum is present (in which case the Company may not, without the consent of Parent, adjourn or postpone the meeting more than 10 business days on any single occasion), or (iii) if it is necessary to adjourn or postpone the meeting to ensure that the holders of Common Stock are given sufficient time to evaluate any required supplement or amendment to this proxy statement, as determined by the Company in good faith after consultation with its outside legal counsel (in which case the Company may not, without the consent of Parent, adjourn or postpone the meeting more than 10 business days on any single occasion).

Further, upon Parent’s reasonable request, the Company is required to adjourn or postpone the stockholders’ meeting up to two times for a period not in excess of 20 calendar days in the aggregate, if it is reasonably expected that there will be an insufficient number of votes of Common Stock represented (either in person or by proxy) to obtain approval for the Merger Proposal and if such action would not be a violation of the directors’ fiduciary duties under applicable law.

Unless the Company validly terminates the Merger Agreement, the Company is required to convene such stockholders’ meeting and hold a vote on the Merger Proposal even if the Board of Directors has made a Change of Recommendation or if an Acquisition Proposal has been made.

Proxy Statement

The Merger Agreement requires the Company to prepare and file with the SEC, as promptly as reasonably practicable after the Agreement Date (and no later than 30 business days after the Agreement Date), this proxy statement in preliminary form, and which must include the Board of Directors’ recommendation with respect to the Merger, subject to the Company’s ability to make a Change of Recommendation as described above. Each of Parent and the Company are required to reasonably assist and cooperate with the other in connection with the preparation, filing and distribution of this proxy statement and the resolution of any comments in respect thereof received from the SEC.

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Efforts to Complete the Merger

The Company and Parent will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable laws, including antitrust laws, to consummate and make effective the Merger no later than the End Date, including executing and delivering any additional instruments necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement.

The Company and Parent, and their respective subsidiaries and representatives, will each, unless prohibited by applicable law or the applicable governmental authority, comply with the other party in connection with reasonable requests for information as may be reasonably necessary or advisable in connection with the proxy statement or other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective subsidiaries to any third party or any governmental authority in connection with the Merger, and will provide the other party with final copies of any filings made with a governmental authority.

In addition, the Company will (i) use commercially reasonable efforts to cooperate with Parent, and will request its accountants and auditors, in each case at Parent’s sole expense, to cooperate with Parent, to the extent necessary in connection with the filing of any audited financial statements, unaudited financial statements or pro forma financial information as required to be prepared under the Exchange Act as a result of consummation of the Merger; (ii) prior to the Effective Time, provide notice to the applicable lessor, in accordance with the terms of the applicable real property lease, to the effect that each lease to which the Company is a party will not be renewed beyond its current term; (iii) prepare and deliver to Parent a draft notice with respect to the transactions contemplated under the Merger Agreement to be sent by the Surviving Corporation to the FTC after the Effective Time; and (iv) prior to the Effective Time, cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Indemnification and Insurance

The Surviving Corporation and Parent will, jointly and severally, indemnify and hold harmless any current or former directors, officers or employees of the Company or any of its subsidiaries and any person who is serving or who served as a director, officer, member, trustee or fiduciary of any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, in each case prior to the Effective Time and at the request of the Company or any of its subsidiaries (the “Indemnified Persons”) for any matters arising out of acts or omissions occurring at or prior to the Effective Time, or matters by reason of an Indemnified Person’s status as such.

In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and Parent will cause the organizational documents of the Surviving Corporation and the subsidiaries of the Company to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any matters arising out of acts or omissions at or prior to the Effective Time, or matters by reason of an Indemnified Person’s service for or status with the Company or any of its subsidiaries, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of such entities as of the Agreement Date, and any indemnification or other agreement between any Indemnified Person and the Company or any of its subsidiaries in effect on the Agreement Date and made available to the Parent, and such provisions will not be repealed, amended or otherwise modified (whether by operation of law or otherwise) in any manner except as required by applicable law.

Prior to the Effective Time, the Company will purchase a six-year “tail” prepaid policy on the Company’s current or renewal directors’ and officers’ liability insurance or reasonable replacement insurance policies with insurers at the Company’s sole discretion (“D&O Insurance”) with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by the Merger Agreement).

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Upon the request of Parent, and at Parent’s sole expense, the Company will use its commercially reasonable efforts to obtain, prior to the Effective Time, a fully paid tail insurance policy, in form and substance reasonably acceptable to Parent, that will extend the Company’s existing general product and employment practices insurance policies with respect to the period prior to the Closing Date.

Employees

The Merger Agreement provides that with respect to any individual who is an employee or officer of the Company immediately prior to the Effective Time, Parent or Surviving Corporation will make severance payments upon termination of each such Company employee after the Effective Time in accordance with the Company’s severance policy and, if applicable, such person’s employment agreement. For more information about severance payments made to the Company’s executive officers, see “Interests of Directors and Executive Officers in the Merger - Payments Upon Termination Following Change in Control.”

At least 30 days prior to the anticipated Closing Date, Parent will provide to the Company a list of the Company’s employees whose employment Parent intends to, immediately after the Effective Time, maintain with the Company or any of its subsidiaries or transfer to Parent (the “Designated Employees”). The Company (i) will have no obligation to maintain employment of any Company employee that is not a Designated Employee (including if Parent does not provide a list of Designated Employees), and may terminate the employment of any such employee at any time prior to the Effective Time and (ii) will not terminate any Designated Employee prior to the Effective Time, except for Cause (as defined in the Merger Agreement).

Prior to the Closing, the Company will pay all accrued salaries, bonuses, commissions, wages, severance, expenses, indemnity payments and accrued vacation pay owed to directors, officers, employees or independent contractors with respect to periods prior to the Effective Time, other than (i) amounts that are specifically included in the Net Cash calculation, (ii) salary, wages or similar payments that will accrue only after the Effective Time, (iii) any payments due pursuant to the MRIP in accordance with the Merger Agreement, (iv) any severance or similar payments due with respect to any Designated Employees and (v) any payments that may become due after the Effective Time pursuant to the Merger Agreement.

Asset Dispositions

Prior to the Effective Time, the Company has the right to sell, transfer, license, assign or otherwise divest any or all of the DPNCheck business in a transaction or series of transactions in an Asset Disposition, and to enter into any agreement with respect to any Asset Disposition. The Company must notify Parent at least five business days prior to entering into any such agreement, and the consummation of any such Asset Disposition that would create any material post-disposition continuing obligations or liabilities for Parent or the Surviving Corporation following the Effective Time requires, to the extent consistent with applicable laws, the written consent of Parent. The Company may also establish one or more subsidiaries to hold the DPNCheck business, transfer to any such subsidiary any or all of the DPNCheck business and take other steps that are reasonably necessary to prepare for an Asset Disposition. The net proceeds from any Asset Disposition received following the Effective Time will be payable to the holders of CVRs pursuant to the terms and conditions of the CVR Agreement.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to, among other things:

●	the Company providing Parent and its representatives with reasonable access during normal business hours to the Company’s and its subsidiaries’ books, records, tax returns, material operating and financial reports, work papers, assets, officers, offices and other facilities, contracts and other documents and information relating to the Company and its subsidiaries;

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●	cooperation between the parties in connection with public announcements;

●	the Company promptly notifying Parent of all legal proceedings commenced or threatened in writing against the Company or any of its subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any of the other transactions contemplated by the Merger Agreement;

●	taking all such steps as may be required to cause the Merger and the other transactions contemplated thereby, and any other dispositions of equity securities (including derivative securities) of the Company or acquisitions of equity securities of Parent resulting from the transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

●	Parent causing Merger Sub to fully comply with all of its obligations under the Merger Agreement;

●	Parent and the Company being required to notify as soon as practicable the other party upon receiving knowledge of any event, effect, occurrence, fact, circumstance, condition or change that would reasonably be expected to give rise to a failure of a condition precedent to Closing; and

●	the resignations of each director and officer of the Company in such capacity, with such resignations to be effective as of the Effective Time.

Conditions to Completion of the Merger

The obligations of each of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver, of the following conditions:

●	the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon;

●	the absence of any law, regulation or order from a governmental authority of competent jurisdiction that has the effect of making the Merger illegal or which has the effect of prohibiting, enjoining, preventing or restraining the consummation of the Merger;

●	Net Cash having been finally determined pursuant to the Merger Agreement; and

●	the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of each of the following additional conditions:

●	the Company having performed, or complied with, in all material respects its agreements, covenants and other obligations required by the Merger Agreement to be performed or complied with by the Company at or prior to the Closing Date;

●	the representations and warranties of the Company set forth in the Merger Agreement being true and correct as of the Agreement Date and the Closing Date (other than in the instances where such representations and warranties address matters as of a particular different date), subject in each case to certain specific materiality qualifiers depending on the subject matter of such representations and warranties;

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●	since the Agreement Date, there having occurred no Company Material Adverse Effect that is continuing;

●	the receipt by Parent and Merger Sub of a certificate, signed for and on behalf of the Company by an executive officer of the Company, certifying that the conditions described in the preceding three bullets have been satisfied; and

●	the Company having Net Cash of at least $8,000,000.

The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of each of the following additional conditions:

●	Parent and Merger Sub having performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by each of them at or prior to the Closing Date;

●	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the Agreement Date and the Closing Date (other than in the instances where such representations and warranties address matters as of a particular different date), subject in each case to certain specific materiality qualifiers depending on the subject matter of such representations and warranties;

●	the receipt by the Company of a certificate, signed for and on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, certifying that the conditions described in the preceding two bullets have been satisfied; and

●	the CVR Agreement being in full force and effect.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the Company’s stockholders, only as follows:

●	by mutual written agreement of Parent and the Company; or

●	by either Parent or the Company:

●	by way of an End Date Termination;

●	by way of a No Vote Termination; or

●	if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order (whether temporary, preliminary or permanent) having the effect of making the Merger illegal or prohibiting, enjoining, preventing or restraining consummation of the Merger, and such law or order shall have become final and nonappealable; or

●	by the Company:

●	by way of a Parent Breach Termination;

●	by way of a Superior Proposal Termination; or

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●	by Parent:

●	by way of a Company Breach Termination;

●	by way of a Change of Recommendation Termination; or

●	if (i) the Company notifies Parent, in response to a reasonable request from Parent, that Net Cash as of the Anticipated Closing Date is expected to be less than $8,000,000 or (ii) Net Cash is determined pursuant to the Merger Agreement to be less than $8,000,000.

Termination Fees and Expense Reimbursement

The Company must pay Parent a termination fee of $500,000 if any of the following events occur:

●	Either party terminates the Merger Agreement due to an End Date Termination or Parent terminates the Merger Agreement pursuant to a Company Breach Termination, and (i) prior to such termination an offer or proposal for a Competing Acquisition Transaction is publicly announced or shall become publicly known and has not been publicly withdrawn, and (ii) within 12 months following such termination, the Company enters into a definitive Alternative Acquisition Agreement with respect to any Competing Acquisition Transaction that is ultimately consummated or consummates any Competing Acquisition Transaction (in each case, whether or not such Competing Acquisition Transaction is the same as the original Competing Acquisition Transaction that was publicly announced or publicly disclosed);

●	The Company effects a Superior Proposal Termination; or

●	Parent effects a Change of Recommendation Termination.

The Company also agreed to reimburse Parent for all reasonable out-of-pocket fees and expenses incurred by Parent in connection with the Merger Agreement and the transactions contemplated thereby, if any of the following occurs:

●	A No Vote Termination or Company Breach Termination, in which case such reimbursement of expenses shall be up to a maximum aggregate amount of $500,000 and will only apply if the applicable termination occurs under circumstances in which the Company is not required to pay the termination fee discussed above, and in case such termination fee later becomes payable, any amounts previously paid as expense reimbursement will be credited to and deducted from such termination fee.

●	A Superior Proposal Termination or a Change of Recommendation Termination, in which case such reimbursement of expenses shall be up to a maximum aggregate amount of $250,000 and shall be separate from and in addition to any termination fee that may become payable as discussed above.

Separately, Parent agreed to reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum aggregate amount of $500,000, in the event of a Parent Breach Termination.

Except as expressly provided for in the Merger Agreement (including the expense reimbursement provisions discussed above), all fees and expenses in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. However, Parent and the Company agreed to each bear and pay 50% of the fees and expenses incurred in relation to the printing, filing with the SEC, mailing and distribution of this proxy statement and any amendments or supplements hereto, and the solicitation of proxies in connection with the Special Meeting, and in each case as paid to a financial printer, the SEC, any proxy solicitor or other vendor responsible for any such activities, except that Parent is not required to bear and pay more than $125,000 in such expenses (the excess of which will be borne and paid by the Company and, to the extent unpaid at Closing, deducted in the calculation of Net Cash).

Modification or Amendment

The Merger Agreement may be amended only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company. However, after adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, no amendment to the Merger Agreement that requires the further approval of such stockholders will be made without such further approval.

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Governing Law

The Merger Agreement is governed by Delaware law.

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RELATED AGREEMENTS

The following is a summary of the key terms of the CVR Agreement, which will be entered into at or immediately prior to the Effective Time, and the Voting Agreement and Amendment to Shareholder Rights Agreement entered into in connection with the Merger Agreement. The descriptions of the CVR Agreement, Voting Agreement and Amendment to Shareholder Rights Agreement in this section and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to (i) the complete text of the form of CVR Agreement, a copy of which is attached as an exhibit to the Merger Agreement attached as Annex A and is incorporated by reference into this proxy statement, (ii) the complete text of the form of Voting Agreement, a copy of which was filed with the Current Report on Form 8-K filed by the Company on December 17, 2024 and is incorporated by reference into this proxy statement, and (iii) the complete text of the Amendment to Shareholder Rights Agreement, a copy of which was filed with the Current Report on Form 8-K filed by the Company on December 17, 2024 and is incorporated by reference into this proxy statement.

Contingent Value Rights Agreement

As a condition to the Closing, at or immediately prior to the Effective Time, Parent will enter into the CVR Agreement with the Rights Agent, which governs the terms of the CVRs. Pursuant to the CVR Agreement, each holder of Common Stock, as well as holders of Company RSAs, Company RSUs, and, if and when applicable pursuant to the terms of the Merger Agreement, Preferred Stock and Company Options, may become entitled to Contingent Payments, such payments being contingent upon, and subject to, the receipt by the Company of payments in connection with the sale of products under its Quell product line (subject to certain agreed customary deductions, the “Quell Net Sales”) or proceeds from one or more Disposition Agreements (including the Fukuda Asset Purchase Agreement) providing for disposition of its DPNCheck product line and upon the achievement of certain milestones related thereto.

When issued, each CVR will entitle the Holder, over the term of the CVR Agreement, to receive a Contingent Payment in the form of a Distribution representing, for any given Distribution Period: (i) an amount equal to (a) Pre-MRIP Adjusted Proceeds minus (b) the pro rata portion thereof to which the Participants in the MRIP are entitled (as discussed in this proxy statement under “The Merger - Interests of Directors and Executive Officers in the Merger - Amended and Restated Management Retention and Incentive Plan”); divided by (ii) the aggregate number of CVRs held by all holders thereof as reflected in the register of CVRs maintained by the Rights Agent on the last day of such Distribution Period.

The Pre-MRIP Adjusted Proceeds to be so distributed will be equal to:

(i)	the sum of all cash consideration (including any upfront payments, milestone payments, royalties and other amounts) received during the applicable Distribution Period under the applicable Disposition Agreements, plus

(ii)	an amount equal to the lesser of $500,000 and 8% of Quell Net Sales during the 12-month period following the Closing Date (with respect to the Distribution Period during which such 12-month period ends), plus

(iii)	an amount equal to the lesser of $500,000 (minus the amount paid under clause (ii) above) and 6% of Quell Net Sales during the second 12-month period following the Closing Date (with respect to the Distribution Period during which such second 12-month period ends), minus

(iv)	deductions for a number of expenses incurred by Parent or the Surviving Corporation during the applicable Distribution Period, including (a) an annual administrative fee of $25,000, (b) fees of the Rights Agent paid pursuant to the CVR Agreement, (c) payments made by Parent or the Surviving Corporation in order to indemnify the Rights Agent against certain liabilities or in order to comply with or enforce the terms of any Disposition Agreement (with certain exclusions for payments resulting from a breach by Parent or the Surviving Corporation of the CVR Agreement or the applicable Disposition Agreement), (d) costs and expenses in connection with the liquidation of any portion of the DPNCheck business that shall not have been the subject of a Disposition and (e) certain taxes arising on account of receipt of proceeds from the disposition of the DPNCheck business.

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To the extent that a calculation of Pre-MRIP Adjusted Proceeds yields a negative number, then the Pre-MRIP Adjusted Proceeds for such Distribution Period will be zero and the absolute value of such negative number will be deducted from Distributions for the next Distribution Period. Further, to the extent the amounts in clauses (ii) or (iii) above would be less than $25,000, then they will be reduced to zero.

There can be no assurance that any Pre-MRIP Adjusted Proceeds will be received. The Distributions will be calculated beginning on July 1, 2025 (but only if by such date any proceeds have been received under any Disposition Agreement) and thereafter, the 1st day of January of each calendar year. Payments of Distributions will be made by Parent to the Rights Agent by August 1, 2025 (with respect to Distributions calculated as of July 1, 2025) and, thereafter, no later than 10 days following the date that an Annual Report on Form 10-K for the relevant year is required to be filed by Parent. If Parent ceases to be subject to the reporting requirements of sections 13 and 15(d) of the Exchange Act, Parent will instead deposit such amounts no later than 60 days following the end of the applicable Distribution Period.

Under the CVR Agreement, Parent is required to maintain books and records in sufficient detail in order to enable the holders of the CVRs to determine the amounts of the Contingent Payments, and Parent must provide the Rights Agent with a report setting forth the calculation of all the items described above in connection with the determination of the Pre-MRIP Adjusted Proceeds. The Rights Agent will have, and holders of at least 20% of the CVRs outstanding as set forth on the CVR Register will have, certain rights to audit such calculations made by Parent, on behalf of all Holders of the CVRs. Parent is also required to use commercially reasonable efforts to (i) consummate the transactions contemplated by any Disposition Agreement, (ii) comply in all material respects with the terms of any Disposition Agreement, and (iii) enforce its or the Surviving Corporation’s rights under each Disposition Agreement and exercise such rights and remedies available with respect thereto.

The CVR Agreement has a term commencing on the Closing Date and ending on the earlier of (i) December 31 of the calendar year in which Parent will have caused to be paid to the holders pursuant to the terms of the CVR Agreement all Distributions with respect to all payments (including any contingent payments) contemplated to be made by the applicable buyer pursuant to each Disposition Agreement, and (ii) December 31 of the calendar year in which the five-year anniversary of the Effective Time will have occurred (but if such five-year anniversary falls during the month of December, such date will be extended until March 31 of the subsequent calendar year).

The CVRs will be contractual rights only and will not be transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into the Voting Agreement with certain of the Company’s stockholders, including all of the Company’s directors and executive officers. Pursuant to the Voting Agreement, such stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Common Stock in favor of the Merger Proposal and (ii) prior to the termination of the Voting Agreement and subject to limited exceptions, not to sell or otherwise transfer any of their shares of Common Stock.

The Voting Agreement will be terminated upon the earlier to occur of (i) the Effective Time; (ii) the date of termination of the Merger Agreement; (iii) with respect to any particular stockholder, such time as any waiver or amendment to the Merger Agreement is made without the prior written consent of such stockholder that reduces the Merger Consideration or any consideration otherwise payable with respect to the equity awards owned by such stockholder, or imposes any restriction on the stockholder’s right to receive the Merger Consideration or changes the timing of or the form of consideration payable in the Merger or any consideration otherwise payable with respect to any other securities owned by such stockholder, or otherwise materially amends the Merger Agreement in a manner adverse to the stockholders of the Company; (iv) with respect to any particular stockholder, such time as is mutually agreed in writing by Parent and such stockholder; and (v) the extension of the End Date without the prior written consent of such stockholder.

The shares of Common Stock owned by the stockholders who are parties to the Voting Agreement represented approximately 6.3% of the outstanding shares of Common Stock as of December 17, 2024.

Amendment to Shareholder Rights Agreement

On December 17, 2024, in connection with entry into the Merger Agreement, the Company entered into Amendment No. 17 to the Shareholder Rights Agreement. Amendment No. 17 amends the Shareholder Rights Agreement such that, among other things, (i) the signing of the Merger Agreement does not cause Parent or any of its affiliates to be deemed to be an Acquiring Person (pursuant to and as defined in the Shareholder Rights Agreement) or otherwise deem a triggering event to have occurred that would allow holders to exercise their rights under the Shareholder Rights Agreement and (ii) provides that such rights may not be exercised after the Effective Time.

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PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to vote in favor of adopting the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 28 of this proxy statement and “The Merger Agreement” beginning on page 64 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Common Stock voting in favor of the Merger Proposal. If you abstain from voting, fail to cast your vote, at the Special Meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

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PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to provide Company stockholders with time to review any supplement or amendment to this proxy statement, or to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

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PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR

THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

The compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is summarized and included under the heading “The Merger - Interests of Directors and Executive Officers in the Merger” beginning on page 52 of this proxy statement. That summary includes all the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger as of the date of this proxy statement.

The Board of Directors encourages you to review carefully the Merger-related compensation information disclosed in this proxy statement.

The Board of Directors recommends that our stockholders approve the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the stockholders of the Company approve, on a nonbinding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger-Interests of Directors and Executive Officers in the Merger.”“

The affirmative vote of holders of a majority of the shares of Common Stock present, online or represented by proxy, at the Special Meeting and entitled to vote on such proposal is required to approve the advisory proposal concerning the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. The vote on this advisory proposal is a vote separate and apart from the vote to adopt the Merger Proposal. Accordingly, you may vote not to approve this advisory proposal and vote to adopt the Merger Proposal. Because the vote on this advisory proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders.

The Board of Directors unanimously recommends that you vote “FOR” this proposal. Approval of the Compensation Proposal is not a condition to consummation of the Merger.

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MARKET PRICE OF COMMON STOCK AND DIVIDEND DATA

Our Common Stock is listed for trading on Nasdaq under the symbol “NURO.” The closing price of our Common Stock on December 16, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $3.90 per share of Common Stock. On [●], 2025, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Common Stock on Nasdaq was $[●] per share of Common Stock. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of Common Stock. At the close of business on [______], 2025, [●] shares of Common Stock were issued and outstanding, held by approximately [●] holders of record.

We have not declared or paid any cash dividends on our common stock since our inception. We do not plan to pay dividends in the foreseeable future. Further, the Merger Agreement prohibits declaring, setting aside, making or paying any dividend or other distribution with respect to the capital stock of the Company, other than dividends or distributions paid in cash from a direct or indirect wholly owned subsidiary of the Company to the Company or another direct or indirect wholly owned subsidiary of the Company.

Upon the consummation of the Merger, there will be no further market for our Common Stock, and, as promptly as practicable thereafter, our Common Stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of January 20, 2025 for:

●	each of our named executive officers

●	each of our directors;

●	all of our current executive officers and directors as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through January 20, 2025.

The percentage ownership is based upon 2,052,720 shares of Common Stock outstanding as of January 20, 2025. For purposes of the table below, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 20, 2025 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.

	Amount and Nature of Beneficial Ownership (1)
Name and Address (2) of Beneficial Owner	Common Stock	Options (3)	Restricted Stock Units (4)	Total	Percent of Class of Total
5% Stockholders
The Radoff Family Foundation (5)	151,392	-	-	151,392	7.4%
Ryan Siegal (6)	150,000	-	-	150,000	7.3%

Directors, Director Nominees and Named Executive Officers
Shai N. Gozani, M.D., Ph.D.	14,362	49,501	636	64,499	3.1%
Thomas T. Higgins	11,031	9,375	498	20,904	1.0%
Joshua Horowitz (7)	80,106			80,106	3.9%
David E. Goodman, M.D.	7,602	1,176		8,778	0.4%
Nancy E. Katz	7,602	1,176		8,778	0.4%
David Van Avermaete	7,601	1,176		8,777	0.4%
All Current Directors and Executive Officers as a group (6 persons)	128,304	62,404	1,134	191,842	9.3%

* Represents beneficial ownership of less than one percent of our outstanding common stock.

Unless otherwise indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, except to the extent authority is shared by spouses under community property laws.

(1)	Attached to each share of common stock is a preferred stock purchase right to acquire one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock of the Company, which preferred stock purchase rights are not presently exercisable.

(2)	Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801.

(3)	Consists of all options exercisable on or within 60 days from January 20, 2025 by the beneficial owner, except as otherwise noted.

(4)	Consists of restricted stock units that will vest on or within 60 days of January 20, 2025 by the beneficial owner, except as otherwise noted.

(5)	Consists of 151,392 shares of Common Stock that are beneficially owned by The Radoff Family Foundation, a Texas non-profit corporation, and Bradley L. Radoff. Mr. Radoff serves as a director of The Radoff Family Foundation and may be deemed to beneficially own the shares owned directly by The Radoff Family Foundation. The address of The Radoff Family Foundation and Mr. Radoff is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098. The foregoing information is based on a Schedule 13G filed with the SEC on September 27, 2024 by The Radoff Family Foundation.

(6)	Consists of 150,000 shares of common stock held by Ryan Siegal. The address of Mr. Siegal is 420 E 52st Street, Unit 8d, New York, New York 10022. The foregoing information is based on a Schedule 13D/A filed with the SEC on April 1, 2024 by Mr. Siegal.

(7)	Consists of 19,606 shares of Common Stock held by Joshua Horowitz and 60,500 shares held by Palm Global Small Cap Master Fund LP Palm Management (US) LLC (“Palm Management (US) LLC”). Palm Management (US) LLC is the investment manager of Palm Global Small Cap Master Fund LP (“Palm Global”) and may be deemed to be a beneficial owner of the shares of Common Stock directly held by Palm Global. Due to his positions with Palm Global and Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of Common Stock directly owned by Palm Management (US) LLC. Mr. Horowitz expressly disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

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APPRAISAL RIGHTS

Under the DGCL, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of Common Stock and to receive payment in cash for the fair value of your shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the Merger Proposal and must comply with the provisions of Section 262 of the DGCL (“Section 262”) in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

This section is intended as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex B to this proxy statement and is incorporated herein by reference. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Merger Agreement at the Special Meeting, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the Merger. A copy of Section 262 must be included with such notice, or instead such notice must include information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to its stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex B. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

Stockholders or beneficial owners of shares wishing to exercise the right to seek an appraisal of their shares of Common Stock must do ALL of the following:

●	You must deliver to us a written demand for appraisal of your shares before the vote on whether to adopt the Merger Agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

●	You must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against adoption of the Merger Agreement or abstain from voting on adoption of the Merger Agreement.

●	You must continue to hold your shares of our Common Stock through the effective date of the Merger. Therefore, a stockholder who makes a written demand for appraisal and thereafter transfers the shares prior to the consummation of the Merger will lose any right to appraisal with respect to such shares.

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●	You or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the consummation of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds set forth in Section 262 of the DGCL (as described below) must be met. If you fail to comply with any of these conditions or any other applicable requirements of Section 262 and the Merger is completed, you will be entitled to receive Merger Consideration for your shares of Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Common Stock.

All demands for appraisal should be addressed to NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801, and must be delivered before the vote is taken on the Merger Proposal at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder or beneficial owner to demand appraisal of his, her or its shares of Common Stock.

To be effective, a demand for appraisal must either be:

●	made by, or in the name of, a record stockholder, in which case the written demand must fully and correctly identify the name of such stockholder of record, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. If a record stockholder (such as a broker who holds shares as a nominee for beneficial owners) exercises rights on behalf of any of such beneficial owners with respect to the shares held for such beneficial owners, the written demand for appraisal must set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares held in the name of such record holder; or

●	made by a beneficial owner (i.e., a person who holds the shares through a voting trust or by a nominee, such as a broker, on behalf of such person), in which case the demand must (i) reasonably identify the holder of record of the shares for which the demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list to be filed with the Delaware Register in the Delaware Court of Chancery.

Within ten days after the Effective Time, the Surviving Corporation must give notice of the date that the Merger has become effective to each of the Company’s stockholders or beneficial owners of shares who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Proposal. At any time within 60 days after the Effective Time, any stockholder or beneficial owner of shares who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the Merger Agreement for that person’s shares of Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the stockholder or beneficial owner of shares within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner of shares without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder or beneficial owner of shares will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

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Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any person who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder or beneficial owner of shares, service of a copy of such petition will be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition, and holders should not assume that the Surviving Corporation will file a petition. Accordingly, the failure of a person to file such a petition within the period specified could nullify such person’s previous written demand for appraisal. In addition, within 120 days after the Effective Time, any person who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, upon written request, will be entitled to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners of holding or owning such shares (and where a beneficial owner makes a valid demand, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The statement must be mailed to the applicable person within 10 days after such written request has been received by the Surviving Corporation.

If a petition for appraisal is duly filed by a stockholder or beneficial owner of shares and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded an appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached. After notice to the persons who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those persons who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require persons who have demanded an appraisal for their shares of Common Stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that person. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock or (2) the value of the Merger Consideration provided in the Merger for such total number of shares of Common Stock exceeds $1,000,000.

After determination of the persons entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares of Common Stock, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value together with interest, if any, upon such terms and conditions as the Delaware Court of Chancery may order. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of an appraisal of fair value by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation.

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the Surviving Corporation and the other persons participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a person whose name appears on the duly verified list filed by the Surviving Corporation with the court as described above and who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal and not dismissed by the Delaware Court of Chancery. Any person who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to distributions payable to stockholders as of a record date prior to the Effective Time. However, if no petition for appraisal is filed within 120 days after the Effective Time, or if such person otherwise fails to perfect, successfully withdraws or loses such person’s right to appraisal, then the right of that person to appraisal will cease and that person will be entitled to receive the Merger Consideration for his, her or its shares of Common Stock pursuant to the Merger Agreement.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

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DELISTING AND DEREGISTRATION OF COMMON STOCK

If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at neurometrix.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on March 1, 2024);

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 (filed with the SEC on May 15, 2024), June 30, 2024 (filed with the SEC on August 6, 2024) and September 30, 2024 (filed with the SEC on November 5, 2024);

●	Current Reports on Form 8-K filed with the SEC on February 27, 2024, April 5, 2024, April 19, 2024, May 1, 2024, and December 17, 2024; and

●	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801, Telephone (781) 890-9989, on the Investor Relations page of our corporate website at neurometrix.com or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

If you have any questions about this proxy statement, special meeting or the Merger or need assistance with the voting procedures, please contact:

Investor Relations

NeuroMetrix, Inc.

4B Gill Street

Woburn, Massachusetts 01801

(781) 890-9989

neurometrix.ir@neurometrix.com

You may also contact our proxy solicitor, Georgeson:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Stockholders, banks and brokers may call toll free: (833) 880-6030.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

A-1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ELECTROCORE, INC.

NEXUS MERGER SUB INC.

and

NEUROMETRIX, INC.

DATED AS OF

DECEMBER 17, 2024

i

TABLE OF CONTENTS (Continued)

ii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of December 17, 2024 (the “Agreement Date”) by and among electroCore, Inc., a Delaware corporation (“Parent”), Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and NeuroMetrix, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth herein, Merger Sub shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”);

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that this Agreement, the Voting Agreement, the CVR Agreement, and the Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved to recommend that the Company’s stockholders adopt this Agreement and (iv) directed that this Agreement be submitted to the Company’s stockholders for their adoption;

WHEREAS, the board of directors of Parent has approved, adopted and declared advisable the execution, delivery and performance of this Agreement, the Voting Agreement, the CVR Agreement, and the consummation of the Transaction;

WHEREAS, the board of directors of the Merger Sub has (i) determined that this Agreement and the Transactions are fair to and in the best interests of Merger Sub and the sole stockholder of Merger Sub, (ii) approved, adopted and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption;

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, has adopted this Agreement;

WHEREAS, prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain directors and officers of the Company, in their capacity as stockholders of the Company, have entered into a voting and support agreement (the “Voting Agreement”) in connection with the Merger pursuant to which such stockholders will, among other things, vote their shares of Company Common Stock in favor of the adoption of this Agreement and take certain other actions in furtherance of the Transactions, in each case, subject to the terms and conditions thereof;

WHEREAS, at or immediately prior to the Effective Time, Parent and a trustee selected by Parent (the “Rights Agent”) will enter into a Contingent Value Rights Agreement, in the form attached hereto as Exhibit B (subject to changes permitted by Section 5.20) (the “CVR Agreement”) pursuant to which Parent has agreed to cause the Company to make certain potential payments in the future subject to the terms and conditions of the CVR Agreement (the “Contingent Payments”); and

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WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

Article I

THE MERGER

Section 1.1 The Merger.

(a) Upon the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), as of and at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the Delaware General Corporation Law (the “DGCL”) whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”) as a wholly owned Subsidiary of Parent.

(b) The consummation of the Merger shall take place at a closing (the “Closing”) to be held remotely via electronic transmission of related documentation or similar means, on the date that is three Business Days after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

(c) At the Closing, the Company shall file a certificate of merger in requisite and customary form and substance with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be mutually agreed to by the parties and as specified in the certificate of merger). The time as of which the Merger becomes effective is referred to herein as the “Effective Time.”

(d) From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the DGCL.

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Section 1.2 Conversion of Shares of Company Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of any shares of capital stock of the Company, Merger Sub or Parent:

(a) except as otherwise provided in Section 1.2(b), Section 1.2(c) or Section 1.4, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be cancelled and cease to exist and shall be converted into the right to receive (i) the Per Share Cash Consideration in cash, without interest (as it may be adjusted in accordance with Section 1.8) and (ii) one contingent value right (a “CVR”), which shall represent the right to receive the Contingent Payments subject to the terms and conditions set forth in the CVR Agreement (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”), and each holder of any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with and at the times provided in Section 1.3 and the CVR Agreement;

(b) each share of Company Preferred Stock that remains issued and outstanding as of immediately prior to the Effective Time shall continue to be outstanding after the Effective Time, except that after the Effective Time, such shares of Company Preferred Stock will, in accordance with their own terms and the Certificate of Designation, no longer be convertible into Company Common Stock, but will instead be converted into the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock into which such shares of Company Preferred Stock would have been convertible;

(c) each share of Company Common Stock held by the Company as treasury stock or owned by Parent, Merger Sub or any other Subsidiary of Parent or any Company Subsidiary immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment shall be made with respect thereto (the “Excluded Shares”); and

(d) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.0001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 1.3 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of paying the Merger Consideration as provided in Section 1.2(a) and Section 1.2(b). Promptly after the Effective Time, Parent shall deposit with and make available to (or shall cause to be deposited with and made available to) the Paying Agent cash sufficient to pay the full Closing Cash Consideration in respect of shares of Company Common Stock and Company Preferred Stock, but not any Closing Cash Consideration in respect of any Excluded Shares and Dissenting Shares as of the Effective Time or, for the avoidance of doubt, the Company RSA Cash Consideration, the Company Option Cash Consideration, and the Company RSU Cash Consideration (such amount deposited in cash, the “Exchange Fund”). If, for any reason (including losses) the Exchange Fund is inadequate to pay the Closing Cash Consideration in respect of the shares of Company Common Stock and Company Preferred Stock (excluding any Closing Cash Consideration in respect of any Excluded Shares and Dissenting Shares as of the Effective Time or, for the avoidance of doubt, the Company RSA Cash Consideration, the Company Option Cash Consideration, or the Company RSU Cash Consideration), Parent shall take all steps necessary to promptly deposit with and make available to the Paying Agent additional cash sufficient to pay all such amounts, and Parent and the Surviving Corporation shall in any event be liable for the timely payment thereof. All cash deposited with the Paying Agent shall only be used for the purposes provided in this Agreement, or as otherwise agreed by the Company and Parent before the Effective Time. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

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(b) Promptly after the Effective Time (but in no event later than two Business Days after the Effective Time), Parent shall cause the Paying Agent to send to each holder of record of a certificate (the “Certificate”) which immediately prior to the Effective Time represented shares of Company Common Stock at the Effective Time (other than the Company, Parent, Merger Sub or any Subsidiary of the Company or Parent), (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal, in form and substance reasonably acceptable to the Company, and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon transfer of the shares of Company Common Stock to the Paying Agent) and (iii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration.

(c) With respect to shares of Company Common Stock held in book-entry form (“Book-Entry Shares”), the Company and Parent shall cooperate to, and Parent shall cause the Paying Agent to, (i) deliver to DTC or its nominees, or to holders of Book-Entry Shares, in each case to the extent applicable or required, any notice with respect to the effectiveness of the Merger and any instructions for surrendering Book-Entry Shares and (ii) establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon the surrender of shares of Company Common Stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share.

(d) Upon surrender of a Certificate for cancelation (together with the applicable letter of transmittal, duly executed and properly completed) to, or upon receipt of an “agent’s message” in customary form (or such other evidence of transfer, if any, as the Paying Agent may reasonably request) in respect of a Book-Entry Share by, as the case may be, the Paying Agent or such other agent or agents as may be appointed by Parent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered shall be cancelled.

(e) Notwithstanding anything to the contrary contained herein, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement and no portion of the Merger Consideration relating to the CVRs will be paid unless and until it is required to be paid pursuant to the CVR Agreement. Until the Merger Consideration in respect of a given share of Company Common Stock has been paid, such share of Company Common Stock shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest or dividends will be paid or accrue on any Merger Consideration payable to holders of shares of Company Common Stock.

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(f) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a transferred share of Company Common Stock is registered, it shall be a condition to such payment that (i) such share of Company Common Stock shall be properly endorsed or be otherwise in proper form and (ii) the Person requesting such payment shall pay in advance to the Paying Agent any transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder of such share of Company Common Stock or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(g) Upon the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article I.

(h) Any portion of the Closing Cash Consideration made available to the Paying Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time and any portion of any amounts payable in respect of the CVRs and made available to the Rights Agent that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after deposit with the Rights Agent, in each case shall be returned to Parent, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(i) The agreement with the Paying Agent shall provide that the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent or the Paying Agent from making the payments required by this Article I, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) all such investments shall be in short-term obligations of the United States of America or guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $50 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent. To the extent (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by Section 1.2; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Paying Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 1.2 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Paying Agent to make the payments contemplated by Section 1.2.

(j) Any portion of the Closing Cash Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 1.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall be cancelled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto except such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.2(a) and the CVR Agreement, without interest thereon, upon transfer of such shares of Company Common Stock in compliance with Section 1.3. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands under the DGCL, in all cases consistent with the obligations of the Company thereunder to the extent not inconsistent with applicable Law, including the DGCL. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

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Section 1.5 Company Equity Awards and Company ESPP.

(a) Company RSAs. Neither the Surviving Corporation nor Parent shall assume any Company RSA or substitute for any Company RSA any similar award for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company RSAs: (i) each Company RSA that is then outstanding and unvested shall be converted into the right to receive the amounts described in this Section 1.5(a), notwithstanding any vesting conditions, restrictions or risk of forfeiture; (ii) each Company RSA for which the holder thereof made a timely and valid election under Section 83(b) of the Code (a “Section 83(b) Election”) shall be cancelled and converted into the right to receive the Merger Consideration with respect to each share of Company Common Stock subject to such Company RSA in accordance with and at the times provided in Section 1.3 and the CVR Agreement; (iii) each Company RSA for which the holder thereof did not make a timely and valid Section 83(b) Election shall be cancelled and converted into the right to receive (A) an amount in cash equal to: (I) the total number of such Company RSAs multiplied by (II) the Per Share Cash Consideration (the “Company RSA Cash Consideration”) and (B) one CVR with respect to each share of Company Common Stock subject to such Company RSA immediately prior to the Effective Time; and (iv) each holder of any such Company RSA shall cease to have any rights with respect thereto, except the right to receive consideration in accordance with this Section 1.5(a). The Surviving Corporation shall pay the Company RSA Cash Consideration contemplated in the foregoing clause (iii), without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, on the Surviving Corporation’s next ordinary course payroll date that is at least five Business Days following the Effective Time and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, if, and only if, a Contingent Payment is made and will be made at the same time such applicable Contingent Payment is made to other holders of CVRs; provided that, to the extent required to avoid a violation of Section 409A of the Code, and notwithstanding anything to the contrary contained herein, payment in respect of the CVR for such Company RSAs referred to in clause (iii) shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to the holder of such Company RSA after such five-year period.

(b) Company Options.

(i) Neither the Surviving Corporation nor Parent shall assume any Company Options or substitute for any Company Option any option for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company Options, (A) all Unvested Company Options (whether time-based or performance-based) which are outstanding as of immediately prior to the Effective Time shall fully vest and become exercisable, and become Vested Company Options, and (B) to the extent not exercised prior to the Effective Time, each Company Option shall be cancelled and converted into the right to receive the applicable payments set forth in this Section 1.5(b).

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(ii) At the Effective Time, each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration shall be cancelled and converted into the right to receive (A) an amount in cash equal to the excess, if any, of the Per Share Cash Consideration over the exercise price per share of such Company Option, multiplied by the number of shares of Company Common Stock underlying such Company Option plus (B) one CVR with respect to each share of Company Common Stock subject to such Company Option immediately prior to the Effective Time. The Surviving Corporation shall pay the cash amounts payable pursuant to Section 1.5(b)(ii)(A) (the “Company Option Cash Consideration”), without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, on the Surviving Corporation’s next ordinary course payroll date that is at least five Business Days following the Effective Time, and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, if, and only if, a Contingent Payment is made and will be made at the same time such Contingent Payment is made to other holders of CVRs; provided that, to the extent required to avoid a violation of Section 409A of the Code, and notwithstanding anything to the contrary contained herein, payment in respect of the CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to any holder of Company Options after such five-year period.

(iii) At the Effective Time, each Company Option that is then outstanding and unexercised and that has an exercise price per share that is equal or greater than the Per Share Cash Consideration shall be cancelled with no consideration payable in respect thereof.

(c) Company RSUs. Neither the Surviving Corporation nor Parent shall assume any Company RSU or substitute for any Company RSU any similar award for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company RSUs, each Company RSU that is then outstanding shall automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Per Share Cash Consideration (the “Company RSU Cash Consideration”) and (ii) one CVR with respect to each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, and each holder of any such Company RSU shall cease to have any rights with respect thereto, except the right to receive consideration in accordance with this Section 1.5(c). The Surviving Corporation shall pay the Company RSU Cash Consideration, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, on the Surviving Corporation’s next ordinary course payroll date that is at least five Business Days following the Effective Time and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, if, and only if, a Contingent Payment is made and will be made at the same time such applicable Contingent Payment is made to other holders of CVRs; provided that, to the extent required to avoid a violation of Section 409A of the Code, and notwithstanding anything to the contrary contained herein, payment in respect of the CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to any holder of Company RSUs after such five-year period.

(d) The Company Board (or, if appropriate, any committee thereof administering the Stock Plan or Company Inducement Grant) and the Company, as applicable, shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 1.5, including making any determinations or resolutions of the Company Board or a committee thereof or any administrator of a Stock Plan or Company Inducement Grant as may be necessary.

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(e) Prior to execution of this Agreement, the Company Board (or, if applicable, any committee thereof administering the Company ESPP) adopted such resolutions or took such other necessary actions to provide that (i) with respect to any outstanding Offering Period(s) (as such term is defined in the Company ESPP) under the Company ESPP as of the Agreement Date, no participant in the Company ESPP may increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period and no new participants may participate in such Offering Period; (ii) no new Offering Period shall be commenced under the Company ESPP on or after the Agreement Date; (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time shall terminate and a Purchase Date (as such term is defined in the Company ESPP) shall occur under the Company ESPP immediately prior to the Effective Time with respect to such Offering Period, in which case any shares of Company Common Stock purchased pursuant to such Offering Period shall be treated the same as all other shares of Company Common Stock in accordance with Section 1.2(a); and (iv) immediately prior to, and subject to the occurrence of, the Effective Time, the Company ESPP shall terminate.

Section 1.6 Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Company, Paying Agent, Rights Agent, Surviving Corporation, Parent and their respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax Law. If the Company, Paying Agent, Rights Agent, Surviving Corporation, Parent or any of their respective Affiliates, as the case may be, so withholds amounts and properly pays such amounts over to a Governmental Authority, such amounts shall be treated for all purposes of this Agreement or the CVR Agreement as having been paid to the holder of shares of Company Common Stock, Company RSAs, Company Options, and Company RSUs, as applicable, in respect of which the Company, Paying Agent, Surviving Corporation, Parent or any of their respective Affiliates, as the case may be, made such deduction and withholding.

Section 1.7 Calculation of Net Cash.

(a) For purposes of this Agreement, the “Determination Date” shall be the date that is ten calendar days prior to the anticipated date for Closing (the “Anticipated Closing Date”), as agreed upon by the Company and Parent. On or prior to the Determination Date, the Company shall provide Parent with a list of all estimated liabilities of the Company as of the Determination Date that will factor into the determination of the Net Cash. Within five calendar days following the Determination Date, the Company shall deliver to Parent a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, the Company’s good faith, estimated calculation of the Net Cash (using a good faith estimate of the Company’s accounts payable and accrued expenses, in each case as of the Anticipated Closing Date and determined in a manner consistent with the illustrative calculation set forth in Section 1.7 of the Company Disclosure Schedules) (the “Net Cash Calculation”) as of the Anticipated Closing Date prepared and certified by the Company’s Chief Financial Officer (or if there is no Chief Financial Officer, the principal accounting officer for the Company). Upon reasonable request by Parent, the Company shall make all work papers and back-up materials used or useful in preparing the Net Cash Schedule available to Parent and its accountants, counsel and other advisors.

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(b) Within five calendar days after the Company delivers the Net Cash Schedule (the “Response Date”), subject to the terms and definitions set forth in this Agreement, Parent will have the right to dispute any part of such Net Cash Schedule by delivering a written notice to that effect to the Company (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail any proposed revisions to the Net Cash Calculation. If on or prior to the Response Date, (i) Parent notifies the Company in writing that it has no objections to the Net Cash Calculation or (ii) Parent fails to deliver a Dispute Notice as provided in this Section 1.7(b), then the Net Cash Calculation as set forth in the Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Anticipated Closing Date for purposes of this Agreement.

(c) If Parent delivers a Dispute Notice on or prior to the Response Date, then Representatives of the Company and Parent shall promptly meet and attempt in good faith to resolve the disputed items and negotiate an agreed-upon determination of Net Cash, which agreed-upon Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Anticipated Closing Date for purposes of this Agreement.

(d) If Representatives of the Company and Parent are unable to negotiate an agreed-upon determination of Net Cash at the Anticipated Closing Date pursuant to Section 1.7(c) within three calendar days after delivery of the Dispute Notice (or such other period as the Company and Parent may mutually agree upon), then the Company and Parent shall jointly select an independent auditor of recognized standing in the United States (the “Accounting Firm”) to resolve any remaining disagreements as to the Net Cash Calculation. The Company shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Net Cash Schedule, and the Company and Parent shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within ten calendar days of accepting its selection. Parent and the Company shall be afforded the opportunity to present to the Accounting Firm any materials related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Parent and the Company. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Net Cash made by the Accounting Firm shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Anticipated Closing Date for purposes of this Agreement, and the parties hereto shall delay the Closing until the resolution of the matters described in this Section 1.7(d). The fees and expenses of the Accounting Firm shall be allocated between the Company and Parent in the same proportion that the disputed amount of the Net Cash that was unsuccessfully disputed by such party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Net Cash amount (and for the avoidance of doubt the fees and expenses to be paid by the Company shall reduce the Net Cash).

(e) If Section 1.7(d) applies as to the determination of the Net Cash at the Anticipated Closing Date described in Section 1.7(a), upon resolution of the matter in accordance with Section 1.7(d), the parties shall not be required to determine Net Cash again even though the Closing Date may occur later than the Anticipated Closing Date, except that, if the Closing Date is expected to occur more than ten days after the Anticipated Closing Date, Parent may request a redetermination of Net Cash if Parent reasonably believes a material change to the balance of Net Cash has occurred which would result in Net Cash being below the Net Cash Threshold; provided that Parent may request such redetermination only one time.

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Section 1.8 Adjustments to Merger Consideration. The Merger Consideration shall be adjusted appropriately and equitably to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, merger, issuer tender offer, exchange of shares or other like change with respect to Company Common Stock occurring on or after the Agreement Date and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and shall, as so adjusted from and after the date of such event, be the Merger Consideration; provided, however, that nothing in this Section 1.8 shall be construed to permit the Company to take any action with respect to the Company Common Stock or otherwise that is prohibited by the terms of this Agreement, including Section 5.2.

Article II
THE SURVIVING CORPORATION

Section 2.1 Certificate of Incorporation. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be as set forth on Exhibit C hereto, until thereafter amended in accordance with the DGCL and such certificate of incorporation, and subject to the provisions of Section 5.9; and (b) the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Company (the “Certificate of Designation”) shall continue in force and effect in accordance with its own terms, and shall be the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Surviving Corporation.

Section 2.2 Bylaws. At the Effective Time, the bylaws of the Surviving Corporation shall be as set forth on Exhibit D hereto, until thereafter amended in accordance with the DGCL and such bylaws.

Section 2.3 Directors and Officers.

(a) At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the bylaws of the Surviving Corporation.

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Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the reports, schedules, forms, registration statements, definitive proxy statements and other documents (including exhibits and all information incorporated by reference) filed or furnished by the Company with the United States Securities and Exchange Commission (the “SEC”) or filed or furnished by the Company to the SEC in connection with this Agreement or the Transactions that are publicly available on EDGAR (collectively, the “Company SEC Reports”) after January 1, 2023 and prior to the Agreement Date (excluding in each case any disclosures contained therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements and Projections,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained therein to the extent they are predictive, cautionary or forward-looking in nature) or (ii) the Company Disclosure Schedules (each section of which qualifies the correspondingly numbered Section to the extent specified therein, provided that any disclosure set forth with respect to any particular Section shall be deemed to be disclosed in reference to all other applicable Sections of this Agreement if the disclosure in respect of such other Sections is reasonably apparent on its face) delivered by the Company to Parent in connection with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Merger Sub and Parent as follows:

Section 3.1 Organization. Each of the Company and the Subsidiaries of the Company (the “Company Subsidiaries”) is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so organized, existing or in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite corporate or similar power and authority to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such power or authority, the lack of which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company (and any amendments thereto) (the “Company Charter Documents”). The Company is not in violation of any of the Company Charter Documents.

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Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”), of which (1) 25,000 are designated as Series A Junior Cumulative Preferred Stock, and have been reserved for issuance upon the exercise of the rights (the “Company Rights”) distributed to the holders of Company Common Stock pursuant to the Company’s Amended and Restated Rights Agreement, dated as of March 7, 2007 (as amended, the “Rights Plan”), between the Company and Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), (2) 1,067 shares are designated as Series A-1 Convertible Preferred Stock, (3) 3,371 are designated as Series A-2 Convertible Preferred Stock (4) 2,622 shares are designated as Series A-3 Convertible Preferred Stock, (5) 4,023 shares are designated as Series A-4 Convertible Preferred Stock, (6) 147,000 shares are designated as Series B Convertible Preferred Stock, (7) 13,800 shares are designated as Series C Convertible Preferred Stock, (8) 21,300 shares are designated as Series D Convertible Preferred Stock, (9) 7,000 shares are designated as Series E Convertible Preferred Stock, and (10) 10,621 shares designated as Series F Convertible Preferred Stock. As of the close of business on November 30, 2024 (the “Capitalization Date”): (A) 2,042,689 shares of Company Common Stock were issued and outstanding; (B) 200 shares of Series B Convertible Preferred Stock were issued and outstanding, and no other shares of Company Preferred Stock were issued or outstanding; (C) no shares of Company Common Stock were held by the Company in its treasury; (D) there were outstanding Company Options to purchase 62,898 shares of Company Common Stock; (E) 83,309 shares of Company Common Stock were subject to issuance pursuant to outstanding Company RSUs; (F) 862 shares of Company Common Stock were subject to outstanding Company RSAs; (G) 20,558 shares of Company Common Stock were reserved for the future grant of Company Equity Awards under the Stock Plans (excluding shares reserved for issuance upon exercise of the Company Options or settlement of the Company RSUs); and (H) 27,489 shares of Company Common Stock were reserved for the future issuance under the Company ESPP. Such issued and outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Stock Plan, Company Inducement Grant, the Company ESPP or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any Equity Interests of the Company, except pursuant to the Rights Plan, the Company Charter Documents or as may be issued after the date of this Agreement by the Company pursuant to Section 5.2(b) or as expressly consented to in writing by Parent. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Equity Awards convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, except as may be issued after the date of this Agreement by the Company pursuant to Section 5.2(b) or as expressly consented to in writing by Parent. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to any Equity Interests of any Company Subsidiary.

(b) From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any shares of Company Common Stock, or any other capital stock or Equity Interests, except for the issuance of shares purchased under the Company ESPP or upon the exercise of Company Options, or vesting of Company RSUs, in each case outstanding as of the close of business on the Capitalization Date. Except as contemplated in the Rights Plan or in any of the Company Charter Documents, or as may be issued after the date of this Agreement by the Company pursuant to Section 5.2(b) or as expressly consented to in writing by Parent, no Equity Interests are issued, reserved for issuance or outstanding and there are no outstanding commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver, sell, grant, or enter into, or cause to be issued, delivered, sold, granted, or entered into: (i) any Equity Interests in the Company or any of the Company Subsidiaries, (ii) any security convertible into, or exchangeable or exercisable for any Equity Interests in the Company or any of the Company Subsidiaries, (iii) any option, warrant, call, right, commitment, agreement, arrangement or undertaking to acquire from the Company or any of the Company Subsidiaries any security convertible into, or exchangeable or exercisable for any Equity Interests in the Company or any of the Company Subsidiaries, or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, profit participation rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Equity Interests in the Company or any of the Company Subsidiaries. There are no preemptive, registration or similar rights granted by the Company or any Company Subsidiary to any holders of any class or series of securities of the Company or any Company Subsidiary.

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(c) Section 3.2(c) of the Company Disclosure Schedules sets forth, as of the Capitalization Date, a list of the holders of Company Equity Awards, including (to the extent applicable) the date on which each such Company Equity Award was granted, the number of shares of Company Common Stock subject to such Company Equity Award, the expiration date of such Company Equity Award and the price at which such Company Equity Award may be exercised (if any) under an applicable Stock Plan or Company Inducement Grant and the vested or unvested status of such Company Equity Award, as well as for the Company ESPP, the maximum number of shares of Company Common Stock issuable at the end of the current Offering Period. Other than as set forth in Section 3.2(c) of the Company Disclosure Schedules, there are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, stock unit, restricted stock unit, stock-based performance unit, profit participation or similar rights or equity-based awards with respect to the Company. All shares of Company Common Stock issuable upon exercise of Company Options and the settlement of Company RSUs have been duly reserved for issuance by the Company. The Company has delivered or made available to Parent or Parent’s Representatives copies of all Stock Plans and Company Inducement Grants covering the Company Equity Awards outstanding as of the date of this Agreement and the forms of all equity award agreements evidencing such Company Equity Awards.

Section 3.3 Authorization; No Conflict.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions are within the Company’s corporate powers and, subject to the adoption of the Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other Transactions, subject only, in the case of consummation of the Merger, to the receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). The Company Stockholder Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement.

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(b) At a meeting duly called and held, the Company Board has (i) determined that this Agreement, the Voting Agreement, the CVR Agreement and the Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the execution, delivery, and performance of this Agreement and the consummation of the Transactions, (iii) resolved, subject to Section 5.3, to recommend that the Company’s stockholders adopt this Agreement (such recommendation, the “Company Board Recommendation”) and (iv) directed that this Agreement be submitted to the Company’s stockholders for their adoption, which such resolutions, subject to Section 5.3, as of the Agreement Date, have not been rescinded, modified or withdrawn in any way.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”) any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iii) compliance with any applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or any applicable rules of Nasdaq, and (iv) any additional Consents with any other Governmental Authority, except, in the case of clause (iv), those that the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as set forth on Section 3.3(d) of the Company Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter Documents or the equivalent documents of any Company Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.3(c), contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming compliance with the matters referred to in Section 3.3(c), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of the Company Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Company Material Contract, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of the Company Subsidiaries, except, in the case of each of clauses (ii) through (iv), for any such contravention, conflict, violation, breach, default, loss, payment, liability, alteration, right, Consent requirement, Lien or other occurrence that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4 Subsidiaries.

(a) The Company has delivered or made available to Parent a complete and accurate list as of the Agreement Date of each of the Company Subsidiaries and their respective jurisdictions of organization.

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(b) All of the outstanding Equity Interests in each Company Subsidiary are, where applicable, duly authorized, validly issued, fully paid, nonassessable and not subject to (or issued in violation of) any preemptive or similar rights or any Law, and such Equity Interests are owned by the Company or by a Company Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations or restrictions on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the Equity Interests of any Company Subsidiary. Section 3.4 of the Company Disclosure Schedules sets forth, as of the Agreement Date, the Equity Interests of each Person that is owned, directly or indirectly by the Company. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, statutory register (including registers of members) and bylaws (or equivalent governing documents) of each Company Subsidiary and no Company Subsidiary is in violation thereof.

Section 3.5 SEC Reports and Financial Statements.

(a) Since January 1, 2023, the Company has timely filed or furnished with the SEC all Company SEC Reports required to be filed or furnished by the Company with the SEC. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the Agreement Date, the Company SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports. None of the Company SEC Reports, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Reports. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Authority.

(b) The consolidated balance sheets and the related consolidated statements of operations, comprehensive income or loss, changes in stockholders’ equity and cash flows (including, in each case, any related notes and schedules thereto) of the Company contained in the Company SEC Reports, as of their respective dates of filing with the SEC (or, if such Company SEC Reports were amended prior to the Agreement Date, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and present fairly in all material respects the consolidated financial position and the consolidated statements of operations, income or loss, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments), except to the extent that information contained in such Company SEC Report has been reviewed, amended, modified or supplemented (prior to the date of the Agreement) by an amendment thereto or by a subsequent Company SEC Report.

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(c) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably designed in all material respects to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures regarding: (i) transactions being recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) receipts and expenditures being executed in accordance with the authorization of management, (iii) prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements, and (iv) the maintenance of records in reasonable detail that accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries.

(d) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed in all material respects to ensure that (i) all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company.

(e) The audited balance sheet of the Company dated as of December 31, 2023, contained in the Company SEC Reports filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” None of the Company or any of the Company Subsidiaries has any liabilities other than liabilities that: (i) are specifically and adequately reflected or reserved against in the Company Balance Sheet or the notes thereto; (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability for breach of contract, breach of warranty or violation of Law); (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(f) Except as described in the Company SEC Reports filed as of the date of this Agreement, none of the Company or any of the Company Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of the SEC’s Current Report on Form 8-K or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC).

(g) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

(h) None of the Company or any of the Company Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral, complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of the Company Subsidiaries or any written, or, to the Knowledge of the Company, oral, complaint, allegation, assertion, or claim from employees of the Company or any of the Company Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of the Company Subsidiaries.

Section 3.6 Absence of Material Adverse Changes, etc. Since January 1, 2024, except for actions expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice; (b) there has not been or occurred any event, condition, change, occurrence or development that has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (c) the Company and the Company Subsidiaries have not (i) made or changed any material Tax election, (ii) filed any material amended Tax Return, or (iii) changed any material method of Tax accounting.

Section 3.7 Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Company, audits, inquiries or investigations pending or Legal Proceedings threatened, to which the Company or any of the Company Subsidiaries is a party, or, to the Knowledge of the Company, any officer or director of the Company or any of the Company Subsidiaries in their capacities as such that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Orders outstanding against the Company or any of the Company Subsidiaries that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.8 Broker’s or Finder’s Fees. Except for fees payable pursuant to the engagement letters set forth on Section 3.8 of the Company Disclosure Schedules, no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company’s or any Company Subsidiary’s authority is or will be entitled to any advisory or broker’s or finder’s fee or commission from any of the parties hereto in connection with any of the Transactions.

Section 3.9 Employee Plans.

(a) Section 3.9(a) of the Company Disclosure Schedules sets forth a true, correct and complete list as of the Agreement Date of each material (i) Company Plan (other than any offer letter or other employment Contract that is terminable “at-will” or following a notice period imposed by applicable Law and does not provide for severance, equity or equity-based compensation or retention, change of control, transaction or similar bonuses other than severance payments required to be made by the Company or any Company Subsidiaries under applicable foreign Law) and (ii) PEO Benefit Plan.

(b) With respect to each Company Plan set forth on Section 3.9(a) of the Company Disclosure Schedules and PEO Benefit Plan set forth on Section 3.9(a) of the Company Disclosure Schedules, the Company has made available to Parent a true, correct and complete copy of, as applicable: (i) each written Company Plan or PEO Benefit Plan and all material amendments thereto, if any; (ii) the current summary plan description of each Company Employee Benefit Plan or PEO Benefit Plan and any material modifications thereto, if any; (iii) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service or other Governmental Authority with respect to a Company Employee Benefit Plan; (iv) the most recent annual report on Form 5500 or such similar report, statement or information return required to be filed with or delivered to any Governmental Authority, if any (and, with respect to each PEO Benefit Plan, to the extent in the Company’s possession after reasonable request to the applicable PEO); (v) all material notices given to the administrator of such Company Employee Benefit Plan by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Authority with respect to a Company Employee Benefit Plan within the past three years; and (vi) the most recent financial statements and actuarial or other valuation reports prepared with respect to each Company Employee Benefit Plan.

(c) Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service that has not been revoked or meets the requirements for such treatment and, to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to affect the qualified status of any such Company Employee Benefit Plan or result in the imposition of any material liability, penalty or Tax under ERISA or the Code.

(d) (i) Each Company Employee Benefit Plan is now and has been established, maintained, funded, operated and administered in accordance with its provisions and in compliance with all applicable provisions of Law, including ERISA and the Code; (ii) all material payments and contributions required to be made under the terms of any Company Plan have been made or the amount of such payment or contribution obligation has been reflected in the Company SEC Reports which are publicly available prior to the Agreement Date; and (iii) nothing has occurred and no condition exists with respect to any Company Employee Benefit Plan that could result in a material Tax, penalty or other liability of the Company or any of its Subsidiaries, including under Sections 4980B, 4980D, 4980H, 6721 and 6722 of the Code.

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(e) Neither the Company nor any Company Subsidiary maintains, sponsors, contributes to, is required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to, any “defined benefit plan” (as defined under 3(35) of ERISA) or any other plan that is or was subject to Section 302 or Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan,” (as defined in Section 4001 or 3(37) of ERISA) or a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code). Neither the Company nor any Company Subsidiary has any current or contingent liability or obligation on account of a Company ERISA Affiliate.

(f) Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Law) for which the covered Person pays the full cost of coverage, none of the Company, or any of the Company Subsidiaries, or any Company Employee Benefit Plan has any present or future obligation or liability to provide post-employment or post-termination or post-ownership welfare benefits to or make any payment to, or with respect to, any present or former employee, officer, owner or director of the Company or any Company Subsidiary or to any other Person with respect to such benefits.

(g) There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings or claims (other than routine claims for benefits) relating to any Company Employee Benefit Plan and, to the Knowledge of the Company, there is no fact or circumstance that would reasonably be expected to give rise to any such Legal Proceeding or claim. Neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any third party, has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Employee Benefit Plan that would result in material liability to the Company or any Company Subsidiary. All material contributions, distributions and premium payments have been timely made or paid in accordance with the terms of the Company Employee Benefit Plan and in compliance with applicable Law, or properly accrued in accordance with GAAP. The Company has made all material contributions required to be made the Company with respect to a PEO Benefit Plan.

(h) Except as set forth on Section 3.9(h) of the Company Disclosure Schedules, no payment or benefit, individually or together with any other payment or benefit, that could be received (whether in cash, property or the vesting of property), as a result of the Transactions, either alone or in combination with another event, by any current or former employee, officer, director, independent contractor or other individual service provider of the Company would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(i) Except as set forth on Section 3.9(i) of the Company Disclosure Schedules, neither the Company nor any Subsidiary has any current or contingent obligation under any contract, agreement, plan or arrangement to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).

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(j) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code.

(k) Except as set forth in Section 3.9(k) of the Company Disclosure Schedules, neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event) will (i) entitle any current or former director, officer, employee, individual independent contractor or other individual service provider of the Company or any of the Company Subsidiaries to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation under any Company Plan or otherwise, or (iii) restrict the ability of the Company to merge, amend or terminate any Company Employee Benefit Plan.

Section 3.10 Taxes.

(a) Each of the Company and the Company Subsidiaries has timely filed all material Tax Returns (including all income Tax Returns) required to be filed by it in the manner prescribed by applicable Law and all such Tax Returns are true, correct and complete in all material respects and have been prepared in material compliance with all applicable Laws; and all income Taxes and all material amounts of other Taxes required to be paid by the Company or any Company Subsidiary (including Taxes required to be withheld or collected) have been paid in full (or withheld and remitted to the appropriate taxing authority in accordance with applicable Law) and each of the Company and the Company Subsidiaries has made adequate provision (or adequate provision has been made on its behalf) in the Company’s consolidated financial statements for all accrued income Taxes and all material amounts of other Taxes not yet due.

(b) There is no claim, audit, action, suit or proceeding currently pending or, to the Knowledge of the Company, threatened against or with respect to the Company or any Company Subsidiary in respect of any Taxes or material Tax Return. No waiver or extension of any statute of limitations in respect of any Taxes or any extension of time with respect to a material Tax assessment or deficiency is currently in effect for the Company or any Company Subsidiary.

(c) Neither the Company nor any Company Subsidiary has been a party to a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(d) Neither the Company nor any Company Subsidiary (i) is a party to (A) any Tax sharing agreement, Tax allocation, Tax indemnity obligation or similar agreement (other than (x) Contracts entered into in the ordinary course of business a principal purpose of which is unrelated to Taxes or (y) Contracts between the Company, on the one hand, and any Company Subsidiary, on the other hand, or between Company Subsidiaries), or (B) any other written arrangement with respect to Taxes (including any advance pricing agreement, closing agreement or other similar agreement relating to Taxes) with any taxing authority that is specific to the Company or such Company Subsidiary, (ii) is or has been in the past five years, a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, consolidated, combined, unitary, or aggregate group for state, local or non-U.S. Tax purposes, other than a group of which the Company (or a predecessor thereof) is or was the common parent, or (iii) has incurred any material amount of liability in the past five years for the Taxes of any Person (other than the Company or any Company Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax Law) or as a transferee or successor.

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(e) There are no Liens for Taxes on any of the assets of the Company or any Company Subsidiary other than Permitted Liens.

(f) Neither the Company nor any Company Subsidiary has entered into any “closing agreement” under Section 7121 of the Code, or other similar written agreement with any taxing authority in respect of Taxes that remains in effect, and no request for a ruling, relief or similar written agreement or ruling that relates specifically to a material amount of Taxes or Tax Returns of the Company or any Company Subsidiary is currently pending with any Governmental Authority.

(g) No written claim that has not been resolved has been made by any taxing authority in the past five years in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return that the Company or such Company Subsidiary is, or may be, subject to Tax by or required to file or be included in a Tax Return in that jurisdiction.

(h) The Company (i) was not a distributing corporation or a controlled corporation in any transaction intended to qualify under Section 355 of the Code in the two-year period ending on the date of this Agreement, (ii) is not nor has ever been a surrogate foreign corporation as described in Section 7874(b) of the Code and (iii) has not entered into a gain recognition agreement (within the meaning of Treasury Regulations Section 1.367-8) with respect to any Company Subsidiary that remains in effect.

(i) The characterization of the Company and each Company Subsidiary as a corporation, partnership, or disregarded entity for U.S. federal income tax purposes is as set forth in Section 3.10 of the Company Disclosure Schedules.

Section 3.11 Company Products.

(a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedules: (i) each product developed, manufactured, marketed, sold, leased or distributed by the Company or its Subsidiaries (each, a “Company Product”) has been free of any material defects, errors, bugs and deficiencies and in conformity in all material respects with all applicable contractual specifications, applicable statutory requirements and all express and implied warranties made by the Company or any of the Company Subsidiaries, (ii) none of the Company or any of the Company Subsidiaries has any liability for replacement or repair of any Company Product or other damages in connection therewith, other than any replacement or repair pursuant to the Company’s standard warranty policies, (iii) there has not been any recall or post-sale warning concerning any Company Product, (iv) none of the Company nor any of the Company Subsidiaries has received any written, or, to the Knowledge of the Company, oral notice of any product liability Legal Proceeding by or before any Governmental Authority relating to any Company Product, and (v) no Governmental Authority has ordered the Company to make any payment for any sole Company Products as a result of any allegation of false advertising.

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(b) As of the date of this Agreement, there is not any pending, or, to the Knowledge of the Company, threatened, Legal Proceedings relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship relating to any Company Product, or otherwise alleging failure of a Company Product to meet in any material respects applicable specifications, warranties or contractual commitments.

Section 3.12 Compliance with Laws.

(a) None of the Company or any of the Company Subsidiaries is or since January 1, 2023 has been in violation in any material respect of any Law applicable to the Company or the Company Subsidiaries or by which any of their respective properties or businesses are bound or any regulation issued under any of the foregoing or has been notified in writing by any Governmental Authority of any violation by the Company of, or any investigation with respect to, any such Law.

(b) Except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since January 1, 2023, none of the Company or any of the Company Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors, employees, agents or other Representatives (i) have received written notice of any actual, alleged or potential violation of any Anti-Bribery Law or have been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) action, or, to the Knowledge of the Company, any audit or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Anti-Bribery Law or (ii) has offered, paid, authorized or promised to pay anything of value to any Person for the purpose of improperly influencing any decision of any officer, employee, representative or body of any Governmental Authority (including any entity owned or controlled by any Governmental Authority) or improperly obtaining or retaining business or a business advantage.

(c) Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any officer, employee, contractor or agent of, or any consultant of the Company or any Company Subsidiary has made or received an illegal payment, bribe, kickback, political contribution or other similar questionable illegal payment in connection with the operation or the business of the Company or any Company Subsidiary. The Company or any Company Subsidiary and their respective operations have been and are being conducted in material compliance with, and have appropriate internal controls that ensure compliance in all material respects with all applicable Laws, including 31 U.S.C. §3729 et seq. (the “False Claims Act”), 42 U.S.C. §1320a-7b(b) (the “Anti-Kickback Statute”), 42 U.S.C. §1320a-7a (the “Civil Monetary Penalty Law”), 42 U.S.C. §1395nn (the “Stark Law”), 21 U.S.C. § 301 et seq. (the “Federal Food, Drug, and Cosmetic Act”), 15 U.S.C. §§ 41-58 (the “Federal Trade Commission Act”), the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. § 1320d et seq., as amended by the Health Information Technology for Economic and Clinical Health Act, all Laws relating to the disclosure of payments or other value to healthcare providers, including the Physician Payments Sunshine Act, 42 C.F.R. §401-403, and any comparable federal, state or local Laws and the regulations promulgated thereunder, and all other federal, state and local Laws relating to the prevention of fraud and abuse, the regulation of the Company’s and Company Subsidiaries’ products and services.

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(d) All reimbursement and rebate agreements, patient assistance programs, market access services, and hub services and programs established by the Company or any Company Subsidiary comply in all material respects with all applicable Laws, including the False Claims Act, the Anti-Kickback Statute, the Civil Monetary Penalty Law, the Stark Law, the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 as well as the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990, or the OBRA, the Veterans Health Care Act of 1992, Deficit Reduction Act of 2005, Patient Protection and Affordable Care Act, the Inflation Reduction Act of 2022, Hart-Scott-Rodino Antitrust Improvements Act of 1976, Sherman Antitrust Act of 1890, each as amended, the Medicaid Drug Rebate Program, and all rules, regulations, and administrative policies of the Federal Trade Commission, U.S. Food and Drug Administration, Centers for Medicare & Medicaid Services, and the U.S. Department of Health and Human Services.

(e) No Company Product has been or has been requested by a Governmental Authority or other Person to be recalled, withdrawn, removed, suspended, seized, the subject of a corrective action, or discontinued (whether voluntarily or otherwise) (collectively “Recall”). Neither the Company nor any Company Subsidiary has sought or is seeking to, or, to the Company’s Knowledge, is currently being requested, required or, threatened by any Governmental Authority or other Person for any Recall of a Company Product.

(f) Each of the Company and the Company Subsidiaries is, and has at all times been, in possession of all governmental franchises, licenses, permits, Authorizations and approvals (collectively, “Permits”) necessary to enable it to own, operate and lease its properties, to research, test, manufacture, distribute, market and sell Company Products, and to carry on its business as now conducted, except for such Permits, the lack of which would not, individually or in the aggregate, reasonably be expected to be material to the operations of the Company. Such Permits are, in all material respects, valid and in full force and effect. The Company and the Company Subsidiaries are in compliance with the terms and requirements of such Permits, except as would not be, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary has received any written notification of any Permit revocation, cancellation, limitation, modification, lapse, suspension, integrity review, withdrawal or other adverse action.

(g) This Section 3.12 does not relate to intellectual property matters (which are the subject of Section 3.14), product-related matters (which are the subject of Section 3.11), employee benefit matters (which are the subject of Section 3.9), labor and employment matters (which are the subject of Section 3.15), Taxes (which are the subject of Section 3.10), or environmental matters (which are the subject of Section 3.19).

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Section 3.13 Registrations and Related Matters.

(a) The Company has all material Registrations required to conduct its business as currently conducted, and Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of such Registrations. Each of such Registrations is valid and subsisting in full force and effect. None of the FDA, the FTC or any comparable Governmental Authority has, or, to the Knowledge of the Company, is considering limiting, suspending or revoking such Registrations or changing or challenging the marketing classification or labeling of the Company Products. The Company is in compliance in all material respects with all terms and conditions of each Registration and all applicable reporting and other requirements for all Registrations. There is no false information or material omission in any product application or other submission to the FDA, the FTC or any comparable Governmental Authority. During the past five years, the Company has fulfilled and performed in all material respects its obligations under each Registration, and to the Knowledge of the Company, no event has occurred nor does any condition or state of facts exist which would constitute a breach or default or would cause revocation or termination of any such Registration. Any third party that is a manufacturer or contractor for the Company is, to the Knowledge of the Company, in compliance in all material respects with all Registrations insofar as they pertain to the manufacture of product components or products for the Company.

(b) All products developed, tested, investigated, manufactured, distributed, marketed, or sold by or on behalf of the Company that are subject to the jurisdiction of the FDA or any comparable Governmental Authority have been for the past five years and are being developed, tested, investigated, manufactured, distributed, marketed, and sold in compliance in all material respects with the FDCA, the Public Health Service Act, and any other applicable Law.

(c) There are no enforcement actions (including any administrative proceeding, data integrity review, prosecution, injunction, seizure, civil penalty, or debarment action) pending or, to the Knowledge of the Company, threatened by or on behalf of the FDA or any other Governmental Authority that has jurisdiction over the operations of the Company, and to the Knowledge of the Company, no circumstances that would reasonably form the basis of any such action. The Company has never received any written notice from the FDA nor any comparable Governmental Authority that remains unresolved (i) contesting the premarket clearance or approval of the uses of or the labeling and promotion of any Company Product or (ii) otherwise alleging any material violation of any Law applicable to the Company Products. The Company has made available to Parent true, correct and complete copies of (A) all such notices, and (B) all material correspondence between the Company and all Governmental Authorities related thereto. The Company has not in the past five years received any Form FDA-483, notice of adverse finding, FDA warning letters, notice of violation or “untitled letters,” notice of FDA action for import detentions or refusals, or any other notice from the FDA or other comparable Governmental Authority alleging or asserting noncompliance with any applicable Laws or Registrations. The Company is not currently subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, recall or other field action, or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority. In the past five years, the Company has made all material notifications, submissions and reports required by the FDCA, the Public Health Service Act or any other applicable Law, including any such obligation arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, recall or other field action or other notice, response, or commitment made to or with the FDA or any comparable Governmental Authority and all such notifications, submissions and reports were true, complete and correct in all material respects as of the date of submission to the FDA or any comparable Governmental Authority (or were corrected in or supplemented by a subsequent filing). To the Company’s Knowledge, no basis for liability exists with respect to any such notification, submission, or report.

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(d) The studies (including non-clinical laboratory studies), human clinical trials, tests and preclinical trials, if any, conducted by or on behalf of, or (if applicable) sponsored by, the Company to and conducted during the past five years (collectively, the “Studies”) were and, to the extent still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards and in accordance with all applicable Laws. The Company has not received any notices or correspondence from the FDA or any other Governmental Authority exercising comparable authority, or any institutional review board or ethics board, requiring or requesting the termination, suspension or material modification of any Study. No Studies have been otherwise terminated by the Company due to safety concerns. Nothing in the currently existing regulatory data, clinical data and other technical information (including any design history files, data and information) contained in or referenced by any Study submitted, or to be submitted, by the Company to a Governmental Authority, and any databases incorporating any such data and information, related to the Company’s products (“Regulatory Data”) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in such Regulatory Data not misleading.

(e) Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company, has (i) been subject to any fine, injunction, civil penalty or other enforcement action by the FDA, or (ii) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority or in any records or documents prepared or maintained to comply with applicable Laws, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(f) As to each product subject to the FDCA, or similar Law in any foreign jurisdiction, that is developed, manufactured, tested, or investigated by the Company (a “Medical Device”), each such Medical Device is being developed, manufactured, tested, investigated, distributed and marketed by the Company in compliance in all material respects with all applicable requirements under the FDCA and similar Laws, including those relating to non-clinical research, clinical research, establishment registration, device listing, investigational use, premarket clearance or marketing approval to market a Medical Device, post-market surveillance, good manufacturing practices, labeling, advertising and promotion, record keeping, product design and development, product sales and distribution, Medical Device importation and exportation, filing of reports and security, and in compliance with the Advanced Medical Technology Association Code of Ethics on Interactions with healthcare professionals and the American Medical Association’s guidelines on gifts to physicians. The Company has not received any written notice from the FDA or any other Governmental Authority (i) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company’s products, or (ii) otherwise alleging any violation applicable to any Medical Device of any applicable Law.

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(g) No article of any Medical Device is (i) adulterated within the meaning of 21 U.S.C. § 351 (or similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or similar Law), or (iii) a product that is in violation of 21 U.S.C. § 360 or § 360e (or similar Law).

(h) Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any Person providing services to the Company, nor their respective officers, directors, partners, employees, or agents have been:

(i) debarred or suspended pursuant to 21 U.S.C. § 335a;

(ii) excluded under 42 U.S.C. § 1320a-7 or any similar law, rule or regulation of any Governmental Authority;

(iii) excluded, debarred, suspended or deemed ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration;

(iv) charged, named in a complaint, convicted, or otherwise found liable in any Legal Proceeding that falls within the ambit of 21 U.S.C. § 331, 21 U.S.C. § 333, 21 U.S.C. § 334, 21 U.S.C. § 335a, 21 U.S.C. § 335b, 42 U.S.C. § 1320a - 7, 31 U.S.C. §§ 3729 – 3733, 42 U.S.C. § 1320a-7a, or any other applicable Law;

(v) disqualified or deemed ineligible pursuant to 21 C.F.R. Parts 312, 511, or 812, or otherwise restricted, in whole or in part, or subject to an assurance; or

(vi) had a pending Legal Proceeding, or otherwise received any notice or other communication from any Governmental Authority or any Person threatening, investigating, or pursuing (i)-(v) above.

Section 3.14 Intellectual Property; Data Protection; Company Systems.

(a) Section 3.14(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct, and complete list, specifying as to each as applicable, the name of the current owners, jurisdictions, and application or registration numbers, of all material Company Registered Intellectual Property that, as of the Agreement Date, has not lapsed, been abandoned, expired, or been cancelled.

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(b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedules, the Company or one of the Company Subsidiaries is the exclusive owner of the Company Intellectual Property, free and clear of all Liens other than Permitted Liens, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company Intellectual Property and the Intellectual Property Rights licensed by the Company and the Company Subsidiaries from third parties (the “Licensed Intellectual Property”) constitute Intellectual Property Rights sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted. The Company and each of the Company Subsidiaries possess a valid and enforceable license to use all Licensed Intellectual Property (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), the Company and each of the Company Subsidiaries have paid all applicable license, royalty, service, and usage fees for its use of Licensed Intellectual Property required under any Contracts entered into by Company or any of the Company Subsidiaries, and neither the Company nor any Company Subsidiary has breached, committed any default under, or violated any Contracts entered into by the Company or any of the Company Subsidiaries that are applicable to Licensed Intellectual Property, and, to the Knowledge of Company, no other Person has breached, committed any default under, or violated any such Contract, in each case except as has not had or would not be reasonably expected to have, a material impact on the Company or any Company Subsidiary.

(c) Each material item of Company Registered Intellectual Property (other than applications for Company Registered Intellectual Property) is subsisting and, with respect to Company Registered Intellectual Property issued by an applicable Governmental Authority, to the Company’s Knowledge, valid and enforceable (assuming registration where required for enforcement).

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has granted to any person a joint ownership interest of, or has granted, or permitted any person to retain, any exclusive rights that remain in effect in, any material Company Intellectual Property.

(e) The Company and each of the Company Subsidiaries have maintained the Company Intellectual Property in the ordinary course as determined by the Company in its good faith business judgment and taken steps reasonable under the circumstances to protect and preserve the confidentiality of all material Trade Secrets included in the Company Intellectual Property.

(f) Since January 1, 2020, there have been no Legal Proceedings pending or threatened in writing against the Company or any of the Company Subsidiaries: (i) alleging any infringement, misappropriation, or violation by the Company or any of the Company Subsidiaries, or the conduct of businesses of the Company or any of the Company Subsidiaries, of the Intellectual Property Rights of any Person; or (ii) challenging the validity, enforceability, scope, registrability, ownership or use of any material Company Intellectual Property or Licensed Intellectual Property other than office actions in the ordinary course of prosecution. The Company and the Company Subsidiaries are not subject to any outstanding Order that restricts or impairs in any manner the use of any Company Intellectual Property.

(g) As of the date hereof, (i) the conduct of the businesses of the Company and any of the Company Subsidiaries does not infringe, misappropriate or otherwise violate, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property Rights of any other Person, and (ii) to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company Intellectual Property.

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(h) To the Knowledge of the Company, there is no material unauthorized use, disclosure or misappropriation by any Person of any Trade Secrets that are Company Intellectual Property.

(i) The Company and each of the Company Subsidiaries (i) are, and have been since January 1, 2023, in compliance in all material respects with applicable Data Security Requirements and (ii) since January 1, 2023, have not experienced any Security Incidents affecting any material Personal Information in the Company’s or a Company Subsidiary’s possession or control. To the Knowledge of the Company, since January 1, 2023, no Person who Processes Personal Information on behalf of the Company or any of the Company Subsidiaries has experienced any Security Incidents affecting any material Personal Information of the Company or the Company Subsidiaries.

(j) Except as has not had or would not be reasonably expected to have, a material impact on the Company or any Company Subsidiary: (i) the Company Systems are in good working order and sufficient for the current conduct of the business of the Company and each of the Company Subsidiaries, and (ii) the Company and each of the Company Subsidiaries maintain reasonable safeguards designed to protect the security and integrity of the Company Systems. There have been no material failures or breakdowns of the Company Systems which significantly interrupted the business and operations of the Company or Company Subsidiaries that have not been remedied in all material respects.

Section 3.15 Employment Matters.

(a) Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization (collectively, “CBAs”), nor is any such contract or agreement presently being negotiated, nor, to the Knowledge of the Company, is there, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries. There have been no pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slow-down, lockout or other form of industrial action involving the Company or any of the Company Subsidiaries.

(b) The Company and the Company Subsidiaries are, and since January 1, 2023 have been, in compliance in all material respects with all applicable Law respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action and unemployment insurance.

(c) Since January 1, 2023, the Company and the Company Subsidiaries have complied in all material respects with statutory and contractual termination entitlements owed with respect to employees of such entities that have been terminated unilaterally.

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(d) There is no Legal Proceeding pending or, to the Company’s Knowledge, threatened against the Company by any of the Company’s current or former directors, officers, employees or independent contractors.

Section 3.16 Insurance. The Company and the Company Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance) and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and the Company Subsidiaries operate, and as is sufficient to comply with applicable Law. All such insurance policies are in full force and effect and all related premiums have been paid as of the date of this Agreement. None of the Company or any of the Company Subsidiaries is in breach or default, and none of the Company or any of the Company Subsidiaries has taken any action or failed to take any action which would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. No notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17 Material Contracts.

(a) Except for this Agreement or as set forth in Section 3.17 of the Company Disclosure Schedules, and other than any Company Plans, as of the Agreement Date, none of the Company or any of the Company Subsidiaries is a party to or bound by (each of the following, together with the engagement letters set forth on Section 3.8 of the Company Disclosure Schedules, a “Company Material Contract”):

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii);

(ii) any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports but has not been disclosed;

(iii) any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, or offer for purchase or sale of any business, stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) any Contract relating to the borrowing or lending of Indebtedness in excess of $50,000 (whether incurred, assumed, guaranteed or secured by any asset);

(v) any Contract that is a settlement, conciliation or similar agreement between the Company or any Company Subsidiary and any Governmental Authority pursuant to which the Company or a Company Subsidiary will be required after the date of this Agreement to pay any material monetary obligations;

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(vi) any Contract between the Company or any Company Subsidiary, on the one hand, and any third Person, on the other hand (A) materially limiting the freedom or right of the Company or any Company Subsidiary (or, following the Closing, Parent or any of its Affiliates) to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company or any Company Subsidiary, or (C) containing exclusivity obligations or otherwise materially limiting the freedom or right of the Company or any Company Subsidiary to solicit, sell, distribute or manufacture any products or services or any technology or other assets to or for any other Person;

(vii) any Contract between the Company or any Company Subsidiary and a third Person (A) relating to the disposition of any assets or business of the Company and the Company Subsidiaries with a fair market value in excess of $50,000 or (B) relating to the acquisition of any assets or business of, or ownership interests in, any third Person with a fair market value in excess of $50,000, in each case of clauses (A) and (B), whether by merger, sale of stock or assets or otherwise, and that contains continuing indemnities or other material obligations or any continuing “earn-out” or other contingent payment obligation on the part of the Company or any Company Subsidiary;

(viii) any Contract between the Company or any Company Subsidiary and any third Person that establishes a joint venture, partnership or limited liability company;

(ix) any Contract that by its express terms requires the Company or any Company Subsidiary, or any successor to, or acquirer of, the Company or any Company Subsidiary, to make any material payment to another Person as a result of a change of control of the Company or any such Company Subsidiary (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;

(x) any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of the Company or any Company Subsidiary, the pledging of the capital stock or other equity interests of the Company or any Company Subsidiary or the issuance of any guaranty by the Company or any Company Subsidiary;

(xi) any Contract (excluding in each case Contracts entered into in the ordinary course of business consistent with past practice and agreements with employees or independent contractors) pursuant to which (a) both (i) the Company or any Company Subsidiary is granted a license to, including any covenant not to sue under, any material Intellectual Property Right owned by any third party that is necessary for or used by the Company or any Company Subsidiary in their respective businesses as currently conducted, and (ii) that requires by its terms or is reasonably expected to require the payment or delivery by the Company or any Company Subsidiary in an amount having an expected value in excess of $50,000 in the fiscal year ending December 31, 2024, or (b) both (i) the Company or any Company Subsidiary grants a third party a license to, including any covenant not to sue under, any material Company Intellectual Property and (ii) that requires by its terms or is reasonably expected to require the payment or delivery by the counterparty thereto of cash or other consideration to the Company or any Company Subsidiary in an amount having an expected value in excess of $50,000 in the fiscal year ending December 31, 2024;

(xii) any CBAs;

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(xiii) any Contract with any supplier that involved the payment of more than $50,000 in the Company’s last fiscal year;

(xiv) any material Contract with any university or other academic institution, research center, international organization or Governmental Authority having an expected value in excess of $50,000 in the fiscal year ending December 31, 2024, or in any single fiscal year thereafter, other than any sponsored research agreements, clinical trial site agreements, material transfer agreements, sponsorship agreements or grant agreements entered into in the ordinary course of business;

(xv) any Contract that indemnifies any director or executive officer of the Company or any Company Subsidiary (other than any indemnification provisions set forth in the certificate of incorporation or bylaws or comparable governing documents of the Company or any Company Subsidiary or Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent); or

(xvi) any Contract that requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any Company Subsidiary after the date hereof in an amount in excess of $50,000 in the aggregate.

(b) Each of Company Material Contract is in full force and effect, and represents a valid and binding obligation of the Company or a Company Subsidiary, enforceable in accordance with its terms against the Company or the Company Subsidiary (as the case may be) and, to the Knowledge of the Company, any other party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity). Neither the Company nor any Company Subsidiary is in material breach of or default, with or without notice, lapse of time or both, under any Company Material Contract, nor, to the Company’s Knowledge, is any other party to any such Company Material Contract.

Section 3.18 Properties.

(a) Neither the Company nor any Company Subsidiary owns any real property.

(b) Section 3.18(b) of the Company Disclosure Schedules sets forth a true, correct, and complete list of all properties leased, subleased, licensed, sublicensed or occupied by the Company or a Company Subsidiary as of the Agreement Date (collectively, the “Leased Real Property”) and the Real Property Leases in connection therewith. The Company or a Company Subsidiary has a valid leasehold interest in all of the Leased Real Property, free and clear of all Liens (except for Permitted Liens), each Real Property Lease is valid and binding on the Company or a Company Subsidiary and, to the Company’s Knowledge, each counterparty thereto, and is full force and effect, and neither the Company nor any Company Subsidiary is in material breach of or default under any Real Property Lease, nor, to the Company’s Knowledge, is any other party to such Real Property Lease.

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(c) Neither the Company nor any Company Subsidiary has leased, subleased, licensed, sublicensed, transferred or mortgaged any portion of any Leased Real Property to any Person.

(d) Neither the Company nor any Company Subsidiary has received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. The Leased Real Property constitutes all interests in real property of the Company and the Company Subsidiaries. The Company has delivered or made available to Parent true, correct and complete copies of all Real Property Leases. Neither the Company nor any Company Subsidiaries has received any written notice of violations (that remain unresolved) with respect to the condition, operation, occupancy or use of the Leased Real Property. To the Company’s Knowledge, all buildings, structures, improvements, fixtures and building systems located in or on the Leased Real Property are in reasonable operating condition in all material respects subject to ordinary wear and tear, maintenance and repair, and are adequate for their current uses.

(e) The Company and each of the Company Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.19 Environmental Matters.

(a) The Company and the Company Subsidiaries, and the Leased Real Property are, and have been, in compliance in all material respects with all applicable Environmental Laws and Environmental Permits.

(b) The Company and the Company Subsidiaries possess all material Environmental Permits that are required for the operation of their business as presently operated and for the ownership and use of their assets (including the Leased Real Property) as presently owned and used.

(c) The Company and the Company Subsidiaries have not received any written notices alleging (i) any failure by the Company or any Company Subsidiaries to comply with any Environmental Law or Environmental Permit, or (ii) any liabilities under any Environmental Law respecting the business of the Company and the Company Subsidiaries, any Leased Real Property or any other site where Hazardous Materials generated by the business of the Company and the Company Subsidiaries were transferred, stored, recycled or disposed of, which in the case of any such notice under clauses (i) and (ii) have not been resolved as of the date of this Agreement.

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(d) To the Knowledge of the Company, (i) there have been no Releases of Hazardous Materials on, at, from or under the Leased Real Property in an amount or concentration that would reasonably be expected to require the Company or any Company Subsidiaries to perform any notification, investigation, assessment, or Remedial Action or to pay for the cost of any such action under applicable Environmental Law, neither the Company nor any Company Subsidiaries have Released, transported or disposed of Hazardous Materials except in compliance with applicable Environmental Laws, and (ii) there has been no use, generation or storage of any Hazardous Material, at, on, onto, under, or from any of the Leased Real Property by the Company and its Subsidiaries, except in compliance with applicable Environmental Laws.

(e) Neither the Company nor any Company Subsidiaries has agreed in writing to assume or accept responsibility, by contract or otherwise, for any liabilities of any other Person under Environmental Laws.

(f) Neither the Company nor any Company Subsidiaries has entered into or agreed to any Order, and is not subject to any Order, relating to compliance with any Environmental Law or to investigate, remove or remediate Hazardous Materials under any Environmental Law which, in each case, remains pending or unresolved or is the source of ongoing and material obligations or requirements.

(g) There have been no insurance claims made by the Company and the Company Subsidiaries with respect to any liability under any Environmental Law.

Section 3.20 Inapplicability of Anti-takeover Statutes.

(a) The Company Board has taken all action necessary so that the restrictions on “business combinations” contained in Section 203 of the DGCL do not apply to this Agreement, the Voting Agreement, the CVR Agreement, the Merger and the other Transactions, and, accordingly, no such restrictions nor other anti-takeover or similar statute or regulation in any jurisdiction (“Anti-Takeover Law”) applies or purports to apply to this Agreement, the Voting Agreement, the CVR Agreement, the Merger or any such other Transactions.

(b) Prior to the entry into of this Agreement, the Company has amended the Rights Plan so that (i) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (A) cause the Company Rights to become exercisable, (B) cause Parent or any of its Affiliates or Associates (each as defined in the Rights Plan) to become an Acquiring Person (as defined in the Rights Plan) or (C) give rise to a Distribution Date or Stock Acquisition Date (each as defined in the Rights Plan), and (ii) the Company Rights will expire in their entirety immediately prior to the Effective Time without any payment being made in respect thereof. The Company has made available to Parent a complete and correct copy of such amendment.

Section 3.21 Proxy Statement. None of the information included or incorporated by reference in the Proxy Statement to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

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Section 3.22 Related Party Transactions. There have been no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Reports filed prior to the date hereof.

Section 3.23 Opinion of Financial Advisor. The Company Board (in such capacity) has received the oral opinion (to be subsequently confirmed in writing) of Great American Group Intellectual Property Advisors, LLC, as financial advisor to the Company, that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. As of the Agreement Date, such opinion has not been withdrawn or modified. Promptly following the Agreement Date, an executed copy of such written opinion shall be provided to Parent for informational purposes only.

Section 3.24 Disclaimer of Other Representations or Warranties. Except as expressly set forth in this Article III or in any certificate delivered by the Company to Parent or Merger Sub pursuant to this Agreement, neither the Company, nor any of its Affiliates or Representatives, nor any other Person makes any representation or warranty, express or implied, at law or in equity, with respect to the Company or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed. The Company acknowledges and agrees that, except for the representations and warranties of the Parent and Merger set forth in Article IV or in any certificate delivered by the Parent or Merger Sub to the Company pursuant to this Agreement, neither the Company nor any other Person, is relying on any other representations or warranty of Parent or any other Person made outside of Article IV or such certificate, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied.

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Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Schedules delivered by Parent to the Company on the Agreement Date (the “Parent Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular Section shall be deemed to be disclosed in reference to all other applicable Sections of this Agreement if the disclosure in respect of the particular Section is reasonably apparent on its face to inform the Company of the information required to be disclosed in respect of such other Sections), each of Merger Sub and Parent represents and warrants to the Company as follows:

Section 4.1 Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so incorporated, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Merger Sub or Parent to consummate the Transactions. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to enable it to own, operate and lease its properties and to carry on its business as now conducted. Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation, bylaws or other constituent documents, as amended as of the Agreement Date, of Merger Sub and Parent. Parent and Merger Sub are not in violation of any of the certificate of incorporation, bylaws or other constituent documents of Parent and Merger Sub.

Section 4.2 Authorization; No Conflict.

(a) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation by each of Parent and Merger Sub of the Merger and the other Transactions are within the corporate or similar powers of Parent and Merger Sub, as applicable, and, subject to the completion of the actions contemplated by Section 5.14, have been duly authorized by all necessary corporate or similar action on the part of each of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other Transactions. Each of Parent and Merger Sub has duly executed and delivered this Agreement (and with respect to Parent, the CVR Agreement) and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) The execution, delivery and performance by Merger Sub and Parent of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation by Merger Sub and Parent of the Transactions require no Consent of any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements set forth on Section 4.2 of the Parent Disclosure Schedules, (iii) the filing of any reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other Transactions including pursuant to Schedule 13D, (iv) compliance with applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or any applicable rules of Nasdaq, and (v) any additional Consents with any other Governmental Authority, except, in the case of clause (v), those that the failure of which to make or obtain, individually or in the aggregate, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger and the other Transactions.

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(c) The execution, delivery and performance by Merger Sub and Parent of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation of the Transactions, including the Merger, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other constituent documents of Merger Sub and Parent, (ii) assuming compliance with the matters referred to in Section 4.2(b), contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming compliance with the matters referred to in Section 4.2(b), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent or Merger Sub’s loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or Merger Sub is a party, or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub, except, in the case of each of clauses (ii) through (iv), for any such contravention, conflict, violation, breach, default, loss, payment, liability, alteration, right, Consent requirement, Lien or other occurrence that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger and the other Transactions.

Section 4.3 No Legal Proceedings Challenging the Merger. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened, to which Parent or any Subsidiary of Parent is a party that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Parent’s ability to consummate the Merger or any of the other Transactions.

Section 4.4 Ownership of Company Common Stock. Other than as a result of this Agreement, none of Parent, Merger Sub, nor any of their Affiliates directly or indirectly own any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities, of, or any economic interest (through derivatives, securities or otherwise) in the Company. None of Merger Sub or Parent or any of their controlled “affiliates” or “associates” are, or at any time during the period commencing three years prior to the date hereof has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Prior to the Agreement Date, neither Parent nor Merger Sub has taken, or authorized or permitted any Representatives of Parent or Merger Sub to take, any action that would reasonably be expected to cause, Parent, Merger Sub or any of their “affiliates” or “associates” to be deemed an “interested stockholder” as defined in Section 203 of the DGCL of the Company.

Section 4.5 Broker’s or Finder’s Fees. No agent, broker, Person or firm acting on behalf of Parent or any of its Subsidiaries or under Parent’s or any of its Subsidiaries’ authority is or will be entitled to any advisory or broker’s or finder’s or other similar fee or commission from any of the parties hereto in connection with any of the Transactions.

Section 4.6 Activities of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions. Merger Sub has not engaged, and will not prior to the Effective Time engage, in any activities other than those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no material liabilities other than those incident to its formation and pursuant to the Transactions.

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Section 4.7 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of Parent, Merger Sub or any other Subsidiary of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or the Merger Sub with respect to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives specifically for use or incorporation by reference therein. The information supplied or to be supplied by or on behalf of Parent, Merger Sub or any other Subsidiary of Parent for inclusion or incorporation by reference in the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.8 Sufficiency of Funds. Assuming the satisfaction of the closing conditions set forth in Section 6.1 and Section 6.2, the cash and cash equivalents of Parent and the Company, will be sufficient to consummate the Transactions, including the payment of the Closing Cash Consideration pursuant to this Agreement and the payment of the Contingent Payments pursuant to the CVR Agreement.

Section 4.9 No Vote or Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger and the other Transactions. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement or to otherwise approve the Merger and the other Transactions.

Section 4.10 Disclaimer of Other Representations or Warranties. Except as expressly set forth in this Article IV or in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement, neither Parent, Merger Sub nor any of their respective Affiliates or Representatives, nor any other Person makes any makes any representation or warranty, express or implied, at law or in equity, with respect to Parent or Merger Sub or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties of the Company set forth in Article III or in any certificate delivered by the Company to Parent pursuant to this Agreement, neither Parent or Merger Sub, nor any other Person, is relying on any other representations or warranty of the Company or any other Person made outside of Article III or such certificate, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied.

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Article V
COVENANTS

Section 5.1 Access and Investigation. During the period commencing on the Agreement Date and ending on the earlier of (a) the Effective Time and (b) the termination of this Agreement pursuant to Section 7.1 (such period being referred to herein as the “Interim Period”), the Company shall, and shall cause the Company Subsidiaries to, upon reasonable advance notice to the Company from Parent: (i) provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Company’s and the Company Subsidiaries’ books, records, Tax Returns, material operating and financial reports, work papers, assets, officers, offices and other facilities, Contracts and other documents and information relating to the Company and the Company Subsidiaries and (ii) provide Parent and Parent’s Representatives with such copies of the books, records, Tax Returns, work papers, Contracts and other documents and information relating to the Company and the Company Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and the Company Subsidiaries, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, under the supervision of appropriate personnel of the Company, and in such a manner not to interfere in any material respect with the normal operation of the business of the Company and the Company Subsidiaries or create risk of damage or destruction to any material assets or property. Any such access shall be subject to the Company’s and the Company Subsidiaries’ security measures and insurance requirements, to the extent such measures and requirements shall be disclosed to Parent or its applicable Representatives in advance of being granted such access. Information obtained by Merger Sub or Parent pursuant to this Section 5.1 will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement. Nothing in this Section 5.1 will require the Company or any Company Subsidiary to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company: (A) would result in a violation of applicable Law or breach of any Contract; (B) would result in the disclosure of Trade Secrets or competitively sensitive information to third parties; (C) would expose the Company or any of its Subsidiaries to risk of liability for disclosure of sensitive information or Personal Information; or (D) would result in the loss of a legal protection afforded by the attorney-client privilege or the attorney work product doctrine or similar privilege.

Section 5.2 Operation of the Company’s Business.

(a) Except (i) as expressly contemplated or required by this Agreement, (ii) as required by applicable Law, (iii) as set forth in Section 5.2 of the Company Disclosure Schedules, or (iv) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall and shall cause the Company Subsidiaries to: (A) use commercially reasonable efforts to ensure that it conducts its and their respective businesses in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to preserve intact its and their respective current business organizations and maintain its and their respective relations and goodwill with the Persons having material business relationships with the Company or the Company Subsidiaries.

(b) Except (w) as expressly contemplated or required by this Agreement, (x) as required by applicable Law, (y) as set forth in Section 5.2 of the Company Disclosure Schedules, or (z) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall not and shall cause the Company Subsidiaries not to:

(i) declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other Company or Company Subsidiary securities (other than dividends or distributions paid in cash from a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary);

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(ii) adjust, split, subdivide, combine or reclassify any capital stock or otherwise amend the terms of any Company or Company Subsidiary securities;

(iii) acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than (A) the withholding or retirement of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards outstanding on the Agreement Date, and (B) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options outstanding on the Agreement Date in order to pay the exercise price thereof and/or any related withholding Taxes;

(iv) sell, issue, grant, or authorize the sale, issuance or grant of any Equity Interests, except for (A) the issuance of shares of Company Common Stock pursuant to the exercise, vesting or settlement of Company Equity Awards under the Stock Plans or a Company Inducement Grant outstanding on the Agreement Date, (B) the issuance of shares of Company Common Stock pursuant to the conversion of any shares of Company Preferred Stock or (C) the grant of Company Equity Awards (1) to any newly hired employees of the Company and the Company Subsidiaries in accordance with the Company’s customary grant practices as of the Agreement Date or (2) to Company Employees in the ordinary course of business (consistent with the Company’s customary grant practices as of the Agreement Date) in connection with the Company’s review and promotion processes or otherwise to recognize performance;

(v) except as otherwise contemplated by Section 1.5, amend or otherwise modify any of the terms of any outstanding Company Equity Awards;

(vi) amend or permit the adoption of any amendment to the Company Charter Documents or the equivalent documents of any Company Subsidiary;

(vii) subject to Section 5.3 and other than in connection with any Asset Disposition, acquire any Equity Interest, business, or assets of any other Person, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(viii) enter into any Contract that would expressly impose any material restriction (other than with respect to the DPNCheck® Business) on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to perform services for or sell products to any other Person; (D) to transact business with any other Person; or (E) to operate at any location in the world, in each case, other than Contracts that contain covenants that prohibit the Company or any Company Subsidiary from using any trade names other than the Company’s or a Company Subsidiary’s trade names;

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(ix) other than in the ordinary course of business consistent with past practice or in connection with any Asset Dispositions: (A) enter into or terminate (other than expiration in accordance with its terms) any Company Material Contract, Real Property Lease or any other Contract that, if in effect as of the Agreement Date, would constitute a Company Material Contract or (B) amend or modify in any material respect, or waive any material right, material remedy or material default under, any Company Material Contract, Real Property Lease or any other Contract that, if in effect as of the date hereof would constitute a Company Material Contract;

(x) make any capital expenditures in excess of $50,000 or as otherwise set forth on Section 5.2(b)(x) of the Company Disclosure Schedules;

(xi) make any material FDA or other applicable regulatory filings, declaration, listing, registration, report or submission, other than in the ordinary course of business consistent with past practice or in response to any request or demand from a Governmental Authority;

(xii) other than in connection with any Asset Disposition, transfer, sell or otherwise dispose of, or lease or license, or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any right, asset or property material to the Company and the Company Subsidiaries, taken as a whole, to any other Person, except inventory and transactions in the ordinary course of business;

(xiii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, consolidation, or other reorganization;

(xiv) repurchase, prepay, assume, issue, or lend money to any Person (other than (A) advances to customers or Company Employees in the ordinary course of business or (B) loans between or among the Company and any Company Subsidiary), make any capital contributions (other than capital contributions to a direct or indirect wholly owned Company Subsidiary), guarantee any Indebtedness other than with respect to the Company or any Company Subsidiary, or incur any Indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business consistent with past practice), in each of the foregoing cases in an amount exceeding $50,000 in the aggregate;

(xv) except as required pursuant to the terms of any Company Plan in effect as of the Agreement Date, (A) provide for any increase in compensation or benefits payable to any current or former director, officer or employee of the Company or any of the Company Subsidiaries; (B) establish, adopt, enter into or amend in any respect any Company Plan (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the Agreement Date), or amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any of the Company Plans (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the Agreement Date) or reduce any exercise or purchase price of Company Options or grant any employee or director any increase in compensation, bonuses or other benefits, other than entry into offer letters or other employment Contracts with new hires permitted pursuant to clause (C) below or to the extent required in connection with the termination or resignation of any officer, employee or contractor; (C) hire any employee that would be entitled to receive annual base cash compensation of $100,000 or more; (D) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee; or (E) enter into any CBAs or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or Company Subsidiaries;

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(xvi) institute, settle, or compromise any Legal Proceedings involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $20,000 individually or $100,000 in the aggregate, other than (A) any Legal Proceeding brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (B) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business, other than injunctive or similar relief with a de minimis adverse effect on the Company and its Subsidiaries;

(xvii) other than as required by changes in GAAP or SEC rules and regulations, change any of its methods of financial accounting or financial accounting practices in any material respect;

(xviii) (A) settle or compromise any Tax claim or assessment with respect to a proposed Tax liability in excess of $50,000 individually or $100,000 in the aggregate with any taxing authority (or extend or waive any statute of limitations with respect thereto), or (B) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to a Tax liability in excess of $50,000 individually or $100,000 in the aggregate;

(xix) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(xx) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company Intellectual Property, or grant any right or license to any material Company Intellectual Property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice, in each case except (A) in connection with any Asset Disposition, (B) for the abandonment or lapsing of any Company Intellectual Property which the Company has decided in its good faith business judgment are no longer economically justifiable or needed for the conduct of the business or (C) pursuant to a Company Material Contract set forth on Section 3.17 of the Company Disclosure Schedules;

(xxi) terminate or modify in any material respect, or fail to extend, replace or exercise renewal rights with respect to, any material insurance policy, other than such policies that expire or are terminated by their terms (in which event the Company or its applicable Subsidiary shall use reasonable best efforts to renew, replace or extend such policies);

(xxii) conduct any clinical trials that are not being conducted or proposed to be conducted prior to the date of this Agreement;

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(xxiii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(xxiv) adopt or implement any stockholder rights plan or similar arrangement; or

(xxv) authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

Section 5.3 Acquisition Proposals.

(a) No Solicitation. During the Interim Period, and except as permitted by this Section 5.3 or otherwise in connection with any Asset Dispositions, none of the Company or any of the Company Subsidiaries nor any of the directors and officers of the Company or the Company Subsidiaries shall, and the Company shall direct the Company and the Company Subsidiaries’ other Representatives not to, directly or indirectly:

(i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 5.3(a));

(ii) engage in, continue or otherwise participate in any discussions (other than informing any Person of the provisions contained in this Section 5.3(a)) or negotiations regarding, or provide any non-public information or data to any Person or afford access to the business properties, assets, books, or records of the Company or any of its Subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries; provided, however, that if, and only if, the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company may then amend or grant a waiver or release under such standstill or similar agreement, solely to the extent necessary to permit a Person to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 5.3;

(iv) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

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(v) otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal;

(vi) except as permitted by Section 5.3(e), approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar Contract relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); or

(vii) approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Any breach by the directors, officers and attorneys of the Company or any of the Company Subsidiaries, or any other Representative of the Company (at the Company’s direction), of this Section 5.3(a) shall be deemed a breach hereof by the Company.

(b) Exceptions. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the time the Company Stockholder Approval is obtained, the Company and its Representatives may, in response to a bona fide Acquisition Proposal received after the date of this Agreement that did not arise from a material breach of the obligations set forth in this Section 5.3, (i) provide information in response to a request therefor by a Person who has executed and delivered a confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal (any confidentiality agreement satisfying the criteria of this clause (i) being an “Acceptable Confidentiality Agreement”)); provided that such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently with (and in any event within twenty-four (24) hours of) the time it is made available to such Person; (ii) engage or participate in any discussions or negotiations with any Person who has made such an Acquisition Proposal, subject to such Person agreeing to an Acceptable Confidentiality Agreement; or (iii) after having complied with Section 5.3(e), authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii), or (iii) above, the Company Board determines in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (B) in each such case referred to in clause (i), (ii), or (iii) above the Company Board determines in good faith (after consultation with its outside legal counsel) based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. Any breach by the directors, officers or attorneys of the Company or any of the Company Subsidiaries, or any other Representative of the Company (at the Company’s direction), of this Section 5.3(b) shall be deemed a breach hereof by the Company.

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(c) Notice of Acquisition Proposals. During the Interim Period, the Company will promptly (and, in any event, within twenty-four (24) hours) provide Parent with written notice of (i) any proposals or offers with respect to an Acquisition Proposal that are received by the Company, (ii) any request for information from the Company in connection with an Acquisition Proposal or any request for access to the business, properties, assets, books, or records of the Company or any of the Company Subsidiaries in connection with an Acquisition Proposal, and (iii) any discussions or negotiations regarding an Acquisition Proposal that are sought to be initiated, had or continued with the Company or any of its Representatives, and in each case will provide, in connection with such written notice, a written summary of the material terms and conditions of any requests, proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and material terms of any such requests, proposals or offers (including any amendments thereto and any material communications with respect to) any such Acquisition Proposal, inquiries or requests (and copies of any amended or modified written Acquisition Proposal, inquiry or request, including modified written proposed agreements).

(d) No Change of Recommendation or Alternative Acquisition Agreement. Except as expressly permitted by Section 5.3(e), the Company Board and each committee of the Company Board shall not: (i) withhold, withdraw, qualify, change, amend or modify (or publicly propose to withhold, withdraw, qualify, change, amend or modify), in a manner adverse to Parent or Merger Sub, the Company Board Recommendation with respect to the Merger, (ii) approve, adopt, publicly declare advisable or publicly recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in any version of the Proxy Statement, (iv) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (other than any tender offer or exchange offer by Parent or Merger Sub) within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (provided that the taking no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer; and it being understood that that the Company Board shall not be required to make any such recommendation against an Acquisition Proposal in the case of this clause (iv) more than one time with respect to any Acquisition Proposal unless there shall have been a publicly disclosed change regarding such Acquisition Proposal) (any action described in clauses (i) through (iv), a “Change of Recommendation”), or (v) cause or permit the Company to enter into an Alternative Acquisition Agreement.

(e) Change of Recommendation. Notwithstanding anything to the contrary in this Agreement, (x) at any time prior to the time the Company Stockholder Approval is obtained, the Company Board may make a Change of Recommendation in connection with a Superior Proposal that is made and not withdrawn (and that continues to be a Superior Proposal) or in response to an Intervening Event, only if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (y) in the case of a Superior Proposal, the Company may also terminate this Agreement pursuant to Section 7.1(f) to enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that neither the Company Board nor the Company shall take any of the foregoing actions unless:

(i) the Company shall have complied in all material respects with its obligations under this Section 5.3(e);

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(ii) the Company shall have provided prior written notice (a “Determination Notice”) to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board intends to take such action and specifying in reasonable detail the circumstances giving rise to such proposed action, including, in the case such action is proposed to be taken in connection with an Acquisition Proposal, the information specified by Section 5.3(c) with respect to such Acquisition Proposal and the material terms and conditions of such Superior Proposal (and such notice shall include a copy of the latest draft of the proposed Alternative Acquisition Agreement and all other material documents relating to such Superior Proposal, including financing documents);

(iii) where requested to do so by Parent, the Company shall have, and shall have caused each of the Company Subsidiaries to have, and shall have instructed Representatives of the Company and the Company Subsidiaries to have, negotiated with Parent and its Representatives during the applicable Notice Period in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement such that such Superior Proposal would cease to constitute a Superior Proposal or such Intervening Event would cease to warrant a Change of Recommendation, in each case, such that the Company Board’s failure to take the applicable action described in clauses (x) or (y) above would no longer be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that in the event of any material revision to the terms or conditions of the applicable Superior Proposal or any material change in the applicable Intervening Event, as the case may be, the Company shall be required to deliver a new Determination Notice to Parent and to comply with the requirements of Section 5.3(e)(ii) and this Section 5.3(e)(iii) with respect to such new Determination Notice (except that the Notice Period in respect of such new Determination Notice shall be two Business Days) and Parent shall have had the right to submit a new or revised offer with respect thereto;

(iv) at or following the end of the applicable Notice Period, the Company Board shall have determined in good faith (after consultation with its outside legal counsel) based on the information then available and taking into account Parent’s offers pursuant to Section 5.3(e)(iii) that with respect to any such action proposed to be taken, such Acquisition Proposal continues to constitute a Superior Proposal or such Intervening Event continues to warrant a Change of Recommendation, as the case may be, and that the failure by the Company Board to take such proposed action would still reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and

(v) in the event of a termination of this Agreement to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 7.1(f) and prior to or concurrently with such termination of this Agreement, the Company shall have paid the Company Termination Fee and any other amounts required by Section 7.4, including interest, if applicable, pursuant to Section 7.4(e).

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(f) Certain Permitted Disclosures. Nothing contained in this Section 5.3 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal securities Laws regarding an Acquisition Proposal, including taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any “stop-look-and-listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the Company’s stockholders); provided, however, that the Company Board shall not make or resolve to make a Change of Recommendation except pursuant to and in compliance with Section 5.3(e).

(g) Existing Discussions. Upon execution and delivery of this Agreement, the Company shall and shall direct its Representatives to (i) cease and cause to promptly be terminated any activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) cease providing any information to any such Person or its Representatives, and (iii) promptly terminate all access granted to any such Person and its Representatives to any physical or electronic data room and request the prompt return or destruction of all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of the Company Subsidiaries.

Section 5.4 Proxy Filing.

(a) The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the Agreement Date (and no later than thirty Business Days after the Agreement Date), a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Except as expressly permitted to make a Change of Recommendation pursuant to and in compliance with Section 5.3(e), the Proxy Statement shall include the Company Board Recommendation. The Company shall not file the Proxy Statement, or any amendment or supplement thereto, without first providing Parent and its counsel a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered in good faith by the Company). All information relating to Parent or Merger Sub included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. Each of Parent and the Company shall provide the other with the information contemplated by Section 5.6(b) and shall otherwise reasonably assist and cooperate with the other in connection with any of the actions contemplated by this Section 5.4, including the preparation, filing and distribution of the Proxy Statement and any amendments or supplements thereto, and the resolution of any comments in respect thereof received from the SEC.

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(b) The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received in respect of the Proxy Statement by the SEC, and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (and in any event no later than twenty days before the Stockholders Meeting). The Company shall ensure that the Proxy Statement complies as to form in all material respects with the provisions of the Exchange Act (and the rules and regulations promulgated thereunder). The Company shall consult with Parent prior to (i) responding to any written response to any comments from the SEC on the Proxy Statement, requests or other communications from the SEC or its staff and (ii) filing any proposed amendments or supplements to the Proxy Statement (whether in response to such comments, requests or communications from the SEC or its staff, or otherwise) and consider reasonably and in good faith any comments of Parent and its counsel. All information relating to Parent or Merger Sub included in such written response or such proposed amendment or supplement to the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. If at any time prior to the Stockholders Meeting, any fact, event or circumstance relating to the Company or Parent or any of their respective Affiliates is discovered by the Company or Parent, which such fact, event or circumstance is required, pursuant to the Exchange Act, to be set forth in an amendment or supplement to the Proxy Statement, (A) the applicable party shall promptly inform the other parties hereto and (B) the Company shall promptly amend or supplement the Proxy Statement to include disclosure of such fact, event or circumstance.

(c) Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become materially false or misleading.

(d) All filings by the Company with the SEC in connection with the Stockholders Meeting, and all mailings by the Company to the holders of Company Common Stock (in addition to the Proxy Statement) in connection therewith, shall be subject to the same review and comment procedures as set forth in Section 5.4(a) with respect to the Proxy Statement.

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Section 5.5 Stockholders Meeting. The Company shall use its reasonable best efforts to take all action necessary to duly call, give notice of, convene, and hold a meeting of the holders of the Company Common Stock (the “Stockholders Meeting”) as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement, which meeting date shall be no later than thirty Business Days after (a) the tenth day after the preliminary Proxy Statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (b) if by such tenth day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. The Company shall not submit any other proposals for approval at the Stockholders Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), other than (i) procedural matters and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement, (ii) the adjournment or postponement of the Stockholders Meeting (in accordance with this Agreement) and (iii) in accordance with Regulation 14A under the Exchange Act seeking advisory approval of a proposal in connection with a non-binding, advisory note to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. The Company shall (A) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one day prior to the Stockholders Meeting, and on the day of, but prior to, the Stockholders Meeting, indicating whether as of such date sufficient votes representing the Company Stockholders Approval have been obtained. Following the distribution of the Proxy Statement pursuant to Section 5.4, the date of the Stockholders Meeting may not be changed, and the Stockholders Meeting may not otherwise be adjourned or postponed, without the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except (I) if an adjournment or postponement is required by applicable Law, (II) if the Company believes in good faith that there will be an insufficient number of votes of Company Common Stock represented (either in person or by proxy) to obtain the Company Stockholder Approval, whether or not a quorum is present (provided that the Company may not, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Stockholders Meeting pursuant to this clause (II) by more than ten Business Days on any single occasion), or (III) if it is necessary to adjourn or postpone the Stockholders Meeting to ensure that the holders of Company Common Stock are given sufficient time to evaluate any required supplement or amendment to the Proxy Statement, as determined by the Company in good faith after consultation with its outside legal counsel (provided that the Company may not, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Stockholders Meeting pursuant to this clause (III) by more than ten Business Days on any single occasion). The Company shall, except to the extent that the Company Board is expressly permitted to make a Change of Recommendation pursuant to and in compliance with Section 5.3(e) (which shall not, in any event, affect the Company’s obligation to hold the Stockholders Meeting at which this Agreement shall be submitted to the holders of the Company Common Stock for adoption except to the extent this Agreement is terminated in accordance with Section 7.1), (x) use commercially reasonable efforts to solicit from the holders of Company Common Stock proxies sufficient to obtain the Company Stockholder Approval; and (y) upon Parent’s reasonable request, adjourn or postpone the Stockholders Meeting up to two (2) times for a period not in excess of twenty (20) calendar days in the aggregate, if it is reasonably expected that there will be an insufficient number of votes of Company Common Stock represented (either in person or by proxy) to obtain the Company Stockholder Approval and if such action would not be a violation of the directors’ fiduciary duties under applicable Law. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 5.5 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal unless this Agreement has been terminated in accordance with Section 7.1(f) or otherwise in compliance with Section 5.3 and this Section 5.5.

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Section 5.6 Filings; Other Actions; Notification.

(a) Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws, including executing and delivering any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement.

(b) Information. Subject to applicable Laws, the Company and Parent each shall, upon the reasonable request by the other, furnish the other with the requested information concerning itself, its respective Subsidiaries, directors, officers and stockholders and such other matters, in each case, as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Subsidiaries to any third party or any Governmental Authority in connection with the Merger or any other Transaction, and shall provide the other party with final copies of any filings made with a Governmental Authority.

(c) Certain Financial Information. Prior to the Closing Date, the Company shall use commercially reasonable efforts to cooperate with Parent, and shall request its accountants and auditors, in each case at Parent’s sole expense, to cooperate with Parent, to the extent necessary in connection with the filing of any audited financial statements, unaudited financial statements or pro forma financial information that is required to be prepared under the Exchange Act as a result of consummation of the Merger or any other Transaction.

(d) Non-Renewal of Real Property Leases. Prior to the Closing Date, the Company shall provide notice to the applicable lessor, in accordance with the terms of the applicable Real Property Lease, to the effect that each Real Property Lease shall not be renewed beyond its current term.

(e) Notice to FTC. At least five Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a draft notice with respect to the Transactions to be sent by the Surviving Corporation to the FTC after the Effective Time, which draft notice shall be in form and substance in compliance with the requirements applicable to the Company pursuant to that certain settlement agreement dated March 4, 2020 entered into by the Company and the FTC.

Section 5.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

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Section 5.8 Public Announcements. The initial press release regarding this Agreement shall be a joint press release mutually agreed by Parent and the Company. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other Transactions shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except: (a) as may be required by (i) applicable Law, (ii) court process, (iii) the rules or regulations of any applicable United States securities exchange or by obligations pursuant to any listing agreement with respect to such rules or (iv) any Governmental Authority to which the relevant party is subject or submits; or (b) with respect to communications by the Company regarding an Acquisition Proposal or a Change of Recommendation to the extent permitted by Section 5.3 and effected in accordance with and pursuant to Section 5.3, or by Parent in response thereto.

Section 5.9 Directors and Officers Exculpation, Indemnification and Insurance.

(a) Existing Agreements and Protections. Without limiting any additional rights that any Person may have under any Contract or Company Plan, from and after the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each Indemnified Person against all obligations to pay a judgment, settlement or penalty and reasonable expenses incurred in connection with any proceeding or investigation, whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Person is or was an officer, director, employee, fiduciary or agent of the Company or its Subsidiaries, or of another Entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such proceeding or investigation, each Indemnified Person shall be entitled to advancement by the Surviving Corporation and Parent of reasonable expenses incurred in the defense thereof (provided that any Person to whom expenses are advanced shall have provided an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification). In addition, (i) the Surviving Corporation shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) honor and fulfill in all respects the indemnification, exculpation, and advancement obligations of the Company and the Company Subsidiaries to any of their respective Indemnified Persons for any matters arising out of acts or omissions occurring at or prior to the Effective Time, or matters by reason of an Indemnified Person’s status as such, in each case as provided in the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary in effect on the date hereof and made available to the Parent, and (ii) during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and Parent shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and the Company Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any matters arising out of acts or omissions at or prior to the Effective Time, or matters by reason of an Indemnified Person’s service for or status with the Company or any of the Company Subsidiaries, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries as of the Agreement Date, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary in effect on the date hereof and made available to the Parent, and such provisions shall not be repealed, amended or otherwise modified (whether by operation of Law or otherwise) in any manner except as required by applicable Law.

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(b) Insurance. Notwithstanding anything to the contrary in this Agreement, the Company shall purchase prior to the Effective Time a six-year tail prepaid policy under the Company’s current or renewal directors’ and officers’ liability insurance or reasonable replacement insurance policies with insurers at the Company’s sole discretion (“D&O Insurance”) with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the Transactions). The Surviving Corporation shall maintain such tail policy in full force and effect and continue to honor its obligations thereunder. Upon the request of Parent, and at Parent’s sole expense, the Company shall use its commercially reasonable efforts to obtain, prior to the Closing Date, a fully paid tail insurance policy, in form and substance reasonably acceptable to Parent, that will extend the Company’s existing general product and employment practices insurance policies with respect to the period prior to the Closing Date.

(c) Successors and Assigns. If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 5.9.

(d) No Impairment; Third Party Beneficiaries. The obligations set forth in this Section 5.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the tail policy referred to in Section 5.9(b) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the tail policy referred to in Section 5.9(b). Each of the Indemnified Persons who are beneficiaries under the D&O Insurance or the tail policy referred to in Section 5.9(b) are intended to be third party beneficiaries of this Section 5.9, with full rights of enforcement as if a party thereto.

Section 5.10 Transaction Litigation. During the Interim Period, the Company shall promptly notify Parent of all Legal Proceedings commenced or threatened in writing against the Company or any of the Company Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any of the other Transactions (“Transaction Litigation”), including by providing copies of all pleadings with respect thereto, and thereafter shall keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity (at Parent’s sole expense and subject to a customary joint defense agreement) to participate in the defense, settlement or prosecution of any Transaction Litigation and (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any Transaction Litigation and consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Further, the Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.10, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company will consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

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Section 5.11 Rule 16b-3. Prior to the Effective Time, the Company shall take all such steps as may be required to cause the Transactions, and any other dispositions of equity securities (including derivative securities) of the Company or acquisitions of equity securities of Parent resulting from the Transaction by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.12 Confidentiality. The parties hereto acknowledge that Parent and the Company have previously executed a mutual nondisclosure agreement, dated as of November 30, 2023 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms notwithstanding the execution and delivery of this Agreement, except as expressly modified herein, and which shall terminate upon, and conditioned on the occurrence of, the Effective Time.

Section 5.13 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

Section 5.14 Takeover Statutes. The Company shall take all action necessary to ensure that no “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law is or becomes applicable to this Agreement, the Voting Agreement, the CVR Agreement, or any of the Transactions. If any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law becomes applicable to this Agreement, the Voting Agreement, the CVR Agreement or any of the Transactions, the Company shall take all actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Voting Agreement and the CVR Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger, the other Transactions, or the Surviving Corporation (including with respect to any potential limitations on Parent’s exercise of voting rights of the Surviving Corporation under any Anti-Takeover Law or similar Law). Except to the extent expressly permitted by Section 5.3, the Company shall not take any action to exempt any Person other than Parent or Merger Sub or any action by such Person from, or make such Person or such action not subject to, any Anti-Takeover Law or the restrictions on “business combinations” as set forth in the DGCL or any similar Law.

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Section 5.15 Notification of Certain Matters. Unless prohibited by applicable Law, Parent and the Company shall each notify the other as soon as practicable upon receiving Knowledge of any event, effect, occurrence, fact, circumstance, condition or change that would reasonably be expected to give rise to a failure of a condition precedent in Article VI; provided, however, that the failure to make any such notification (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article VI have been satisfied or give rise to any right of termination to any party hereto under Article VII; and provided, further, that the delivery of any notice pursuant to this Section 5.15 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 5.16 Resignations. At or prior to the Closing, the Company shall deliver to Parent written resignations of each director and officer of the Company in such capacity (other than any resignations which Parent designates prior to the Closing, by written notice to the Company, as unnecessary), each of which shall be effective as of the Effective Time and in the form attached hereto as Exhibit E.

Section 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.18 Employee Matters.

(a) With respect to each individual who is a Company Employee as of immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide, upon termination of each such Company Employee after the Effective Time, the severance payments set forth on Section 5.18(a) of the Company Disclosure Schedules.

(b) With respect to any employee benefit plan maintained by Parent, the Surviving Corporation or any of their Affiliates, including any vacation, paid time-off and severance plans (the “Parent Plans”), for purposes of determining eligibility to participate, level of or entitlement to benefits and vesting, each Company Employee’s service with the Company and any Subsidiary (and any predecessor thereto) prior to the Effective Time shall be treated as service with Parent, the Surviving Corporation or their Affiliates, as applicable; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c) For the plan year in which the Effective Time occurs, (i) Parent shall waive, or shall cause the Surviving Corporation or any of its Affiliates to waive, any pre-existing condition limitations, exclusions, actively-at-work requirements, waiting periods evidence of insurability or similar limitations, under any Parent Plans in which any Company Employee (or the dependents of any eligible employee) will be eligible to participate and (ii) Parent shall use commercially reasonable efforts to recognize or credit, or shall cause the Surviving Corporation or any of its Affiliates to recognize or credit, any deductible, co-insurance, maximum out-of-pocket expenses or other payments incurred by each Company Employee (and his or her eligible dependents) under any applicable Company Employee Benefit Plan or PEO Benefit Plan for purposes of satisfying such year’s deductible, co-payment limitations and out-of-pocket maximums under the relevant welfare benefit plans, including the Parent Plans, the Company Employee Benefit Plans and the PEO Benefit Plans, in which such Company Employee will be eligible to participate from and after the Effective Time.

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(d) At least 30 days prior to the Anticipated Closing Date, Parent shall provide to the Company a list of the Company Employees whose employment Parent intends to, immediately after the Effective Time, maintain with the Company or any of its Subsidiaries or transfer to Parent (the “Designated Employees”). The Company (i) shall have no obligation to maintain employment of any Company Employee that is not a Designated Employee (including if Parent shall not have provided a list of Designated Employees in accordance with this Section 5.18(d)), and may terminate the employment of any such Company Employee at any time prior to the Closing and (ii) shall not terminate any Designated Employee prior to Closing, except for Cause (it being understood that nothing shall prohibit any Designated Employee from resigning their employment at any time).

(e) The parties hereto acknowledge and agree that all provisions contained in this Section 5.18 are included for the sole benefit of the respective parties and shall not create any right (i) in any other Person, including any employee, officer, independent contractor, former employee or any participant or any beneficiary thereof in any Company Employee Benefit Plan, PEO Benefit Plan, or Parent Plan, or (ii) to continued employment with the Company, Parent, the Surviving Corporation, or any of their Subsidiaries. After the Effective Time, nothing contained in this Section 5.18 is intended to be or shall be considered to be an amendment or adoption of any plan, program, agreement, arrangement or policy of Parent or the Surviving Corporation, nor shall it interfere with Parent’s, or any of its Subsidiaries’, right to amend, modify or terminate any employee benefit plan or to terminate the employment of any employee of the Surviving Corporation or Parent or any of its other Subsidiaries for any reason.

(f) Prior to the Closing, the Company will pay all accrued salaries, bonuses, commissions, wages, severance, expenses, indemnity payments and accrued vacation pay owed to directors, officers, employees or independent contractors with respect to periods prior to the Effective Time, other than (i) amounts which have been specifically included in the Net Cash Calculation, (ii) such salary, wages or similar payments that will accrue only after the Effective Time, (iii) any payments due pursuant to the MRIP in accordance with Section 5.19, (iv) any severance or similar payments due with respect to any Designated Employees and (v) any payments that may become due after the Effective Time pursuant to Section 5.9.

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Section 5.19 MRIP Payments. Effective as of the Effective Time, subject to Section 4 of the Company’s Amended and Restated Management Retention and Incentive Plan (the “MRIP”) and subject to the Company’s receipt of an executed general release of claims in substantially the form of Exhibit A1 of the MRIP, and such release becoming effective, each eligible participant in the MRIP (“Participant”) will have the right to receive from the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to such Participant: (a) an amount in cash equal to (i) such Participant’s percentage interest (as listed on Schedule A of the MRIP) multiplied by (ii) the Closing Cash Consideration (the aggregate amount described in this clause (a), the “MRIP Closing Consideration”); and (b) upon the making of any Distributions (as defined in the CVR Agreement) pursuant to the CVR Agreement, such amounts in cash equal to (i) such Participant’s percentage interest (as listed on Schedule A of the MRIP) multiplied by (ii) the Pre-MRIP Adjusted Proceeds (as defined in the CVR Agreement) in respect of the applicable Distribution Period (as defined in the CVR Agreement) (the amounts described in this clause (b), the “MRIP Contingent Consideration”). Payment of the MRIP Closing Consideration shall be made in lump sum, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, within thirty days following the Effective Time. Payment of the MRIP Contingent Consideration shall be made in lump sum, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, on the same dates as the applicable Distributions (as defined in the CVR Agreement) shall be made pursuant to the CVR Agreement; provided that, to the extent required to avoid a violation of Section 409A of the Code, and notwithstanding anything to the contrary contained herein, payment of any MRIP Contingent Consideration shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of any MRIP Contingent Consideration shall be paid to any Participant after such five year period. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, comply in all respects with all the applicable terms of the MRIP.

Section 5.20 Asset Dispositions and CVR Agreement.

(a) During the Interim Period, the Company shall be entitled, but under no obligation, to sell, transfer, license, assign or otherwise divest any or all of the DPNCheck® Business in a transaction or series of transactions (each, an “Asset Disposition”), and to enter into any agreement with respect to any Asset Disposition; provided that (i) the Company shall notify Parent at least five Business Days prior to entering into any agreement with respect to any Asset Disposition and provide copies of all draft written agreements or documents with respect to such sale, transfer, licensee, assignment or other divestiture and (ii) the consummation of any such Asset Disposition that would create any material post-disposition continuing obligations or liabilities for Parent or the Surviving Corporation following the Effective Time shall require, to the extent consistent with applicable Laws, the written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Subject to the provisions of this Section 5.20(a) and the CVR Agreement, the Company may, in contemplation of any Asset Disposition, (A) establish one or more Subsidiaries to hold the DPNCheck® Business, (B) transfer to any such Subsidiary any or all of the DPNCheck® Business and the liabilities and obligations related thereto and (C) take such other steps that are reasonably necessary to prepare for such Asset Disposition. If the Company transfers the DPNCheck® Business to one or more Subsidiaries, the terms of this Section 5.20(a) shall apply to such Subsidiaries in addition to the Company.

(b) Each party to this Agreement acknowledges that the Company may not be successful in completing, or may determine not to proceed, in its sole discretion, with any Asset Dispositions. The net proceeds from such sale, transfer, license, assignment or other divestiture of the DPNCheck® Business following the Effective Time shall be payable to the holders of CVRs pursuant to the terms and conditions of the CVR Agreement.

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(c) At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent authorizes, executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse in any respect to any holder of a CVR) and to insert the appropriate descriptions of or references to any Asset Dispositions carried out or contemplated to be carried out by such time. Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Article VI

CONDITIONS TO MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or, to the extent permitted by Law, waiver by the party entitled to the benefit thereof) of each of the following conditions at or prior to the Closing:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b) No Legal Prohibition. No Governmental Authority having competent jurisdiction over any party shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any applicable Law, or issued or granted any Order (whether temporary, preliminary or permanent), that is in effect and that has the effect of making the Merger illegal or which has the effect of prohibiting, enjoining, preventing or restraining the consummation of the Merger (any such Law or Order, a “Legal Restraint”).

(c) Net Cash. Net Cash shall have been finally determined in accordance with Section 1.7.

(d) Annual Report. The Company shall have filed an Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2024.

Section 6.2 Additional Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction (or, to the extent permitted by Law, waiver by Parent) of each of the following conditions at or prior to the Closing:

(a) Compliance with Agreements and Covenants. The Company shall have performed or complied in all material respects with its agreements, covenants and other obligations contained in this Agreement to be performed or complied with by the Company at or prior to the Closing Date.

(b) Accuracy of Representations and Warranties.

(i) The representations and warranties of the Company set forth in Section 3.2(a) and Section 3.2(b) shall be true and correct in all respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except that representations and warranties which address matters only as of a particular date shall be so true and correct as of such particular date), in each case except for de minimis inaccuracies.

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(ii) The representations and warranties of the Company set forth in Section 3.1, Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.6(b), Section 3.8, and Section 3.23 that are (A) qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)), as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except that representations and warranties which address matters only as of a particular date shall be so true and correct as of such particular date).

(iii) The other representations and warranties of the Company set forth in Article III shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except that representations and warranties which address matters only as of a particular date shall be so true and correct as of such particular date), except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) No Company Material Adverse Effect. Since the Agreement Date, there shall not have occurred any Company Material Adverse Effect that is continuing.

(d) Receipt of Officers’ Certificate. Parent and Merger Sub shall have received a certificate, signed for and on behalf of the Company by an executive officer of the Company, certifying the satisfaction of the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

(e) Net Cash. Net Cash, as finally determined in accordance with Section 1.7, shall be equal to or greater than the Net Cash Threshold.

Section 6.3 Additional Company Conditions. The obligations of the Company to consummate the Merger shall be further subject to the satisfaction (or, to the extent permitted by Law, waiver by the Company) of each of the following conditions at or prior to the Closing:

(a) Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all of their respective agreements, covenants and other obligations contained in this Agreement to be performed or complied with by each of them at or prior to the Closing Date.

(b) Accuracy of Representations and Warranties.

(i) The representations and warranties of Parent and Merger Sub set forth in Section 4.1, Section 4.2(a), Section 4.2(b), Section 4.5 and Section 4.9 that are (A) qualified as to materiality or material adverse effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or material adverse effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)), as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except that representations and warranties which address matters only as of a particular date shall be so true and correct as of such particular date).

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(ii) The other representations and warranties of the Company set forth in Article IV shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except that representations and warranties which address matters only as of a particular date shall be so true and correct as of such particular date), except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Merger Sub or Parent to consummate the Transactions in accordance with the terms of this Agreement.

(c) Receipt of Officers’ Certificate. The Company shall have received a certificate, signed for and on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, certifying the satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b).

(d) CVR Agreement. The CVR Agreement shall be in full force and effect.

Article VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as provided herein), only as follows:

(a) by mutual written agreement of Parent and the Company; or

(b) by either Parent or the Company if the Effective Time shall not have occurred on or before June 15, 2025 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party hereto whose failure to perform or comply with any obligation under this Agreement has been the principal cause of, or has been the principal factor resulting in, the failure of the Effective Time to have occurred on or before the End Date; or

(c) by either Parent or the Company if the Stockholders Meeting shall have been duly convened and at which the polls were closed after a vote of the holders of the Company Common Stock, and the Company Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof taken in accordance with this Agreement; or

(d) by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Legal Restraint and such Legal Restraint shall have become final and nonappealable (whether before or after the receipt of the Company Stockholder Approval); or

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(e) by the Company if Parent or Merger Sub shall have breached or failed to perform under any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 6.3(a) or Section 6.3(b), as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Parent or Merger Sub within the earlier of (A) thirty days of receipt by Parent of written notice of such breach or failure or (B) three Business Days prior to the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if the Company has breached any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that would cause any condition set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied; or

(f) by the Company, at any time prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board authorizes the Company, subject to compliance in all material respects with the applicable terms and conditions of Section 5.3 (without giving effect to any materiality qualifications therein), to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) the Company pays to Parent (or its designee) the Company Termination Fee in accordance with Section 7.4(a)(i) (and, if applicable, any amounts required to be paid pursuant to Section 7.4(e)) and (iii) the Company substantially concurrently enters into such Alternative Acquisition Agreement; or

(g) by Parent if the Company shall have breached or failed to perform under any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 6.2(a) or Section 6.2(b), as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) thirty days of receipt by the Company of written notice of such breach or failure or (B) three Business Days prior to the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that would cause any condition set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied;

(h) by Parent, if, at any time prior to the time the Company Stockholder Approval is obtained, a Change of Recommendation shall have occurred; or

(i) by Parent, if (i) the Company notifies Parent, in response to a reasonable request from Parent, that Net Cash as of the Anticipated Closing Date is expected to be less than the Net Cash Threshold or (ii) Net Cash is determined pursuant to the terms of Section 1.7 to be less than the Net Cash Threshold.

Section 7.2 Notice of Termination. A party terminating this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall deliver a written notice to the other party setting forth the specific basis for such termination and the specific provision of Section 7.1 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall be effective upon delivery of the foregoing written notice to the other parties hereto or, if later, upon the end of the applicable cure period, if any, set forth in Section 7.1.

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Section 7.3 Effect of Termination. In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto (or any stockholder, director, manager, officer, employee, agent, consultant or representative of such party or parties), as applicable, to the other party or parties hereto, as applicable, except (a) for the terms of Section 5.12, this Section 7.3, Section 7.4 and Article VIII, each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve the Company, Parent or Merger Sub from liability for Willful Breach in connection with this Agreement or any of the Transactions. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which shall survive termination of this Agreement in accordance with their respective terms and remain fully enforceable in accordance with their respective terms. For purposes of this Agreement, “Willful Breach” means a knowing and intentional material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission to take such act would be the primary cause of a failure of any of the conditions set forth in Article VI to be satisfied; provided that, without limiting the meaning of Willful Breach, any failure by any party to consummate the Merger and the Transactions after the applicable conditions to the Closing set forth in Article VI have been satisfied or, to the extent permitted by Law, waived, shall constitute a Willful Breach of this Agreement.

Section 7.4 Termination Fees; Expense Reimbursement.

(a) The Company shall pay in cash to Parent or its designee, by wire transfer of immediately available funds, a termination fee of $500,000 (the “Company Termination Fee”), if this Agreement is terminated (provided that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion):

(i) by the Company pursuant to Section 7.1(f), in which case the Company Termination Fee shall be paid concurrently with, and as a condition to, the effectiveness of such termination;

(ii) by Parent pursuant to Section 7.1(h), in which case the Company Termination Fee shall be paid no later than three Business Days after the date of such termination; or

(iii) by either Parent or the Company pursuant to Section 7.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso to Section 7.1(b)) or by Parent pursuant to Section 7.1(g), if (A) prior to such termination, an offer or proposal for a Competing Acquisition Transaction is publicly announced or shall become publicly known and has not been publicly withdrawn, and (B) within twelve (12) months after the date of such termination of this Agreement, the Company shall have (I) entered into a definitive Alternative Acquisition Agreement with respect to any Competing Acquisition Transaction that is ultimately consummated (whether such consummation takes place during such 12-month period or thereafter) or (II) consummated any Competing Acquisition Transaction (in each case in clauses (I) or (II), whether or not such Competing Acquisition Transaction is the same as the original Competing Acquisition Transaction that was publicly announced or publicly disclosed), in which case the Company Termination Fee shall be paid no later than three Business Days after the date of the consummation of such Competing Acquisition Transaction.

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(b) The Company shall reimburse Parent for all reasonable out-of-pocket fees and expenses incurred by Parent in connection with this Agreement and the Transactions, within ten Business Days following the date on which Parent submits to the Company true and correct copies of reasonable documentation supporting such expenses, if this Agreement is terminated:

(i) by either Parent or the Company pursuant to Section 7.1(c) or by Parent pursuant to Section 7.1(g), in which case such reimbursement shall be up to a maximum aggregate amount of $500,000; provided, however, that such reimbursement pursuant to this Section 7.4(b)(i) shall only apply, as the case may be, if the applicable termination occurs under circumstances in which the Company is not required to pay the Company Termination Fee, and in case the Company Termination Fee shall later become payable for any reason, any amounts previously paid under this Section 7.4(b)(i) shall be credited to and deducted from such Company Termination Fee; or

(ii) by the Company pursuant to Section 7.1(f) or by Parent pursuant to Section 7.1(h), in which case such reimbursement shall be up to a maximum aggregate amount of $250,000 and shall be separate from and in addition to any Company Termination Fee that may become payable upon such termination in accordance with Section 7.4(a).

(c) Parent shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Transactions up to a maximum aggregate amount of $500,000, within ten Business Days following the date on which the Company submits to Parent true and correct copies of reasonable documentation supporting such expenses, if this Agreement is terminated by the Company pursuant to Section 7.1(e).

(d) Any Company Termination Fee or expense reimbursement due pursuant to Section 7.4(a), Section 7.4(b) or Section 7.4(c), as applicable, shall be paid by wire transfer of same-day funds, to an account designated by the party claiming right to such payment.

(e) Recovery. If a party hereto fails to promptly pay any amounts due pursuant to Section 7.4 and, in order to obtain such payment, the other party commences a Legal Proceeding that results in a judgment against a party for the amount set forth in Section 7.4 or any portion thereof, the defaulting party will pay to the non-defaulting party its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

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(f) Acknowledgement. Each of the Company, Parent and Merger Sub acknowledges and agrees that:

(i) the agreements contained in this Section 7.4 are an integral part of this Agreement and the Merger, and that, without these agreements, Parent, Merger Sub and the Company would not have entered into this Agreement;

(ii) the damages resulting from termination of this Agreement under circumstances where the amounts set forth in Section 7.4(a), Section 7.4(b) or Section 7.4(c) are payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.4(a), Section 7.4(b) or Section 7.4(c), as the case may be, are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate the applicable party for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions and shall be (together with all interest as described in Section 7.4(e)) the sole remedy of the parties in the event of a termination of this Agreement under the circumstances described in Section 7.4(a), Section 7.4(b) or Section 7.4(c), as the case may be;

(iii) subject to Section 7.3, following the payment of the Company Termination Fee or any other amounts that may be due by the Company pursuant to Section 7.4(a), Section 7.4(b) or Section 7.4(e), as the case may be, (A) the Company shall have no further liability to Parent or Merger Sub in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the Company giving rise to such termination, or the failure of the Transactions to be consummated, (B) neither Parent nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against the Company or seek to obtain any recovery, judgment or damages of any kind against the Company (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of the Company) in connection with or arising out of this Agreement or the termination thereof, any breach by the Company giving rise to such termination or the failure of the Transactions to be consummated and (C) Parent and its Affiliates shall be precluded from any other remedy against the Company (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of the Company), at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by the Company giving rise to such termination or the failure of the Transactions to be consummated; and

(iv) subject to Section 7.3, following the payment of any amounts that may be due by Parent pursuant to Section 7.4(c) or Section 7.4(e), as the case may be, (A) Parent and Merger Sub shall have no further liability to the Company in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Parent or Merger Sub giving rise to such termination, or the failure of the Transactions to be consummated, (B) neither the Company nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Parent or seek to obtain any recovery, judgment or damages of any kind against Parent (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of Parent) in connection with or arising out of this Agreement or the termination thereof, any breach by Parent or Merger Sub giving rise to such termination or the failure of the Transactions to be consummated and (C) the Company and its Affiliates shall be precluded from any other remedy against Parent (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of Parent), at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by Parent or Merger Sub giving rise to such termination or the failure of the Transactions to be consummated.

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Article VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment or Supplement. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that after the Company Stockholder Approval shall have been obtained, no amendment shall be made to this Agreement that would require further approval by the stockholders of the Company without such further approval.

Section 8.2 Extension of Time, Waiver, etc. At any time prior to the Effective Time, any party may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements contained in this Agreement. Notwithstanding the foregoing, no failure or delay by the Company, Merger Sub or Parent in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.3 No Survival. None of the representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. Notwithstanding the foregoing, this Section 8.3 shall not limit the survival of any covenant or agreement of the parties hereto contained in this Agreement which by its terms contemplates performance in whole or in part after the Closing.

Section 8.4 Entire Agreement; No Third Party Beneficiary.

(a) This Agreement, including the exhibits hereto, the Company Disclosure Schedules, the Parent Disclosure Schedules, the CVR Agreement, and the documents and instruments relating to the Merger referred to in this Agreement, constitute, together with the Confidentiality Agreement, the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement; provided, however, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (i) the Effective Time, at which time the Confidentiality Agreement shall terminate and (ii) the date on which the Confidentiality Agreement is terminated in accordance with its terms. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT NOR MERGER SUB, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED), AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION MADE OR MADE AVAILABLE BY ITSELF OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS OR, IN THE CASE OF ANY REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, ANY COMPANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, REGARDING THE COMPANY OR COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESS OR OPERATIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

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(b) This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except with respect to the Indemnified Persons who are express third party beneficiaries of Section 5.9.

Section 8.5 Applicable Law; Jurisdiction.

(a) This Agreement shall be deemed to be made and shall be interpreted, construed and governed in all respects by and in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflicts of law principles. The parties hereto hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement or in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.5.

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(c) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, subject to Section 7.4, (i) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (ii) the provisions of Section 7.4 are not intended to and do not adequately compensate the parties hereto for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (iii) the right to an injunction, specific enforcement and other equitable relief is an integral part of the Transactions and without that right, none of the parties hereto would have entered into this Agreement.

(d) The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any party hereto, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any party under this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.5, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.5 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.5 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.5 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 8.5 or anything set forth in this Section 8.5 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter. Notwithstanding the foregoing, in no event shall a party be awarded both (x) a remedy of specific performance to consummate the Closing pursuant to this Section 8.5 and (y) damages.

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(e) Notwithstanding anything to the contrary in this Agreement, to the extent any party hereto brings an action, suit or proceeding to enforce specifically the consummation of the Closing when expressly available to such party pursuant to the terms of this Agreement, the End Date shall automatically be extended to (i) the twentieth Business Day following the resolution of such action, suit or proceeding, or (ii) such other time period established by the court presiding over such action, suit or proceeding.

Section 8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void, except that each of Parent and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Any assignee pursuant to the preceding clause may enforce its rights and remedies under this Agreement at law or in equity. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 8.7 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.7):

if to Merger Sub or Parent:

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

Attention: Dan Goldberger

Email: dan.goldberger@electrocore.com

with a copy to (which copy shall not constitute notice):

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ira Kotel and Ilan Katz

Email: ira.kotel@dentons.com; ilan.katz@dentons.com

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if to the Company:

NeuroMetrix, Inc.

4B Gill Street

Woburn, MA 01801

Attention: Shai Gozani

Email: Shai_Gozani@neurometrix.com

with a copy to (which copy shall not constitute notice):

Covington & Burling LLP

One International Place, Suite 1020

Boston, MA 02111

Attention: Megan Gates

Email: mgates@cov.com

Section 8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 8.9 Fees and Expenses. Except as expressly provided for in this Agreement, all fees and expenses shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, Parent and the Company shall each bear and pay 50% of the fees and expenses incurred in relation to the printing, filing with the SEC, mailing and distribution of the Proxy Statement (including any financial statements and exhibits) and any amendments or supplements thereto, and the solicitation of proxies in connection with the Stockholders Meeting, and in each case as paid to a financial printer, the SEC, any proxy solicitor or other vendor responsible for any such activities (the “Proxy Expenses”); provided that Parent shall not be required to bear and pay more than $125,000 in Proxy Expenses (the excess of which shall be borne and paid by the Company).

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Section 8.10 Construction.

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if,” (iii) the word “or” shall not be exclusive, (iv) the word “will” shall be construed to have the same meaning as the word “shall” and (v) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) The phrases “made available to,” “provided to,” “furnished to,” by the Company, and phrases of similar import when used in this Agreement, unless the context otherwise requires, means that a copy of the information or material referred to (i) has been provided by the Company to Parent, for review in the electronic data room hosted by the Company in connection with the Transactions, or (ii) has been filed by the Company on EDGAR, in each case no later than one Business Day prior to the date hereof.

(f) When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. All references in this Agreement to a number of days are to such number of calendar days unless Business Days are specified.

(g) Unless otherwise specifically indicated, any reference in this Agreement to $ means U.S. dollars.

(h) References to a Person are also to its permitted successors and assigns.

Section 8.11 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

Signature page follows

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELECTROCORE, INC.

By:	/s/ Dan Goldberger
Name:	Dan Goldberger
Title:	President and Chief Executive Officer

NEXUS MERGER SUB INC.

By:	/s/ Dan Goldberger
Name:	Dan Goldberger
Title:	Chief Executive Officer

NEUROMETRIX, INC.

By:	/s/ Shai Gozani
Name:	Shai Gozani
Title:	President and Chief Executive Officer

Signature page to Agreement and Plan of Merger

EXHIBIT A

DEFINITIONS

1.1  Cross Reference Table. Each of the following terms is defined in this Agreement in the Sections opposite such term in the table set forth below.

Terms	Section
Accounting Firm	Section 1.7(d)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	Section 5.3(a)(vi)
Anti-Kickback Statute	Section 3.12(c)
Anti-Takeover Laws	Section 3.20(a)
Anticipated Closing Date	Section 1.7(a)
Asset Disposition	Section 5.20(a)
Book-Entry Shares	Section 1.3(c)
Capitalization Date	Section 3.2(a)
CBAs	Section 3.15(a)
Certificate	Section 1.3(b)
Certificate of Designation	Section 2.1
Change of Control Payment	Section 3.17(a)(ix)
Civil Monetary Penalty Law	Section 3.12(c)
Closing	Section 1.1(b)
Closing Cash Consideration	Section 1.2(a)
Closing Date	Section 1.1(b)
Company	Preamble
Company Balance Sheet	Section 3.5(e)
Company Board	RECITALS
Company Board Recommendation	Section 3.3(b)
Company Charter Documents	Section 3.1
Company Disclosure Schedules	Article III
Company Material Contract	Section 3.17(a)
Company Preferred Stock	Section 3.2(a)
Company Product	Section 3.11(a)
Company Rights	Section 3.2(a)
Company RSA Cash Consideration	Section 1.5(a)
Company RSU Cash Consideration	Section 1.5(c)
Company SEC Reports	Article III
Company Stockholder Approval	Section 3.3(a)
Company Subsidiaries	Section 3.1
Company Termination Fee	Section 7.4(a)
Confidentiality Agreement	Section 5.12
Consent	Section 3.3(c)
Contingent Payments	RECITALS
CVR	Section 1.2(a)
CVR Agreement	RECITALS

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Terms	Section
D&O Insurance	Section 5.9(b)
Designated Employees	Section 5.18(d)
Determination Date	Section 1.7(a)
DGCL	Section 1.1(a)
Dispute Notice	Section 1.7(b)
Dissenting Shares	Section 1.4
Effective Time	Section 1.1(c)
End Date	Section 7.1(b)
Exchange Fund	Section 1.3(a)
Excluded Shares	Section 1.2(b)
False Claims Act	Section 3.12(c)
Federal Food, Drug, and Cosmetic Act	Section 3.12(c)
Federal Trade Commission Act	Section 3.12(c)
Interim Period	Section 5.1
Leased Real Property	Section 3.18(b)
Legal Restraint	Section 6.1(b)
Licensed Intellectual Property	Section 3.14(b)
Medical Device	Section 3.13(f)
Merger	RECITALS
Merger Consideration	Section 1.2(a)
Merger Sub	Preamble
MRIP	Section 5.19
MRIP Closing Consideration	Section 5.19
MRIP Contingent Consideration	Section 5.19
Net Cash Calculation	Section 1.7(a)
Net Cash Schedule	Section 1.7(a)
Parent	Preamble
Parent Disclosure Schedules	Article IV
Parent Plans	Section 5.18(b)
Participant	Section 5.19
Paying Agent	Section 1.3(a)
Permits	Section 3.12(f)
Proxy Expenses	Section 8.9
Proxy Statement	Section 5.4(a)
Recall	Section 3.12(e)
Regulatory Data	Section 3.13(d)
Response Date	Section 1.7(b)
Rights Agent	RECITALS
Rights Plan	Section 3.2(a)
SEC	Article III
Section 83(b) Election	Section 1.5(a)
Stark Law	Section 3.12(c)
Stockholders Meeting	Section 5.5
Studies	Section 3.13(d)
Surviving Corporation	Section 1.1(a)
Transaction Litigation	Section 5.10
Voting Agreement	RECITALS
Willful Breach	Section 7.3

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1.2  Certain Definitions. The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:

“Acquisition Proposal” means any written offer, proposal or similar indication of interest contemplating or otherwise relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest (a) by Parent, Merger Sub or one of Parent’s other Subsidiaries or (b) to the extent relating to any Asset Disposition).

“Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions or any Asset Disposition) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Person beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company; (b) any direct or indirect acquisition of twenty percent (20%) or more of the voting equity interests of Company Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and the Company Subsidiaries, taken as a whole; (c) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, or any of the Company Subsidiaries, pursuant to which such Person would own twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company, and the Company Subsidiaries, taken as a whole; (d) any direct or indirect sale, lease, exchange, transfer or other disposition of assets of the Company or the Company Subsidiaries equal to twenty percent (20%) or more of the consolidated assets, revenue or net income of the Company and the Company Subsidiaries (with assets being measured by the fair market value thereof); or (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company which, individually or in the aggregate, generate or constitute twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and the Company Subsidiaries, taken as a whole; provided that, for the avoidance of doubt, all references to “Person” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act but shall exclude Parent or any of its Affiliates or Representatives.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and all other applicable Laws relating to bribery, corruption or kick-backs.

“Asset Disposition Proceeds” means the net proceeds, if any, resulting from any Asset Disposition actually received by the Company or any of its Subsidiaries.

“Authorization” means any consent, order, license, permit, approval and other similar authorization of or from (including any applications to) any Governmental Authority, together with any renewals, extensions, supplemental approvals or modifications thereof and additions thereto.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Cause” means a dismissal of an employee as a result of (a) the employee’s material breach of any agreement with the Company or any of its Subsidiaries; (b) the employee’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; or (c) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the employee of the employee’s duties to the Company or any of its Subsidiaries.

“Closing Cash Consideration” means the aggregate amount of Net Cash.

“Code” means Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Employee” means any current employee or officer of the Company or any of the Company Subsidiaries.

“Company Employee Agreement” means any employment, consulting, bonus, incentive, deferred compensation, equity or equity-based compensation, severance, termination, retention, transaction bonus, change in control, or other similar Contract, other than any Company Employee Benefit Plan, between: (a) the Company or any Company Subsidiaries and (b) any current Company Employee or director or other individual service provider of the Company or any Company Subsidiary.

“Company Employee Benefit Plan” means an Employee Benefit Plan maintained, adopted, sponsored, contributed or required to be contributed to by the Company, any Company Subsidiary or any Entity with which the Company or any Company Subsidiary is considered a single employer under Section 414(b), (c) or (m) of the Code (a “Company ERISA Affiliate”) with respect to any current or former employee, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof and with respect to which the Company, any of the Company Subsidiaries would reasonably be expected to have any material liability, other than a PEO Benefit Plan.

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“Company Equity Awards” means the Company Options, Company RSAs, and Company RSUs.

“Company ESPP” means the Company’s Employee Stock Purchase Plan, as amended.

“Company Fully Diluted Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time expressed assuming, without limitation or duplication, (a) the exercise of each Company Option outstanding and unexercised immediately prior to the Effective Time that has an exercise price less than or equal to the then current trading price for shares of Company Common Stock (i.e., “in-the-money” options), (b) the settlement in shares of Company Common Stock of each Company RSU and Company RSA outstanding as of the Effective Time, and (c) the conversion, immediately prior to the Effective Time, of each issued and outstanding share of Company Preferred Stock into the shares of Company Common Stock that such shares of Company Preferred Stock are convertible into in accordance with the applicable Company Charter Documents.

“Company Inducement Grant” means an inducement stock option grant whether pursuant to standalone grants or the Company’s 2009 Non-Qualified Inducement Stock Plan, or otherwise made by the Company pursuant to NASDAQ Listing Rule 5635(c)(4) outside of the Stock Plans.

“Company Intellectual Property” means all of the registered and unregistered Intellectual Property Rights owned by the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any event, effect, occurrence, fact, circumstance, development, condition or change that, individually or in the aggregate, has or would be reasonably likely to (a) have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) prevent or materially impair or materially delay the Company’s ability to consummate the Transactions taken as a whole; provided, however, that for the purposes of clause (a) none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and except as provided below, none of the following shall be taken into account in determining whether there is, or would reasonably be likely to be, a Company Material Adverse Effect: (i) general economic or political conditions (or changes or disruptions in such conditions); (ii) conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company and Company Subsidiaries operate; (iii) conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world; (iv) regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared), armed or unarmed hostilities or attacks (including cyber-attacks), acts of terrorism, sabotage, or the escalation or worsening thereof in the United States or any other country or region in the world; (v) actions required to be taken by the Agreement; (vi) any changes in applicable Law, accounting rules (including GAAP) or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof; (vii) the announcement of this Agreement or the pendency of the Transactions; (viii) any natural or man-made disaster, hurricane, earthquake, flood, disaster, acts of God, public health emergency, pandemic or other force majeure events; or (ix) any change, in and of itself, in the market price or trading volume of the Company’s securities or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of any such changes and failures (subject to the other provisions of this definition) shall not be excluded); provided, however, that any event, effect, occurrence, fact, circumstance, development, condition or change referred to in clauses (i), (ii), (iii), (iv), (vi) or (viii) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

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“Company Option” means an option to purchase shares of Company Common Stock.

“Company Plan” means any Company Employee Benefit Plan or Company Employee Agreement.

“Company Registered Intellectual Property” means the Company Intellectual Property that are United States, international and foreign: (a) Patents; (b) Trademarks; (c) Copyrights; (d) Domain Names; and (e) any other Intellectual Property Rights; in each case, that are the subject of an application filed with or registration issued by any Governmental Authority or Domain Name registrar.

“Company RSA” means an award of restricted stock with respect to shares of Company Common Stock.

“Company RSU” means an award of restricted stock units with respect to shares of Company Common Stock.

“Company Systems” means the computer systems, servers, hardware, software, websites, networks, servers, workstations, and all other physical or virtual information technology equipment owned or controlled by the Company or any of the Company Subsidiaries.

“Competing Acquisition Transaction” has the same meaning as “Acquisition Transaction” except that all references therein to “20%” shall be references to “50%.”

“Contract” means any agreement, contract, subcontract, lease, license, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other binding commitment, whether written or oral.

“Data Security Requirements” means, to the extent governing the privacy, data protection or security of any Personal Information, all applicable (a) Law (including, to the extent applicable, the Health Insurance Portability and Accountability Act of 1996 and the EU General Data Protection Regulation), (b) external-facing written privacy policies and privacy notices of the Company or any of the Company Subsidiaries, (c) written information security policies of the Company or any of the Company Subsidiaries, and (d) requirements in any Company Material Contracts.

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“DPNCheck® Business” means any assets, technology and Intellectual Property Rights that are owned or purported to be owned by, assigned to, or exclusively licensed by the Company relating solely to the Company’s DPNCheck® product, in each case, in existence on the Agreement Date.

“DTC” means The Depository Trust Company.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval Database for the SEC.

“Employee Benefit Plan” means (a) each material “employee benefit plan” (as such term is defined in ERISA § 3(3)); and (b) each other material employee benefit plan, program, policy or arrangement, including any retirement, post-retirement, paid time-off, deferred compensation, profit sharing, unemployment compensation, health or welfare benefits, sick pay, fringe benefit, bonus, incentive, equity or equity-based compensation, severance, termination, retention, transaction bonus, change in control plan, program, policy or arrangement (whether or not subject to ERISA § 3(3)).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Laws” means any and all foreign, federal, state or local laws, statutes, ordinances, codes, policies, decrees, guidelines, rules, regulations, orders or decisions, including the common and civil law, arising out of or relating to: (a) emissions, discharges, releases or threatened releases of any Hazardous Materials into the environment (including ambient air, surface water, ground water, land surface or subsurface strata); (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material; and (c) workplace health and safety and protection of employees from exposure to Hazardous Materials.

“Environmental Permits” means all Permits required under any Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or other security (including debt securities) or interest convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“FDA” means the United States Food and Drug Administration.

“FTC” means the United States Federal Trade Commission.

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“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, provincial, local, international, multinational, supranational or foreign government or political subdivision thereof, or any agency, commission, instrumentality or other governmental authority of such government or political subdivision, or any self-regulated organization or other non-governmental authority, quasi-governmental authority or private body exercising any regulatory or other governmental or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic,” a “pollutant” or a “contaminant” pursuant to any Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons); and any other substance which is subject in any respect to any Environmental Law, or which poses or could pose a threat or nuisance to health or the environment.

“Indebtedness” means, with respect to any Person, all (a) indebtedness of such Person for borrowed money (including the issuance of any debt security) to any Person, (b) other indebtedness of such Person evidenced by credit agreements, notes, bonds, indentures, securities, debentures or similar Contracts, (c) reimbursement obligations in respect of letters of credit and bankers’ acceptances, (d) indebtedness created with respect to, or arising under, any deferred purchase price of property or services, any conditional sale or other title retention agreement with respect to property acquired, (e) obligations of such Person under interest rate or currency swap transactions, (f) obligations with respect to any capital leases that are classified as liabilities on a balance sheet in conformity with GAAP, (g) principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of clauses (a) through (f) above, and (h) indebtedness of another Person referred to in clauses (a) through (g) above guaranteed by such Person.

“Indemnified Person” means (a) any current or former director, officer or employee of the Company or any of its Subsidiaries and (b) any Person who is serving or who served as a director, officer, member, trustee or fiduciary of any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, in each case prior to the Effective Time and at the request of the Company or any of its Subsidiaries.

“Intellectual Property Rights” means any and all statutory or common law rights throughout the world in, arising out of, or associated with any of the following: (a) United States and foreign patents and utility models and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisional applications, continuations and continuations in part thereof (collectively, “Patents”); (b) Trade Secrets and similar rights in confidential information, know-how, and materials; (c) copyrights and other rights corresponding thereto in any works of authorship (collectively, “Copyrights”); (d) trademark rights and the goodwill thereof and similar rights in trade names, logos, trademarks and service marks (collectively, “Trademarks”); (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases); (f) rights to uniform resource locators, web site addresses and domain names (collectively, “Domain Names”); (g) similar, corresponding or equivalent rights to any of the foregoing; and (h) registrations of or applications to register any of the foregoing.

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“Intervening Event” means a material change, effect, event, circumstance, occurrence or other matter that was not known to the Company Board or any committee thereof on the Agreement Date (or if known, the extent of the consequences of which were not known to the Company Board or any committee thereof as of the Agreement Date), which change, effect, event, circumstance, occurrence or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof prior to the time that the Company Stockholder Approval is obtained; provided, however, that in no event shall any Acquisition Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event.

“Knowledge” means, with respect to (a) the Company, the actual knowledge of those individuals set forth in Section 1.0(a) of the Company Disclosure Schedules and (b) Parent or Merger Sub, the actual knowledge of those individuals set forth in Section 1.0(b) of the Parent Disclosure Schedules, in each case after due inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question. With respect to Company Intellectual Property, “Knowledge” or “Known” does not require the Company to conduct, have conducted, obtain, have obtained, review or have reviewed any freedom-to-operate opinions or similar opinions of counsel or any patent, trademark or other Company Intellectual Property clearance searches or search for or review any prior art.

“Law” means any federal, state, provincial, local, municipal, foreign or multi-national statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Orders, or other requirement or rule of law of any Governmental Authority, excluding, for the avoidance of doubt, the provisions of any Contract between the Company or any Company Subsidiary and a Governmental Authority entered into in the ordinary course with respect to Company Products.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any legal, arbitral, civil, criminal, administrative, investigative or appellate proceeding), claim, charge, complaint, indictment, hearing or other similar legal proceeding commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority, any arbitrator or arbitration panel, mediator, or other tribunal.

“Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, security arrangement, claim, infringement, interference, option, restriction, title retention device, claim easement, right of way, encroachment, right of first refusal, right of first offer, conditional sale agreement, tenancy, license, charge, preemptive right, encumbrance or community property interest of any kind or nature whatsoever.

“Nasdaq” means The NASDAQ Stock Market LLC.

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“Net Cash” means, as of the Anticipated Closing Date, and in each case without duplication, (a) the sum of the Company’s cash and cash equivalents (including any Asset Disposition Proceeds received by the Company or any of its Subsidiaries prior to or on the Anticipated Closing Date pursuant to any Asset Disposition), marketable securities, accounts, interest and other receivables (to the extent determined to be fully collectible), and deposits (to the extent fully refundable to the Company), in each case determined in a manner consistent with the manner in which such items were historically determined and in accordance with the Company Balance Sheet, minus (b) to the extent unpaid, the portion of the Proxy Expenses required to be borne and paid by the Company pursuant to Section 8.9, minus (c) the sum of the Company’s accounts payable and accrued expenses, in each case determined in a manner consistent with the manner in which such items were historically determined and in accordance with the Company Balance Sheet, minus (d) the cash cost of any unpaid “single-trigger” change of control payments or severance, termination or similar payments (including any COBRA related obligations) that are or become due solely as a result of the Transactions to any current or former employee, director or independent contractor of the Company (provided that the MRIP Closing Consideration shall be disregarded for purposes of this clause (d), and instead shall be paid out of the Closing Cash Consideration as set forth in Section 5.19), minus (e) any unpaid fees and expenses (including any attorney’s, accountant’s, financial advisor’s or finder’s fees) for which the Company is liable, including those which have been incurred by the Company in connection with this Agreement and the Transactions and remain so unpaid, minus (f) any and all of the Company’s other current and long-term liabilities payable in cash, in each case to the extent not paid or cancelled at or prior to the Anticipated Closing Date or scheduled for cancellation prior to the Closing (other than any remaining post-Closing liabilities associated with the Real Property Leases, which liabilities shall not be so subtracted), minus (g) the aggregate estimated cost to sever all employees and independent contractors of the Company other than the Designated Employees, minus (h) the cost of obtaining a tail policy for the D&O Insurance (unless paid prior to the Closing).

“Net Cash Threshold” means $8,000,000.

“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority, arbitrator or other tribunal, whether temporary, preliminary, or permanent.

“PEO” means a professional employer organization or co-employer organization.

“PEO Benefit Plan” means an Employee Benefit Plan that is sponsored by a PEO under which any current or former employee, director, manager, officer, consultant, independent contractor (or the beneficiaries or dependents of any of them) of the Company or a Subsidiary of the Company is receiving, or may be eligible to receive, benefits in connection with the Company’s current or past engagement of a PEO.

“Per Share Cash Consideration” means the quotient of: (a) the Closing Cash Consideration minus the aggregate amount of MRIP Closing Consideration; divided by (b) the Company Fully Diluted Shares.

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“Permitted Lien” means (a) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business that are not due and payable or that are being contested in good faith by appropriate proceedings; (b) Liens for Taxes that are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company’s consolidated financial statements; (c) Liens affecting the interest of the grantor of any easements benefiting any real property provided such easements do not materially impair the continued use and operations of the Leased Real Property; (d) defects or irregularities in title, easements, rights of way, covenants, restrictions, and other, similar Liens that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the properties and assets to which they relate; (e) zoning, building and other similar Laws imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (f) statutory Liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (g) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; (h) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business and restrictions associated with third party rights and licenses; and (i) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased property or assets that do not, individually or in the aggregate, materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property or assets of the Company and the Company Subsidiaries taken as a whole.

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means data or other information that is defined as “personal information,” “personal data,” “personally identifiable information,” or “protected health information” or equivalent terms under any applicable Law.

“Processed” means any operation or set of operations that is performed on data, including access, collection, use, processing, securing, storage, transfer, disclosure, destruction, modification, or disposal.

“Real Property Leases” means the leases, subleases, licenses, sublicenses, and occupancy agreements, together with all amendments, modifications, and side letters thereto, underlying the Leased Real Property or otherwise affecting the Leased Real Property.

“Registrations” means authorizations, approvals, clearances, licenses, permits, certificates, registrations, listings, or exemptions issued by the International Organization for Standardization or any Governmental Authority (including 510(k) or pre-market notification clearances, pre-market approvals, investigational device exemptions, certifications, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) that are required for the procurement, research, development, manufacture, processing, distribution, marketing, storage, transportation, testing, screening, use and sale of the Company Products.

“Release” means any release, spilling, leaking, pumping, pouring, discharging, emitting, emptying, escaping, leaching, injecting, dumping, abandonment, or disposing into the environment.

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“Remedial Action” means any removal, abatement, response, investigative (including pre-remedial studies, investigations or monitoring), treatment, cleanup, restoration and/or monitoring activities undertaken to address any pollution, contamination, degradation, damage or injury caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, or Release of any Hazardous Material.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, consultants, investment bankers, brokers, and other advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended and the regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Security Incident” means any (a) breach of security, phishing incident, ransomware or malware attack affecting any Company Systems, or (b) incident in which Personal Information is Processed (including any exfiltration or disclosure) in an unauthorized or unlawful manner.

“Stock Plans” means the Company’s Twelfth Amended and Restated 2004 Stock Option and Incentive Plan, the Company’s 2022 Equity Incentive Plan, and the Company’s 2009 Non-Qualified Inducement Stock Plan, including any sub-plans, and any other stock option, stock bonus, stock award, or stock purchase plan, program, standalone stock grant agreement, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof or any other Contract entered into by the Company or any of the Company Subsidiaries.

“Subsidiary” means, in relation to a Person, an Entity in which such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” means a bona fide Acquisition Proposal that did not result from a material breach of Section 5.3 and relating to an Acquisition Transaction that, if consummated, would result in a Person owning, directly or indirectly, (a) more than 50% of the outstanding shares of the Company Common Stock or (b) more than 50% of the assets of the Company and the Company Subsidiaries, taken as a whole, in either case, which the Company Board reasonably determines in good faith (after consultation with its outside legal counsel), based on such matters that the Company Board reasonably deems relevant (including the likelihood of consummation thereof), and taking into account any revisions to the terms of this Agreement and the Merger proposed by Parent during the applicable Notice Period set forth in Section 5.3(e), if any, would result in a transaction more favorable to the holders of the Company Common Stock from a financial point of view than the Merger.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee in the nature of a tax, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.

“Tax Return” means any return (including any information return), declaration, schedule, form, or Tax election, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

“Trade Secrets” has the meaning given to it under the United States Uniform Trade Secrets Act.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Unvested Company Option” means an outstanding and unexercised Company Option (or portion thereof) that is not a Vested Company Option.

“Vested Company Option” means a Company Option (or portion thereof) that is vested as of immediately prior to the Effective Time and includes any Company Option (or portion thereof) which accelerates vesting contingent and effective immediately prior to the Effective Time or in connection with the Closing.

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EXHIBIT B

FORM OF CVR AGREEMENT

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of [●] (the “Effective Date”), is entered into by and between electroCore, Inc., a Delaware corporation (“Parent”), and [●], a [●] (the “Rights Agent”).

PREAMBLE

WHEREAS, Parent, Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and NeuroMetrix, Inc., a Delaware corporation (the “Company”) have entered into an Agreement and Plan of Merger dated as of December 17, 2024 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the merger as a subsidiary of Parent (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, as a result of the consummation of the Merger, the holders of Company Common Stock, Company RSAs, Company RSUs and, if and when applicable pursuant to the terms of the Merger Agreement, Company Preferred Stock and Company Options (with each such term as defined in the Merger Agreement; and such holders, collectively, the “Holders”), will become entitled to receive certain contingent cash payments as hereinafter described;

1[WHEREAS, the Company has entered into [a][certain] Disposition Agreement[s] (as defined below), pursuant to which the Company has agreed to dispose of certain of the DPNCheck® Assets as described therein;]

[WHEREAS, pursuant to the Disposition Agreement[s], and in accordance with the terms and conditions thereof, the applicable Buyer (as defined below) agreed to make certain payments to the Company, including upon the achievement of certain milestones and occurrence of certain events]; and

WHEREAS, Parent has agreed, pursuant to the terms of the Merger Agreement, to enter into this Agreement to provide the Holders with the right to receive certain future contingent payments (if any) arising out of (i) sales of the Company’s products marketed under the brand name Quell or (ii) proceeds received by the Company with respect to the Dispositions (as defined below).

1 Throughout this Agreement, bracketed portions (or other references to the Disposition Agreements) to be modified to conform to the actual Disposition Agreement or (Disposition Agreements) with respect to any DPNCheck® Assets that shall have been entered into prior to the Effective Date.

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NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the benefit of all Holders, as follows:

Article 1

DEFINITIONS

Section 1.01 Definitions. The following terms shall have the meanings ascribed to them as follows:

“Acting Holders” means any Holder or Holders of at least fifty percent (50%) of the outstanding CVRs as set forth on the CVR Register.

“Affiliate” means with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such first person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Buyer” means any person or entity who has entered into a Disposition Agreement with any Company Entity.

“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any subsidiary (direct or indirect) of Parent), (b) a merger, consolidation or other business combination involving Parent in which Parent is not the surviving entity or (c) any other transaction (including any issuance of securities) involving Parent in which the holders of voting securities of Parent immediately prior to such transaction collectively own securities representing less than 50% of Parent’s voting power immediately after such transaction, in the case of each of the foregoing clauses (a), (b) and (c), whether effected directly or indirectly, and whether effected in a single transaction or a series of related transactions.

“Company Entity” means any of Parent, the Company or their respective Affiliates.

“CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement.

“Disposition” means the relevant sale, license, transfer or other disposition of any of the DPNCheck® Assets as provided in [the][a] Disposition Agreement.

“Disposition Agreement” means [each of] the following: [●].2

“Distribution” means, for any given Distribution Period:

(a) an amount equal to (i) Pre-MRIP Adjusted Proceeds, minus (ii) all MRIP Contingent Consideration payable pursuant to, and as defined in, Section 5.19 of the Merger Agreement, with respect to the Pre-MRIP Adjusted Proceeds for such Distribution Period (which MRIP Contingent Consideration shall be paid by Parent separately pursuant to Section 5.19 of the Merger Agreement, and assuming such payment is made);

2 To include reference to the actual Disposition Agreement(s) that shall have been entered into prior to the Effective Date.

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divided by (b) the aggregate number of CVRs held by Holders as reflected in the CVR Register as of the close of business on the last day of such Distribution Period.

“Distribution Calculation Date” means (a) July 1, 2025, solely in the event that any Gross Proceeds shall have been received by any Company Entity prior to such date, and (b) thereafter, the 1st day of January of each calendar year.

“Distribution Period” means the period from, and including, a Distribution Calculation Date to, but excluding, the next Distribution Calculation Date; provided that (a) the initial Distribution Period shall commence on, and include, the Effective Date and end on, but exclude, the first Distribution Calculation Date and (b) in the event that any Gross Proceeds shall have been received by any Company Entity prior to July 1, 2025, the Pre-MRIP Adjusted Proceeds with respect to such Distribution Period shall only include eighty percent (80%) of such Gross Proceeds, and the remaining twenty percent (20%) of any Gross Proceeds received by any Company Entity during such Distribution Period shall be deferred for Distribution in connection with the Distribution Period ending on December 31, 2025.

“DPNCheck® Assets” means any assets, technology and intellectual property rights that are owned by, assigned to, or exclusively licensed by the Company and relating solely to the DPNCheck® Business, in each case, in existence on the date of the Merger Agreement.

“DPNCheck® Business” means the development, manufacturing, production, import, export, use, sale, commercialization, promotion, marketing, disposition or other exploitation of the Company’s medical device currently marketed under the brand name “DPNCheck®,” which is a nerve conduction test used to evaluate peripheral neuropathies, as such activities are conducted by or on behalf of the Company as of the date of the Merger Agreement.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereby.

“First Net Sales Period” means the twelve-month period beginning on the first day of the first full calendar month after the Effective Date.

“First Quell Net Sales Payment” means an amount equal to the lesser of (a) eight percent (8%) of the Quell Net Sales during the First Net Sales Period and (b) $500,000; provided that if eight percent (8%) of the Quell Net Sales during the First Net Sales Period is less than $25,000, the First Quell Net Sales Payment shall be $0.00.

“Gross Proceeds” means, with respect to any Distribution Period during the Term, without duplication, the sum of all cash consideration (including any upfront payments, milestone payments, royalties and other amounts) paid to any Company Entity during such Distribution Period under [the][any] Disposition Agreement.

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“Officer’s Certificate” means a certificate (a) signed by an authorized officer of Parent or the Company, in his or her capacity as such, and (b) delivered to the Rights Agent.

“Permitted Transfer” means a transfer of one or more CVRs (a) upon death by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) made pursuant to a court order; (d) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner.

“Net Sales Period” means each of the First Net Sales Period and the Second Net Sales Period.

“Net Sales Person” means any Company Entity, any person or entity that is (directly or indirectly) granted a license or sublicense to practice any rights pertaining to any Quell Products, or any person or entity to whom any rights or assets pertaining or relating to any Quell Product are transferred or assigned.

“Pre-MRIP Adjusted Proceeds” means, for any given Distribution Period during the Term, (a) Gross Proceeds received by the Company Entities during such Distribution Period, plus (b) the First Quell Net Sales Payment (with respect to the Distribution Period during which the First Net Sales Period ends), plus (c) the Second Quell Net Sales Payment (with respect to the Distribution Period during which the Second Net Sales Period ends), minus (d) Transaction Expenses of the Company Entities with respect to or incurred during such Distribution Period. For the avoidance of doubt, to the extent that a calculation of Pre-MRIP Adjusted Proceeds yields a negative number, then (i) the Pre-MRIP Adjusted Proceeds for such Distribution Period shall be zero and (ii) the absolute value of such negative number shall be treated as Transaction Expenses of the Company Entities for the next Distribution Period.

“Quell Net Sales” means, with respect to a Net Sales Period, the total gross amount that is collected by or on behalf of any Net Sales Person for the sale of any Quell Products to third parties, less deductions for: (a) customs and excise duties, tariffs and other taxes related to the sales to the extent that such items are included in the gross amount invoiced; (b) amounts repaid or credited by reason of product returns; (c) normal and customary trade, quantity and prompt settlement discounts (including chargebacks and allowances) actually allowed; and (d) freight, transportation, warehousing, packaging and shipping charges to the extent that such items are included in the gross amount invoiced.

“Quell Products” means any of the Company’s prescription wearable neurotherapeutics devices currently marketed under the brand name “Quell.”

“Requisite Holders” means any Holder or Holders of at least twenty percent (20%) of the outstanding CVRs as set forth on the CVR Register.

“Second Net Sales Period” means the twelve-month period beginning on the first day after the end of the First Net Sales Period.

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“Second Quell Net Sales Payment” means an amount equal to the lesser of (a) six percent (6%) of the Quell Net Sales during the Second Net Sales Period and (b) an amount equal to (i) $500,000 minus (ii) the amount of the First Quell Net Sales Payment; provided that if six percent (6%) of the Quell Net Sales during the Second Net Sales Period is less than $25,000, the Second Quell Net Sales Payment shall be $0.00.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations promulgated thereby.

“Term” means the period commencing on the Effective Date and ending on the earlier of (a) December 31 of the calendar year in which Parent shall have caused to be paid to the Holders pursuant to the terms hereof all Distributions with respect to all payments (including any contingent payments) contemplated to be made by the applicable Buyer pursuant to [the][each] Disposition Agreement, and (b) December 31 of the calendar year in which the five (5) year anniversary of the Effective Date shall have occurred (provided that if such five (5) year anniversary shall be during the month of December, such date shall be extended until March 31 of the immediately subsequent calendar year).

“Transaction Expenses” means, with respect to any Distribution Period during the Term, without duplication, (a) an expense reimbursement in the amount of $25,000 for each Distribution Period (pro-rated for any Distribution Period that is shorter than twelve months) to compensate the Company Entities for the administrative costs of complying with this Agreement, (b) all fees of the Rights Agent paid by the Company Entities pursuant to this Agreement for the applicable Distribution Period, (c) any payments made by any Company Entity pursuant to Section 3.02(f), Section 3.02(g) or Section 4.06 (but excluding any such payments to the extent they are (i) determined by a court of competent jurisdiction in a final and non-appealable decision or, in the case of an appealable decision, if the applicable Company Entity does not timely appeal such decision, to have arisen primarily as a result of a breach by any Company Entity of this Agreement or any Disposition Agreement or (ii) agreed to be made by a Company Entity under any compromise, settlement, stipulation or similar agreement in respect of a claim made by a party to this Agreement or any Disposition Agreement that any Company Entity has breached this Agreement or any Disposition Agreement), (d) out-of-pocket costs and expenses (if any) incurred by any of the Company Entities in connection with the termination or liquidation of any portion of the DPNCheck® Business that shall not have been the subject of a Disposition and (e) any tax imposed on the Company Entities on account of their receipt of Gross Proceeds and, without duplication, any income or other similar taxes payable by the Company Entities to the extent that such amount of tax liability would not have been incurred by the Company Entities but-for the receipt of such Gross Proceeds.

Article 2

CONTINGENT VALUE RIGHTS

Section 2.01 Holders of CVRs; Appointment of Rights Agent.

(a) The CVRs represent the rights of Holders (granted to the initial Holders as of the Effective Date and as may be additionally granted, in each case pursuant to the Merger Agreement) to receive the contingent cash payments set forth in this Agreement.

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(b) Parent hereby appoints the Rights Agent to act as rights agent for the Holders in accordance with the terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.02 Nontransferable. CVRs may not be sold, assigned, transferred, pledged, encumbered or transferred or disposed of in any other manner, in whole or in part, other than pursuant to a Permitted Transfer.

Section 2.03 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) CVRs shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the purposes of (i) identifying the Holders of CVRs and (ii) registering CVRs and Permitted Transfers thereof. Upon request of any Holder, the Rights Agent will make available to such Holder a list of the other Holders, the number of CVRs held by such Holder and the contact information maintained by the Rights Agent with respect to each Holder.

(c) Subject to the restriction on transferability set forth in Section 2.02, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in form reasonably satisfactory to the Rights Agent, duly executed by the registered Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement, register the transfer of the applicable CVRs in the CVR Register. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio. Any transfer or assignment of CVRs shall be without charge (other than the cost of any transfer tax) to the applicable Holder.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.04 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or the Company.

(a) CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable in respect of CVRs.

(b) CVRs shall not represent any equity or ownership interest in the Company, Parent or any of their Affiliates.

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Section 2.05 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or the Company without consideration therefor. Nothing in this Agreement is intended to prohibit Parent or the Company from offering to acquire CVRs for consideration in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of this Agreement, including the definition of Acting Holders and Article 5.

Article 3

THE RIGHTS AGENT

Section 3.01 Certain Duties and Responsibilities.

(a) The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith or gross negligence of the Rights Agent.

(b) Each Holder shall be deemed to have irrevocably appointed, authorized and directed the Rights Agent (including any successor in accordance with this Article 3) to act as the Rights Agent. Without limiting the generality of the foregoing, the Rights Agent shall have full power and authority, and is hereby directed, for and on behalf of the Holders, to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Rights Agent hereunder in connection with the transactions contemplated hereby or by the Acting Holders or the Requisite Holders, as applicable, in writing.

(c) The Rights Agent may in its discretion or upon the written request of the Acting Holders or the Requisite Holders, as applicable, proceed to and shall be entitled and empowered to protect and enforce the rights of the Holders hereunder by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights.

Section 3.02 Certain Rights of Rights Agent.

(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent.

(b) The Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(c) Whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate or the written direction of the Acting Holders or the Requisite Holders, as applicable.

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(d) The Rights Agent may engage and consult with counsel of its selection and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) Any permissive rights of the Rights Agent hereunder shall not be construed as a duty.

(f) Parent agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage or expense (“Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with such performance, except to the extent such Loss shall have been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s gross negligence, bad faith or willful misconduct. Parent’s obligations under this Section 3.02(f) to indemnify the Rights Agent shall survive the resignation or removal of any Rights Agent and the termination of this Agreement.

(g) In addition to the indemnification provided under Section 3.02(f), Parent agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and Parent on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent promptly upon demand for all reasonable and documented out-of-pocket expenses, including all taxes (other than income, receipt, franchise or similar taxes) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement.

Section 3.03 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(b) Parent shall have the right to remove the Rights Agent at any time by a resolution of Parent’s board of directors specifying a date when such removal shall take effect. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least 60 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(c) If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent by a resolution of Parent’s board of directors, and which successor Rights Agent shall, unless otherwise consented to in writing by the Acting Holders, be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.03(c) and Section 3.04, become the Rights Agent for all purposes hereunder.

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(d) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.04, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

(e) The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.04 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of Parent or the successor Rights Agent, such resigning or removed Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.

Article 4

COVENANTS

Section 4.01 List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, (a) with respect to Holders of CVRs granted with respect to shares of Company Common Stock, in such form as Parent receives from the Company’s former transfer agent with respect to such shares of Company Common Stock, the names and addresses of such Holders within twenty (20) Business Days following the Effective Date and (b) with respect to Holders of CVRs granted with respect to Company RSUs, Company RSAs or Company Options, the name and address of each such Holder set forth in the books and records of the Company at the Effective Time and in accordance with the terms of the Merger Agreement, within twenty (20) Business Days following the Effective Date. Thereafter, Parent shall furnish or cause to be furnished to the Rights Agent the names and addresses of any Holders to whom CVRs shall be required to be created pursuant to the Merger Agreement, including as a result of the conversion of any shares of Company Preferred Stock pursuant to the terms thereof.

Section 4.02 Payments.

(a) Parent shall deposit, or shall cause to be deposited, with the Rights Agent for payment to the Holders, the amount of the Distribution due with respect to a Distribution Period included in the Term: (a) no later than August 1, 2025, with respect to the Distribution to be made with a Distribution Calculation Date of July 1, 2025 (if any); and (b) with respect to the remaining Distributions, no later than ten (10) days following the date that an Annual Report on Form 10-K for the year preceding the applicable Distribution Calculation Date is required to be filed by Parent pursuant to the Exchange Act (provided that, if for any reason Parent shall cease to be subject to the reporting requirements of sections 13 and 15(d) of the Exchange Act, Parent shall deposit such amounts no later than sixty (60) days following the end of the applicable Distribution Period). In each of the foregoing cases, the Rights Agent will promptly, and in any event within five (5) Business Days of deposit of such amounts, pay the applicable Distributions to the Holders.

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(b) Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each payment otherwise payable pursuant to this Agreement, such amounts as the applicable Company Entity is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld and paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(c) The parties hereto agree that for U.S. federal income tax purposes, the CVRs are delivered to the Holders as partial consideration in the merger of Merger Sub with and into the Company as contemplated by the Merger Agreement, and Parent shall report the CVRs as gross proceeds from the disposition of shares of Company Common Stock and file or cause to be reported and filed all tax returns consistently therewith to the extent required by applicable law.

Section 4.03 Books and Records. During the Term and for a period of three (3) years thereafter, Parent shall, and shall cause the Company Entities to, keep records in sufficient detail to enable the Holders to determine the amounts payable hereunder.

Section 4.04 Reporting.

(a) During the Term, Parent shall provide to the Rights Agent the following information as of each date of deposit of the applicable Distribution, with respect to the corresponding Distribution Period: Gross Proceeds, Quell Net Sales (with respect to the applicable Distribution Periods and including an itemization of the deductions contemplated in the definition thereof), Transaction Expenses, Pre-MRIP Adjusted Proceeds, MRIP Contingent Consideration, and the calculation of Distributions, in each of the foregoing cases in accordance with the definitions thereof as set forth in this Agreement or in the Merger Agreement, as the case may be. Delivery of the reports, information and documents described in this Section 4.04(a) shall not constitute constructive notice of any information contained therein or determinable therefrom, including Parent’s compliance with any of its covenants or other obligations hereunder. All amounts described above shall be calculated in accordance with GAAP and in a manner consistent with Parent’s accounting practices and its most recent annual audited financial statements filed with the SEC, except as otherwise set forth herein.

(b) During the Term, Parent shall make available to the Rights Agent or any designated representative of the Requisite Holders copies of development reports, royalty reports and any other material correspondence or progress reports received by the Company Entities under [the][any] Disposition Agreement within the current and the prior two calendar years.

Section 4.05 Audit Rights. The Rights Agent shall have the right to request, and if so instructed by the Requisite Holders, the Rights Agent shall request, an audit (which request shall not be made more than once per calendar year) of the applicable Distributions payable with respect to Distribution Periods in the prior calendar year and the current calendar year. The audit shall be conducted by an independent public accounting firm mutually selected by Parent and the Rights Agent. Parent may require such accounting firm to execute a reasonable confidentiality agreement with Parent prior to commencing the audit. Parent, on one hand, and the Rights Agent, on the other hand, may submit to such independent accounting firm its own positions regarding the determination of the applicable amounts of the Distributions (and the Rights Agent shall so submit the positions that the Requisite Holders shall have instructed the Rights Agent to submit), Gross Proceeds, Quell Net Sales, and Transaction Expenses, in each case for the applicable Distribution Periods subject to such audit. The fees of the auditor shall be borne by the Holders, unless the audit reveals the underpayment of Distributions by more than 10% in the aggregate over the audited Distribution Periods, in which case Parent shall bear the costs of the audit. Following such an audit, any overpayment of Distributions shall be withheld from future Distributions, while any underpayment shall be paid to the Holders together with the next regularly occurring Distribution.

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Section 4.06 Enforcement and Compliance. During the Term, Parent shall, and shall cause the applicable Company Entities to, use commercially reasonable efforts to (a) consummate the transactions contemplated by [the][any] Disposition Agreement, (b) comply in all material respects with their respective covenants, obligations and agreements under [the][any] Disposition Agreement, and (c) enforce such Company Entity’s rights under [the][each] Disposition Agreement and exercise such rights and remedies available with respect thereto, whether under [the][such] Disposition Agreement or by operation of applicable law; provided that Parent shall not be obligated to incur any costs or expenses in connection with its obligations under this Section 4.06 which costs or expenses are not reasonably expected by Parent, in its reasonable discretion, to be offset in full by Gross Proceeds to be received during the Term.

Section 4.07 Change of Control. In the event that Parent desires to consummate a Change of Control during the Term, Parent will cause the person acquiring or succeeding to Parent (if applicable pursuant to the structure of such Change of Control) in connection with such Change of Control to assume Parent’s obligations, duties and covenants under this Agreement, effective as of the effective time of such Change of Control and in an instrument supplemental hereto executed and delivered by such person to the Rights Agent.

Article 5

AMENDMENTS

Section 5.01 Amendments Without Consent of Holders.

(a) Parent and the Rights Agent at any time or from time to time, without the consent of any of the Holders, may enter into one or more amendments hereto for any of the following purposes:

(i) to evidence the appointment of another person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;

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(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall determine to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders; or

(iv) as may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Exchange Act.

(b) Promptly after the execution by the parties of any amendment pursuant to the provisions of this Section 5.01, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, including a copy of such amendment and setting forth in general terms the substance of such amendment.

Section 5.02 Amendments with Consent of Holders.

(a) In addition to any amendments to this Agreement that may be made without the consent of any Holder pursuant to Section 5.01, with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Acting Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interests of the Holders.

(b) Promptly after the execution by the parties of any amendment pursuant to the provisions of this Section 5.02, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, including a copy of such amendment and setting forth in general terms the substance of such amendment.

Section 5.03 Execution of Amendments. In executing any amendment permitted by this Article 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon Officer’s Certificates of Parent stating that its execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.04 Effect of Amendments. Upon the execution of any amendment under this Article 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

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Article 6

MISCELLANEOUS

Section 6.01 Notices. All notices, requests and other communications to the parties hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received or otherwise with acknowledgment of receipt) and shall be given:

(a) if to the Rights Agent, to:

[____________________]

[____________________]

Attention:

Email:

(b) if to Parent, to:

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

Attention: Dan Goldberger

Email: dan.goldberger@electrocore.com

with a copy to (which shall not constitute notice):

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ira Kotel and Ilan Katz

Email: ira.kotel@dentons.com; ilan.katz@dentons.com

or to such other address or email address as such party may hereafter specify for the purpose by written notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 6.02 Notice to Holders. All notices, requests and communications required to be given to the Holders shall be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.03 Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

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Section 6.04 Successors and Assigns. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns. The Rights Agent may not assign this Agreement without Parent’s prior written consent. Parent may not assign this Agreement without the prior written consent of the Acting Holders. Each of Parent’s successors and assigns shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the Distributions and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. Any attempted assignment of this Agreement or any of such rights in violation of this Section 6.04 shall be void and of no effect.

Section 6.05 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns. The Rights Agent or the Requisite Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.

Section 6.06 Governing Law. This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 6.07 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.01 shall be deemed effective service of process on such party.

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Section 6.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 6.08.

Section 6.09 Severability Clause. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall for any reason be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.11 Termination. This Agreement shall be terminated and of no force or effect, and the parties hereto shall have no liability hereunder on the last day of the Term. Section 3.02(f), Article 6 and any provisions which by their own terms require performance following the end of the Term (including any payments required to be made after the end of the Term with respect to Distributions relating to Distribution Periods occurring within the Term) shall survive the expiration or termination of this Agreement in accordance with their own terms. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement will relieve any party hereto of any liability for any breach of this Agreement occurring prior to such termination.

Section 6.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: singular terms shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d) To the extent any amounts required to be calculated or determined hereunder, including any Gross Proceeds or Transaction Expenses, are incurred or paid in a currency other than U.S. dollars, such amounts shall be converted into U.S. dollars using the applicable exchange rate in effect for the date on which such amount was paid or incurred, as reported by The Wall Street Journal.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ELECTROCORE, INC.

By:
Name:	Dan Goldberger
Title:	President and Chief Executive Officer

[RIGHTS AGENT]

By:
Name:
Title:

Signature page to Contingent Value Rights Agreement

EXHIBIT C

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEUROMETRIX, INC.

ARTICLE I

NAME

The name of the corporation is NeuroMetrix, Inc. (hereinafter called the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

4.1 Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand two hundred (1,200) shares, of which (i) one thousand (1,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) two hundred (200) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issuance of the Preferred Stock for one or more series of Preferred Stock and to establish or change from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted (including prior to, on or after the date hereof) by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

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4.3 Common Stock.

a. Voting.

(i) Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fourth Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

b. Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

c. Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

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ARTICLE V

STOCKHOLDER ACTION

5.2 Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

5.3 Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

6.1 General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

6.2 Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

6.3 Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The Directors of the Corporation initially will be assigned to be Class I Directors, Class II Directors and Class III Directors of the Corporation in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors served for a term expiring at the annual meeting of stockholders held in 2005, the initial Class II Directors served for a term expiring at the annual meeting of stockholders held in 2006, and the initial Class III Directors served for a term expiring at the annual meeting of stockholders held in 2007. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

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6.4 Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

6.5 Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

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ARTICLE VIII

AMENDMENT OF BYLAWS

8.1 Amendment by Directors. Except as otherwise provided by law, the Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

8.2 Amendment by Stockholders. The Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the Bylaws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

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ARTICLE X

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

10.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Fourth Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Section 10.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

10.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XI

SEVERABILITY

If any provision or provisions (or any part thereof) of this Fourth Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Fourth Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Fourth Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Fourth Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Fourth Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

*      *      *      *      *

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EXHIBIT D

BYLAWS of the SURVIVING CORPORATION

AMENDED AND RESTATED

BYLAWS

OF

NEUROMETRIX, INC.

(the “Corporation”)

ARTICLE I
OFFICES

SECTION 1.01. Registered Office. The address of the registered office of the Corporation in the State of Delaware shall be at the location originally designated upon formation of the Corporation or at a location otherwise designated by the Corporation’s Board of Directors (the “Board of Directors”). The Corporation’s registered agent shall be the agent originally designated upon formation of the Corporation or as otherwise designated by the Board of Directors.

SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors or principal executive officer may from time to time determine or the business of the Corporation may require, so long as the Corporation is qualified to do business in such place.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meeting.

(a) The annual meeting of stockholders for the election of directors, and for the transaction of any other proper business, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in SECTION 2.01(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this SECTION 2.01.

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(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of SECTION 2.01(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”) and applicable law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined in this SECTION 2.01(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c) Notwithstanding anything in the second sentence of SECTION 2.01(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

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(d) Only such persons who are nominated in accordance with the procedures set forth in this SECTION 2.01 (or elected or appointed pursuant to ARTICLE IV of these Bylaws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION 2.01. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

SECTION 2.02. Special Meeting.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s certificate of incorporation (as may be amended from time to time, the “Certificate of Incorporation”), may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President, the Chief Executive Officer or the Secretary at the request in writing of stockholders owning not less than ten percent (10%) of the capital stock of the Corporation issued and outstanding and entitled to vote.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Nothing contained in this SECTION 2.02(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

SECTION 2.03. Place of Meeting. All meetings of stockholders shall be held at such place, if any, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation. Alternatively, the Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, determine that the meeting shall not be held at any specific place, but may instead be held solely by means of remote communication as provided under the DGCL.

SECTION 2.04. Notice of Meeting. Written or other proper notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meetings, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting, except for any notice of a meeting to act on a plan of merger or consolidation or on the sale, lease or exchange of all or substantially all of the Corporation property and assets (including its goodwill and corporate franchises), which shall be given not fewer than twenty (20) nor more than sixty (60) days in advance of such meeting.

SECTION 2.05. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a specific place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by SECTION 2.12 and the DGCL, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

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SECTION 2.06. Quorum. At any meeting of the stockholders, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, provided, however, that where a separate vote by a class or series is required with respect to the matter, a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall also be required for a quorum with respect to the matter. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.07. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is present or represented, the Corporation may transact any business which might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.08. Voting. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, including without limitation, SECTION 3.02: (a) each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder; (b) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors; (d) where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter; and (e) the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

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SECTION 2.09. Action by Written Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this SECTION 2.09, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For the purposes of this SECTION 2.09 to the extent permitted by law, an electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated as of the date on which such writing or other electronic transmission is transmitted, and any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 2.10. Voting of Stock of Certain Holders. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of SECTION 2.05, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Shares of the Corporation’s capital stock standing in the name of another business entity, domestic or foreign, may be voted by such officer, agent, or proxy as these Bylaws or applicable governance document of such business entity may prescribe, or in the absence of such provision, as the board of directors or applicable managers of such business entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, either in person or by proxy.

SECTION 2.11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the Corporation’s capital stock.

SECTION 2.12. Record Date. The Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

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(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02. Number, Election and Term. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at the annual meeting of stockholders, except as provided in SECTION 3.03, and each director elected shall hold office until his or her successor has been elected and qualified or, if earlier, his or her death, resignation, retirement, disqualification or removal.

(b) The vote of any stockholder on an election of directors may be taken in any manner and no such vote shall be required to be taken by written ballot or by electronic transmission unless otherwise required by law.

(c) Directors need not be residents of the state of Delaware, citizens of the United States of America or stockholders of the Corporation.

(d) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled.

SECTION 3.03. Vacancies, Additional Directors, and Removal from Office.

(a) Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, if any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), even though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

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(b) Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (1) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors or (2) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation, entitled to elect such director.

SECTION 3.04. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt by the Corporation of such notice or at a later time, or upon the occurrence of a later event or events, as the director may specify in the notice.

SECTION 3.05. Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without other notice than this SECTION 3.05, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors may be held at such places (within or without the state of Delaware), if any, and at such times as the Board of Directors may provide, by resolution, without other notice than such resolution.

SECTION 3.06. Special Meetings. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors, by the President of the Corporation or the Chief Executive Officer of the Corporation. Further, the Secretary shall call a special meeting of the Board of Directors on the written request of any director. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to the time of such meeting and shall be given in writing or by electronic transmission pursuant to SECTION 5.01. Each such notice shall state the time and place (within or without the state of Delaware), if any, of the meeting but need not state the purposes thereof, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute or by these Bylaws.

SECTION 3.07. Quorum and Voting. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving (not including any vacancies); provided, however, that such number shall never be less than one-third (1/3) of the total number of directors except that when one director is authorized, then one director shall constitute a quorum. At any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in this SECTION 3.07 to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. A director of the Corporation who is present at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

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SECTION 3.08. Meetings by Electronic Communications Equipment. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.09. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or serving on such committees.

SECTION 3.11. Chairman of the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the Corporation.

ARTICLE IV
COMMITTEES

SECTION 4.01. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the Corporation. Unless prohibited by Section 141(c) of the DGCL, the committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. The committee may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

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SECTION 4.02. Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and actions and report on its proceedings and actions to the Board of Directors when required.

ARTICLE V
NOTICE

SECTION 5.01. Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, member of any committee or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director, member, or stockholder at his, her or its address as it appears on the records of the Corporation or at his, her or its residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with the United States Postal Service. Notice also may be given in any other proper form, as authorized by the DGCL. Notice that is given by facsimile shall be deemed delivered when sent to a number at which any director, member or stockholder has consented to receive such notice. Notice that is given in person or by telephone shall be deemed to be given when the same shall be delivered. Without limiting the manner by which notice otherwise may be given effectively to any director, member or stockholder, any notice given under any provision of these Bylaws shall be effective if given by a form of electronic transmission consented to by such person. Notice given by electronic mail shall be deemed delivered when directed to an electronic mail address at which such person has consented to receive notice and notice given by a posting on an electronic network together with separate notice to such person of such specific posting shall be deemed delivered upon the later of (a) such posting and (b) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to any director, member or stockholder in the manner consented to by such director, member or stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that a notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 5.02. Consent to Electronic Notice. Subject to the limitations set forth in Section 232(e) of the DGCL, each stockholder, by acceptance of his or her certificate for shares of capital stock of the Corporation, consents to the delivery of any notice to stockholders given by the Corporation under the DGCL or the Certificate of Incorporation or these Bylaws by (i) facsimile telecommunication to the facsimile number for the stockholder, if any, in the Corporation’s records, (ii) electronic mail to the electronic mail address for the stockholder, if any, in the Corporation’s records, (iii) posting on an electronic network together with separate notice to the stockholder of such specific posting, or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the stockholder. The foregoing consent may be revoked by a stockholder by written notice to the Corporation and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

SECTION 5.03. Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.04. Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.

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ARTICLE VI
OFFICERS

SECTION 6.01. Officers. The officers of the Corporation may include the following: a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary or a Treasurer. The Board of Directors may appoint such other officers and agents, including a Chief Executive Officer, Chief Financial Officer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person. None of the officers need be a director, and none of the officers need be a stockholder of the Corporation.

SECTION 6.02. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been elected and shall have qualified or until his or her death or the effective date of his or her resignation or removal.

SECTION 6.03. Removal and Resignation. Any officer elected by the Board of Directors may be removed with or without cause, for any or no reason, at any time by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.04. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.05. Salaries. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his or her also being a director.

SECTION 6.06. President; Chief Executive Officer. The President and the Chief Executive Officer (if such office is created by the Board of Directors), which posts may be held by the same or different persons, shall be the chief executive officers of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors (if such positions are created by the Board of Directors), the President or the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. Either such person may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board of Directors if he or she is so designated by the Chairman, or in the Chairman’s absence by the Vice Chairman. Both shall have the power to appoint and remove subordinate officers, agents, and employees, except those elected or appointed by the Board of Directors. The President and the Chief Executive Officer both shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the Corporation. Either may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. Either shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and in general he or she shall perform all other duties normally incident to the office of President or Chief Executive Officer, as the case may be, and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

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SECTION 6.07. Chief Financial Officer. The Chief Financial Officer (if such office is created by the Board of Directors) shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Chief Executive Officer, the President or by the Board of Directors. Subject to the authority of the Board of Directors, the Chief Financial Officer shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors shall designate from time to time.

SECTION 6.08. Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of their inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President and the Chief Executive Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.09. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation (if any), and see that the seal of the Corporation or a facsimile thereof (if any), is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address and electronic mail address (if provided) of each stockholder which shall be furnished by such stockholder; (e) sign with the President, the Chief Executive Officer or an Executive Vice President or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of SECTION 7.03 of these Bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President, or the Chief Executive Officer, a statement of financial condition of the Corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

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SECTION 6.11. Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Secretaries may sign, with the President, the Chief Executive Officer or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII
CONTRACTS, CHECKS, DEPOSITS AND SECURITIES

SECTION 7.01. Contracts. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into or execute or affix the seal of the Corporation or a facsimile thereof (if any) to, any contract and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless such power is so authorized or ratified by the Board of Directors, provided in these Bylaws, or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 7.02. Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors. The Board of Directors may delegate to an office the authority to make such determinations and authorizations.

SECTION 7.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

SECTION 7.04. Voting of Securities Owned by the Corporation. All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

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ARTICLE VIII
CERTIFICATES OF STOCK

SECTION 8.01. Form and Execution. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Certificates for the shares of stock, if any, of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of shares of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers, including but not limited to the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

SECTION 8.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require (a) the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, (b) such owner to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (c) both requirements set forth in (a) and (b) of this SECTION 8.02.

SECTION 8.03. Transfers. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

SECTION 8.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 8.05. Class or Series. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DCL or a statement that the Corporation will furnish without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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ARTICLE IX
DIVIDENDS

SECTION 9.01. Declaration. Subject to the provisions of the Certificate of Incorporation, if any, dividends with respect to the shares of the Corporation’s capital stock may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.02. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
INDEMNIFICATION

SECTION 10.01. Definitions. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this SECTION 10.01(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent Corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

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(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any Corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Corporation, partnership, limited liability company, joint venture or other entity.

SECTION 10.02. Indemnification of Directors and Officers. Subject to the operation of Section 10.04 of this Article X of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this SECTION 10.02 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

SECTION 10.03. Indemnification of Non-Officer Employees. Subject to the operation of Section 10.04 of this Article X of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this SECTION 10.03 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

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SECTION 10.04. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article X to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

SECTION 10.05. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article X shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 10.06. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

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(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 10.07. Contractual Nature of Rights.

(a) The foregoing provisions of this Article X shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article X is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article X shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 10.08. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article X shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 10.09. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article X.

SECTION 10.10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article X as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

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ARTICLE XI
RIGHT OF FIRST REFUSAL

SECTION 11.01. Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the Corporation (“Common Stock”) or any right or interest therein held by such stockholder, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”), except by a Transfer which meets the requirements hereinafter set forth in this SECTION 11.01.

(a) If the stockholder receives a bona fide offer acceptable to the stockholder to purchase any Common Stock held by such stockholder, then the stockholder shall first give written notice thereof to the Corporation (the “Transfer Notice”). The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred (the “Transfer Stock”), the price per share and all other terms and conditions of the offer.

(b) For fifteen (15) days following receipt of the Transfer Notice, the Corporation shall have the right to deny the Transfer by written notice for any legitimate corporate purpose, as determined by the Board of Directors, which shall include, but not be limited to: (i) if such Transfer to individuals, companies or any other form of entity identified by the Corporation as a potential competitor or considered by the Corporation to be unfriendly; or (ii) if such Transfer increases the risk of the Corporation having a class of security held of record by two thousand (2,000) or more persons, or five hundred (500) or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the Corporation to register any class of securities under the 1934 Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Corporation in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction. The Corporation or its assigns shall also, whether or not the Corporation has any legitimate corporate purpose for denying the Transfer, have the option to purchase any or all of the Transfer Stock at the price and upon the terms set forth in such Transfer Notice. In the event the Corporation elects to purchase any or all of the Transfer Stock, it shall give written notice to the selling stockholder of its election and settlement for said Common Stock shall be made as provided below in SECTION 11.01(c).

(c) If the Corporation or any assignee of the Corporation elects to acquire any of the Transfer Stock, the Corporation or such assignee shall so notify the selling stockholder and settlement thereof shall be made within thirty (30) days after the Corporation receives the Transfer Notice; provided that if the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the Corporation or such assignee may pay the cash value equivalent thereof, (as determined in good faith by the Corporation’s Board of Directors), on the same terms and conditions set forth in the Transfer Notice.

(d) If the Corporation or its assignee does not elect to acquire all of the Transfer Stock in accordance with SECTION 11.01(c) above, the selling stockholder may, within the sixty (60) day period following the Corporation’s receipt of the Transfer Notice, if the Corporation has not denied the Transfer in writing for a legitimate corporate purpose, sell all, but not less than all, of the Transfer Stock which was not acquired by the Corporation or its assignee, provided that said sale shall not be on terms or conditions more favorable to the purchaser than those contained in the bona fide offer set forth in the Transfer Notice. All Transfer Stock shall continue to be subject to the provisions of this SECTION 11.01 in the same manner as before said transfer.

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(e) Notwithstanding the above, the following transactions shall be exempt from the provisions of this SECTION 11.01:

(1) A stockholder’s transfer of any or all Common Stock to such stockholder’s spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), lineal or adopted descendent, father, mother, brother, or sister.

(2) A stockholder’s bona fide pledge or mortgage of any or all Common Stock with a commercial lending institution.

(3) A stockholder’s transfer of any or all of such stockholder’s Common Stock to any other stockholder of the Corporation.

(4) A stockholder’s transfer of any or all of such stockholder’s Common Stock to a person who, at the time of such transfer, is an officer or director of the Corporation in a transaction approved by the Board of Directors.

(5) In the case of a stockholder that is an entity, upon a transfer by such stockholder to any of its Affiliates (as hereinafter defined) or the stockholders, members, partners or other equity holders of it or its Affiliates, including but not limited to, transfers in connection with the dissolution of one or more of its Affiliates. “Affiliate” as used herein shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any partner, officer, director, or member of such person or entity and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners (or members thereof) or shares the same management company (or members thereof) with such person or entity.

(6) A stockholder’s transfer of any or all of such stockholder’s Common Stock that is subject to an agreement between such stockholder and the Corporation containing a contractual right of first refusal in favor of the Corporation (such agreement, a “ROFR Agreement”), provided that such stockholder’s transfer of shares is made in compliance with the terms of the ROFR Agreement.

(f) In any such case (including any transaction included in SECTION 11.01(e) above), the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of this SECTION 11.01, and there shall be no further transfer of such Common Stock except in accord with this SECTION 11.01.

(g) Any sale or Transfer, or purported sale or Transfer, of Common Stock shall be null and void unless the terms, conditions, and provisions of this SECTION 11.01 are strictly observed and followed.

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(h) The foregoing restriction on Transfer and right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1) upon the date Common Stock of the Corporation is first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; or

(2) upon any deemed liquidation event (as may be defined in the Certificate of Incorporation).

The certificates representing the Common Stock shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(i) The provisions of this SECTION 11.01 shall not apply to any Transfer of shares of preferred stock of the Corporation or the shares of Common Stock issued upon conversion thereof.

ARTICLE XII
MISCELLANEOUS

SECTION 12.01. Seal. The Board of Directors may, but is not required to, adopt a corporate seal. The corporate seal, if one is adopted by the Board of Directors, may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 12.02. Books and Records. The books and records maintained by the Corporation, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and may be kept (subject to any provision contained in the statutes) outside the state of Delaware at the offices of the Corporation, or at such other place or places as may be designated from time to time by the Board of Directors. The Corporation shall convert any records not kept in a paper medium upon the request of any person entitled to inspect such records pursuant to applicable law.

SECTION 12.03. Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

SECTION 12.04. Annual Report.

(a) Subject to the provisions of SECTION 12.04(b) below, the Board of Directors shall cause an annual report to be sent to each stockholder of the Corporation not later than one hundred twenty (120) days after the close of the Corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

(b) If and so long as there are fewer than one hundred (100) holders of record of the Corporation’s shares, the requirement of sending of an annual report to the stockholders of the Corporation is hereby expressly waived.

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SECTION 12.05. Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE XIII
SECTION HEADINGS

The headings contained in these Bylaws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these Bylaws.

ARTICLE XIV
AMENDMENT

SECTION 14.01. Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

SECTION 14.02. Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of the stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate of Incorporation, these Bylaws, or other applicable law.

* * End * *

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EXHIBIT E

FORM OF RESIGNATION LETTER

[DATE]

NeuroMetrix, Inc.

4B Gill Street

Woburn, MA 01801

Attention: Shai Gozani

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of December [●], 2024 (as amended, the “Merger Agreement”), by and among electroCore, Inc., a Delaware corporation (“Parent”), Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and NeuroMetrix, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned in the Merger Agreement.

Effective as of, and contingent upon, the Effective Time, I hereby voluntarily and irrevocably resign, without the need for acceptance or further action by any person, from any and all positions that I hold with the Company, including any position as a director, officer, manager or member of a board committee. Notwithstanding the foregoing, it is understood and agreed that the foregoing shall not constitute resignation from the undersigned’s employment with the Company, if applicable.

I acknowledge and confirm that, as of the Effective Time, I have no claim or right of action of any kind outstanding against the Company as a result of my position as a director, officer, manager or member of a board committee of the Company, other than any Retained Claim (as defined below). To the extent that any such claim (each such claim, other than a Retained Claim, a “Released Claim”) exists as of the Effective Time, effective as of immediately prior to the Effective Time, I hereby: (a) irrevocably waive such Released Claim and release the Company from any liability in respect thereof and (b) waive any right to indemnification from the Company (but not, for the avoidance of doubt, under any applicable director and officer insurance policy, to the extent of any available coverage) with respect to such Released Claim, including any right to advancement of expenses, under any Company organizational document or any other contract or agreement.

Notwithstanding the acknowledgement and release set forth above, I am not waiving any rights that I may have from and after the Effective Time (i) to receive the applicable Merger Consideration pursuant to the terms of the Merger Agreement, (ii) to receive the applicable Contingent Payments pursuant to the terms of the CVR Agreement, (iii) to receive payments pursuant to the MRIP, if applicable, (iv) with respect to any compensation that may become due as a result of any service provided after the Effective Time to the Company or any accrued and unpaid severance or similar compensation (including pursuant to any agreement relating to payment of severance), or (v) with respect to indemnification relating to (A) any Transaction Litigation, (B) any Legal Proceeding brought by a third party after the Agreement Date and prior to the Effective Time and which has been disclosed to Parent, or (C) any other Legal Proceeding that may be brought by a third party from and after the Effective Time, in each case in this clause (v) pursuant to the organizational documents of the Company or any indemnification or similar agreement existing as of the date hereof (each of the claims described in the foregoing clauses (i) through (v), a “Retained Claim”).

Very truly yours,

[NAME]

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ANNEX B

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

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§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

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d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

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(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

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(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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ANNEX C

OPINION OF GREAT AMERICAN GROUP INTELLECTUAL PROPERTY ADVISORS, LLC

C-1

30870 Russell Ranch Rd Suite 250 Westlake Village, CA 91362 Tel: (818) 884-3737

December 16, 2024

NeuroMetrix, Inc.

4b Gill Street

Woburn, MA 02466

Attn: Board of Directors

Ladies and Gentlemen:

The Board of Directors of NeuroMetrix, Inc. (the “Company”) has requested the written opinion of Great American Group Intellectual Property Advisors, LLC (“GA”) as to the fairness, from a financial point of view, to the holders of common stock of NeuroMetrix, Inc. (the “Company”) of the Consideration (as defined below) to be received by such holders in the Transaction (as defined below) (the “Opinion”).

Proposed Transaction

We understand the Company is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) among electroCore, Inc. (“Parent”), Nexus Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, Merger Sub will merge with the Company (the “Transaction”) and each outstanding share of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company will be converted into the right to receive an amount in cash to be determined as set forth in the Merger Agreement (the “Per Share Cash Consideration”) and a contingent value right (“CVR” and, together with the Per Share Cash Consideration, the “Consideration”), which shall represent the right to receive certain contingent payments subject to the terms and conditions set forth in a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into in connection with the Transaction.

Scope of Work

In connection with this Opinion, we made such reviews, analyses and inquiries, as we deemed necessary and appropriate under the circumstances, in each case without any independent verification of the information provided to us by the Company or obtained from another public or private source. Among other things, we have performed the following review and analysis:

1.	Reviewed a draft of the Merger Agreement received by us on December 13, 2024;

2.	Reviewed a draft of the CVR Agreement received by us on December 13, 2024;

3.	Reviewed a draft asset purchase agreement (the “DPNCheck Sale Agreement”) related to the Company’s proposed sale of certain DPNCheck assets to a third party (the “DPNCheck Sale”);

4.	Reviewed financial forecasts prepared by Company management regarding (i) the Per Share Cash Consideration (the “Per Share Cash Projections”) as of March 31, 2025, the date on which Company management estimates the Transaction to close, (ii) the estimated amount and timing of the payments to be made with respect to the CVR (the “CVR Projections”) and (iii) the Company on a stand-alone basis (without giving effect to the Transaction) for the quarters ended December 31, 2024 and March 31, 2025 (the “Company Standalone Projections”);

A division of GA Group | www.gagroup.com	1

5.	Reviewed estimates prepared by Company management regarding the expected realizable value for the Company’s assets in an orderly liquidation of the Company and the remaining amounts estimated to be available upon completion of such liquidation for distribution to the Company’s stockholders (the “Liquidation Analysis”);

6.	Held discussions with Company management regarding the Company and the proposed Transaction; and

7.	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

Limiting Conditions and Disclosures

We have been retained by the Company to provide an opinion to the Board of Directors of the Company as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such holders in the Transaction. We became entitled to receive a fee for such services, all of which was payable upon our retention by the Company and none of which is contingent on the successful completion of the Transaction. In addition, the Company has agreed to indemnify and reimburse us for certain liabilities and expenses that may arise out of our engagement. We and our affiliates may in the future provide financial advisory services to the Company, Parent and their respective affiliates, for which GA or our affiliates may receive compensation.

For purposes of rendering this Opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, or discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. Company management has advised us, and we have assumed with your consent, that (i) the Per Share Cash Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the Per Share Cash Consideration, (ii) the CVR Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the amount and timing of the payments reasonably contemplated to be made with respect to the CVR, (iii) the Company Standalone Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the future financial performance of the Company without giving effect to the Transaction, and (iv) the Liquidation Analysis has been reasonably prepared in good faith on bases reflecting the best currently available estimates of Company management as to the expected realizable value for the Company’s assets in an orderly liquidation of the Company and the remaining amounts estimated to be available upon completion of such liquidation for distribution to the Company’s stockholders. We express no opinion or view as to the Per Share Cash Projections, the CVR Projections, the Company Standalone Projections, the Liquidation Analysis or the respective assumptions on which they are based. We have also assumed that there have been no changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements and other information, financial or otherwise, made available to us that would be material to our analyses or this Opinion, and that there is no information or any facts or developments that would make any of the information reviewed by us inaccurate, incomplete or misleading.

We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, or any of its subsidiaries. We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which the Company is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have assumed, with your consent, that (i) all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction and the DPNCheck Sale will be obtained without any delay or effect on the Company, the Transaction or the DPNCheck Sale that would be material to our analysis or this Opinion; (ii) the representations and warranties made by the parties in the Merger Agreement and the DPNCheck Sale Agreement are accurate and complete in all respects material to our analyses and this Opinion; (iii) each party to the Merger Agreement, the CVR Agreement and the DPNCheck Sale Agreement will perform all of its covenants and obligations thereunder; and (iv) the Transaction and the DPNCheck Sale will be consummated on the terms set forth in the respective drafts of the Merger Agreement, the CVR Agreement and the DPNCheck Sale Agreement identified above, without the waiver or modification of any term or condition the effect of which would be material to our analysis or this Opinion.

A division of GA Group | www.gagroup.com	2

Company management has advised us, and we have assumed with your consent, that: (i) the Company has incurred significant losses since its inception and anticipates that it will continue to incur significant losses for the foreseeable future; (ii) the Company does not expect to achieve profitability prior to the time at which it will exhaust its currently available cash resources; (iii) the Company does not believe that funding will be available to it, will be obtained on terms favorable to it or will provide it with sufficient funds to meet its objectives; (iv) the Company does not plan to raise additional financing; (v) the Company’s failure to conclude the Transaction or an alternative strategic transaction will force it to consider other strategic alternatives such as wind-down and dissolution; (vi) the values the Company receives for its assets in liquidation or dissolution could be significantly lower than the values reflected in the Company’s financial statements; and (vii) any proceeds the holders of Company Common Stock would receive in a liquidation and dissolution of the Company would reasonably expected to be materially less on a per-share basis than the Consideration.

We have not been requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction,

(ii) negotiate the terms of the Transaction, or (iii) advise the Board of Directors, the Company or any other party with respect to alternatives to the Transaction. Our Opinion does not address the underlying business decision of the Board of Directors of the Company or the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any other transactions, strategic alternatives or business strategies that may be available to the Company. Our Opinion does not express any opinion as to any legal, regulatory, tax or accounting matters. Our Opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders of Company Common Stock of the Consideration to be received by such holders in the Transaction. We do not express any view on, and our Opinion does not address, any other term or aspect of the Merger Agreement, the CVR Agreement or any instrument contemplated thereby or entered into or amended in connection with the Transaction, including, without limitation, (i) the fairness of any portion or aspect of the Transaction to the, creditors or other constituencies of the Company (other than to the holders of Company Common Stock as herein provided), or to any other party; (ii) whether the Consideration should be comprised of cash, capital stock, or a combination of both; or (iii) the terms of any financing for the proposed Transaction; (iv) the treatment of, or any consideration to be received for, the preferred stock, par value $0.001 per share, of the Company, whether relative to the Company Common Stock or otherwise; or (v) the DPNCheck Sale. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any other participant in the Transaction, or any class of such persons, relative to the Consideration in the Transaction or otherwise. We are not expressing any view or opinion as to the prices at which the Company Common Stock may trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due.

Our Opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect the conclusion expressed in this Opinion and we assume no responsibility for advising any person of any change in any matter affecting this Opinion or for updating, revising or reaffirming this Opinion based on circumstances, developments or events occurring or coming to our attention after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any member of the Board of Directors of the Company or any holder of Company Common Stock or other interests in the Company should act or vote with respect to such Transaction or any other matter. This Opinion has been approved by a fairness committee of GA in accordance with our customary practice.

A division of GA Group | www.gagroup.com	3

This Opinion is for the information of the Board of Directors of the Company (in its capacity as such) in connection with its consideration of the Transaction and may not be used for any other purpose or by any other party.

GA is not an auditor, accountant, or expert in the preparation of financial statements. Pursuant to this engagement, GA has neither been requested by you to assist, and is not assisting, the Company or its auditors in the preparation of the Company’s financial statements. Furthermore, GA has not been asked by you to advise, and is not advising you or the Company, as to whether the Company’s financial statements comply with applicable accounting or legal requirements including, but not limited to, generally accepted accounting principles.

Conclusion

Based on and subject to the foregoing, GA is of the opinion on the date hereof that the Consideration to be received by the holders of Company Common Stock in the Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Sincerely,

/s/ Great American Group Intellectual Property Advisors, LLC

Great American Group Intellectual Property Advisors, LLC

A division of GA Group | www.gagroup.com	4

NeuroMetrix, Inc.
C/O Georgeson LLC
51 West 52nd Street, 6th Floor,
New York, NY 10019

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VOTE DURING THE SPECIAL MEETING
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on [●], 2025, at [●] Eastern Time.
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Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUROMETRIX, INC. The undersigned, revoking any previous proxies relating to these shares, hereby appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins, in any capacity, with full power of substitution as proxy or proxies of the undersigned, to vote all shares of the Common Stock of NeuroMetrix, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held virtually at the following website: www.meetnow.global/MW9ZQ9A, on [●], 2025, at [●.] (Eastern Time), and any adjournment(s) or postponement(s) thereof. To participate in the Special Meeting, enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Special Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" proposals 1, 2 and 3. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

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NEU_34392_013025
PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

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EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the NeuroMetrix, Inc. Special Meeting of Stockholders to Be Held Virtually on [●], 2025.
The Proxy Statement and Proxy Card for this meeting are available at:
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X

A Proposals **The Board of Directors unanimously recommends you vote "FOR" proposals 1, 2 and 3.**

		FOR	AGAINST	ABSTAIN
1.	Proposal to adopt the Agreement and Plan of Merger, dated December 17, 2024, by and among NeuroMetrix, Inc., electroCore, Inc., and Nexus Merger Sub Inc. (the "Merger Proposal").	☐	☐	☐
2.	Proposal to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers in connection with the consummation of the Merger (the "Compensation Proposal").	☐	☐	☐
3.	Proposal to adjourn the Special Meeting, if necessary, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the "Adjournment Proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

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